As filed with the Securities and Exchange Commission on September 13, 2006
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ADVANCED BIOPHOTONICS INC.
                 (Name of small business issuer in its charter)


        Delaware                         3829                   11-3386214
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
      Organization)

                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                                 (631) 244-8244
          (Address and telephone number of principal executive offices and principal place of business)

                                Denis A. O'Connor
                      President and Chief Executive Officer
                           ADVANCED BIOPHOTONICS INC.
                           125 Wilbur Place, Suite 120
                             Bohemia, New York 11716
                                 (631) 244-8244
            (Name, address and telephone number of agent for service)
                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
   =============================================================================================================================
                                                                             Proposed
                                                                              maximum         Proposed maximum     Amount of
       Title of each class of securities to be          Amount to be       offering price        aggregate        registration
                      registered                       registered(1)         per share (2)     offering price         fee
   -----------------------------------------------------------------------------------------------------------------------------
   Common stock, $.001 par value issuable upon         9,234,942 (3)         $.25            $2,308,735.50         $247.04
   conversion of the secured convertible notes

   -----------------------------------------------------------------------------------------------------------------------------
                                          Total        9,234,942                             $2,308,735.50         $247.04
   =============================================================================================================================


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the low price as reported on the Over-The-Counter Bulletin Board on September 1, 2006, which was $.25 per share.

(3) Includes 30% of our currently outstanding common shares which is a portion of the shares underlying secured convertible notes.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2006

                           ADVANCED BIOPHOTONICS INC.
                               9,234,942 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 9,234,942 shares of our common stock underlying a portion of our secured convertible notes in a principal amount of $3,100,000. The secured convertible notes are convertible into our common stock at a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Although the holders of our notes have the right to require that some, none or all future interest accrued under the notes be paid in the form of shares of our common stock, we have not registered, and the selling stockholders do not propose to sell, any shares of our common stock in this prospectus that the selling stockholders would acquire upon conversion of amounts due to them resulting from future accruals of interest. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ABPH". The last reported low price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 1, 2006, was $.25.

  Investing in these securities involves significant risks. See "Risk Factors"
                              beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is September_____, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Advanced BioPhotonics Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

Cautionary Note Regarding Forward-Looking Statements                         ii
Prospectus Summary                                                            1
Risk Factors                                                                  3
Use Of Proceeds                                                               9
Market For Common Equity And Related Stockholder Matters                      9
Management's Discussion And Analysis Of Financial Condition And
   Results Of Operations                                                     10
Description Of Business                                                      22
Description Of Property                                                      30
Legal Proceedings                                                            30
Management                                                                   32
Executive Compensation                                                       37
Certain Relationships And Related Transactions                               46
Security Ownership Of Certain Beneficial Owners And Management               47
Description Of Securities                                                    49
Commission's Position On Indemnification For Securities Act Liabilities      52
Plan Of Distribution                                                         52
Selling Stockholders                                                         54
Legal Matters                                                                58
Experts                                                                      58
Changes In And Disagreements With Accountants On Accounting
   And Financial Disclosure                                                  58
Available Information                                                        59
Index to Consolidated Financial Statements                                   60

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           ADVANCED BIOPHOTONICS INC.

OUR BUSINESS

We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR(R) system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR(R) system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR(R) uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

We have received FDA Section 510(k) clearance permitting our sale of BioScanIR(R) in the United States that includes the following indication for use: "The device is for adjunctive diagnostic screening for the detection of breast cancer and diseases affecting the blood perfusion or reperfusion of tissue of organs." Since all living tissue perfuses, there are multiple diagnostic screening applications where the system can be utilized under the current clearance. Adjunctive diagnostic screening is a secondary test or procedure used to assist in the diagnosis of disease within an asymptomatic population of patients. The BioScanIR(R) System has also received CE mark approval permitting our sale of BioScanIR(R) in Europe.

We received notice that we were awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. Over the next three years, we intend to build a history of claims submissions using the APC for the use of our system in order to pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

CORPORATE INFORMATION AND HISTORY

We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder Technologies Inc. in consideration for the issuance of a majority of our shares of common stock. OmniCorder was founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders which was held on June 7, 2005.

Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.


                                  THE OFFERING

Common stock offered
  by selling stockholders......     Up to 9,234,942 shares, which is a portion
                                    of the amount underlying secured convertible
                                    notes in the principal amount of
                                    $3,100,000.

                                    This number represents 30.0% of our current outstanding stock.

Common stock to be outstanding
  after the offering...........     Up to 40,018,083 shares

Use of proceeds................     We will not receive any proceeds from the
                                    sale of the common stock. However, we will
                                    receive the sale price of any common stock
                                    we sell to the selling stockholders upon
                                    exercise of the warrants, which we are not
                                    registering in this prospectus. We expect to
                                    use the proceeds received from the exercise
                                    of the warrants, if any, for general working
                                    capital purposes. However, AJW Partners,
                                    LLC, AJW Qualified Partners, LLC, AJW
                                    Offshore, Ltd. and New Millennium Partners
                                    II, LLC will be entitled to exercise up to
                                    3,100,000 warrants on a cashless basis if
                                    the shares of common stock underlying the
                                    warrants are not then registered pursuant to
                                    an effective registration statement. In the
                                    event that AJW Partners, LLC, AJW Qualified
                                    Partners, LLC, AJW Offshore, Ltd., or New
                                    Millennium Partners II, LLC exercise the
                                    warrants on a cashless basis, then we will
                                    not receive any proceeds from the exercise
                                    of those warrants. In addition, we have
                                    received gross proceeds of $3,100,000 from
                                    the sale of the secured convertible notes.
                                    The proceeds received from the sale of the
                                    secured convertible notes will be used to
                                    support our commercialization activities for
                                    our BioScanIR(R) System and for working
                                    capital needs.

Over-The-Counter Bulletin
  Board Symbol.................     ABPH

The above information regarding common stock to be outstanding after the offering is based on 30,783,141 shares of common stock outstanding as of September 1, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

A more detailed description of the terms of the November 2005 Securities Purchase Agreement and all related agreements, and the rights and obligations of the parties with respect thereto, is included in this prospectus under the heading "Selling Stockholders" on page 55.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the years ended December 31, 2005 and 2004, we had net losses attributable to common stockholders of $7,436,576 and $5,093,270, respectively. In the three and six months ended June 30, 2006, we had a net loss attributable to common stockholders of $3,389,594 and $8,336,715, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we may require additional capital commitments during 2006 and 2007 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

WE ARE DEPENDENT ON OUR TECHNOLOGY LICENSE AGREEMENTS WITH THIRD PARTIES WHICH REQUIRE US TO SATISFY OBLIGATIONS TO KEEP THEM EFFECTIVE, AND IF THESE AGREEMENTS ARE TERMINATED, OUR TECHNOLOGY AND OUR BUSINESS WOULD BE SERIOUSLY AND ADVERSELY AFFECTED.

We have entered into important, long-term license agreements with the California Institute of Technology and Michael Anbar, Ph.D. to incorporate their proprietary technologies into our BioScanIR(R) system. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. We cannot give any assurance that sales of products incorporating these technologies will be sufficient to recover the amount of third-party payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or early termination of the respective agreement, which would have a serious adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

WE RELY ENTIRELY ON OUTSIDE MANUFACTURERS FOR OUR KEY COMPONENTS AND CANNOT GUARANTEE THAT THEY WILL NOT HAVE PROLONGED SUPPLY SHORTAGES, RESULTING IN OUR INABILITY TO TIMELY SATISFY CUSTOMER ORDERS.

All of the infrared cameras and other key components utilized in our BioScanIR(R) system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. We cannot give any assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into manufacturing contracts, we face the possibility that the contracts will not be extended or replaced. This could result in our inability to timely satisfy customer orders, and cause us to possibly lose business to alternative providers of diagnostic scanning devices.

WE HAVE NOT FULLY DEVELOPED AN EFFECTIVE INTERNAL SALES FORCE TO MARKET AND SELL THE BIOSCANIR(R) SYSTEM, AND IF WE ARE UNSUCCESSFUL, OUR OVERALL GROWTH WILL BE HAMPERED.

We have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market our BioScanIR(R) system. Our ability to generate revenue from the licensing of our BioScanIR(R) system will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, we cannot give any assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners, which could hamper our overall growth.

WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR PATENTS, PROPRIETARY TECHNOLOGY AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.

Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

EXISTING AND NEWLY-DEVELOPED TECHNOLOGIES MAY COMPETE WITH OUR BIOSCANIR(R) SYSTEM, POTENTIALLY MAKING BIOSCANLR LESS ATTRACTIVE TO PROSPECTIVE CUSTOMERS AND RESULTING IN IT BECOMING NO LONGER IN DEMAND.

We are not aware of any devices currently on the market which will be capable of competing directly with our BioScanIR(R) system, although several new companies are developing technologies aimed at the same market niche as the BioScanIR(R) system, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

We also compete with existing diagnostic alternatives, most notably x-ray mammography, CT, MRI and PET. Significant barriers to our success are posed by these existing alternatives. See "Business -- Competition and Industry."

OUR PRODUCT LIABILITY INSURANCE COVERAGE MAY NOT BE ADEQUATE IN A CATASTROPHIC MEDICAL SITUATION, AND A LARGE CLAIM MAY CAUSE US TO PAY DAMAGES TO THIRD PARTIES AND INCUR BAD PUBLICITY.

The nature of our medical products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, our current annual premiums of approximately $35,000 are expected to increase. We cannot give any assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a serious adverse effect on us, including bad publicity.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION BY THE U.S. FOOD AND DRUG ADMINISTRATION AND OTHER AUTHORITIES ON ALL ASPECTS OF OUR BUSINESS, AND IF WE DO NOT COMPLY WITH THESE REGULATIONS, WE COULD BE PREVENTED FROM MARKETING OUR PRODUCTS.

The U.S. Food and Drug Administration, or FDA, has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a serious adverse effect on us. For more information on how we are impacted by governmental regulation, see "Business - Governmental Regulation."

MEDICARE REIMBURSES PATIENTS FOR THE USE OF OUR BIOSCANIR(R) SYSTEM ON A TEMPORARY BASIS AND, ALTHOUGH WE WILL SEEK PERMANENT COVERAGE AT A HIGHER RATE OF REIMBURSEMENT, THAT PROCESS IS LENGTHY AND COMPLEX, WHICH WILL MAKE OUR PROSPECTS LESS CERTAIN.

Whether a medical procedure involving a medical device is covered by a third-party payor can significantly influence the marketability of that device. Medicare, the federal health insurance program for the aged and disabled, is the single largest third-party payor. Medicare coverage decisions frequently influence private third-party payors. Medicare covers medically necessary therapies, surgery and diagnostic tests. By contrast, Medicare generally does not cover screening tests. However, it does cover a few expressly delineated screening procedures or tests. Thus, by way of example, Medicare covers screening pap smears, screening pelvic examinations, screening tests for early detection of prostate cancer, screening for colorectal cancer and screening mammography for early detection of breast cancer. With respect to breast cancer, mammography is the only screening technique covered by Medicare and the amount of that coverage is set by a free schedule or by the Outpatient Prospective Payment System, depending on where the test is performed.

EFFECTIVE APRIL 1, 2005, WE RECEIVED A TEMPORARY REIMBURSEMENT CODE. WE WILL SEEK PERMANENT MEDICARE COVERAGE OF OUR SYSTEM FOR TREATMENT AND DIAGNOSIS. THE COVERAGE PROCESS IS LENGTHY, COMPLEX AND THE RESULTS ARE UNCERTAIN AND COULD VARY GEOGRAPHICALLY.

Even if BioScanIR(R) were to be covered by Medicare on a permanent basis, the amounts of those payments can be changed by legislative or regulatory actions and by determinations of the fiscal agents for the program. In addition, private payors and the states, under their Medicaid programs for the poor, increasingly are demanding or imposing discounted fee structures. Efforts to impose greater discounts and more stringent cost controls by third-party payors and healthcare providers are expected to continue. Even if Medicare and other third-party payors were to cover procedures involving BioScanIR(R), we cannot be certain that the reimbursement levels will be adequate. We will be seeking a higher level of reimbursement than we received effective April 1, 2005. Our BioScanIR(R) test, like many new medical technologies, does not have sufficient data to determine exactly what APC is appropriate for this service. For this reason, the Center for Medicare and Medicaid Services (CMS) established "New Technology APCs" in 2002. Assignment to a New Technology APC is temporary and last only until enough data is collected to move the service to an established APC. Although there is not preordained period of time, typically this occurs within 36 months of the original assignment.

WE PURCHASE INFRARED CAMERA COMPONENTS IN EUROS, AND THEREFORE OUR COST OF GOODS AND OPERATING MARGINS MAY BE ADVERSELY AFFECTED BY CURRENCY FLUCTUATIONS AND RESULT IN EXCHANGE LOSSES.

We purchase infrared camera components from AEG Infrarot-Module GmbH, a German company, in Euros, which is the prevailing currency of Europe, rather than in U.S. dollars. In fiscal 2003, we paid approximately 44,000 Euros (or $51,583 at then current exchange rates) for camera systems from this supplier. As of December 31, 2005, we committed to purchase approximately 478,000 Euros (or $564,000 at current exchange rates) of camera components from this supplier. As of September 1, 2006, we are committed to purchase approximately 430,500 Euros (or $552,000 at current exchange rates) of camera components from this supplier this year. Accordingly, exchange rate fluctuations in the Euro relative to the U.S. dollar could affect our cost of goods and operating margins and could result in exchange losses. In fiscal 2003, we incurred a small loss resulting from foreign currency transactions, and this loss can be expected to increase with larger component orders. We do not use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates. Our results of operations will be adversely affected if we are unable to mitigate the effects of currency fluctuations in the future.

IF WE FAIL TO ENTER INTO STRATEGIC ALLIANCES WITH LARGE PHARMACEUTICAL COMPANIES, RESEARCH FOUNDATIONS OR GOVERNMENT AGENCIES, OUR BUSINESS MAY GROW SLOWER THAN ANTICIPATED.

In addition to our direct marketing efforts, we are pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies, that have a significant presence in our target markets, can introduce BioScanIR(R) as an accepted technology to industry participants and can bear a portion of the expenses associated with the sales and marketing of our technology. However, we have not yet and we cannot be certain that we will ever enter into any definitive strategic alliance with these companies, foundations and agencies, or that any future strategic alliance will be on terms and conditions that will enable us to generate profits. If we are unsuccessful in obtaining one or more strategic alliances, our business may grow slower than anticipated, and our results of operations may suffer.

OUR ABILITY TO RAISE ADDITIONAL CAPITAL IS UNCERTAIN AND MAY CAUSE US TO CURTAIL OUR OPERATION OR TAKE ACTIONS THAT MAY DILUTE YOUR FINANCIAL INTEREST, IF WE ARE NOT TIMELY IN THESE FUNDING EFFORTS.

We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.

We also contemplate raising funds in the future through public or private financings, or from other sources. We cannot give any assurance that necessary additional financing will be available to us or available on acceptable terms. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.

OUR OFFICERS AND DIRECTORS MAY IN THE FUTURE OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE IN OUR COMPANY WHICH COULD LIMIT THE RIGHTS OF EXISTING OR FUTURE SHAREHOLDERS.

Our executive officers and directors own approximately 47.3% of the outstanding common stock. As a result, these executive officers and directors may in the future control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending our Certificate of Incorporation or other material corporate actions.

               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 12, 2006, we had 33,460,141 shares of common stock issued and 30,783,141 shares outstanding, secured convertible notes outstanding that may be converted into an estimated 33,991,228 shares of common stock at current market prices, inclusive of 6,798,246 shares (which we are not registering in this prospectus) underlying secured convertible notes in the aggregate principal amount of $775,000 issued pursuant to our September 2006 Securities Purchase Agreement, and outstanding warrants to purchase 23,100,000 shares of common stock, inclusive of warrants to purchase 20,000,000 shares of common stock (which we are not registering in this prospectus) underlying warrants issued pursuant to our September 2006 Securities Purchase Agreement. As of September 12, 2006, there were 1,851,423 shares of series A preferred stock convertible into 5,609,812 shares of common stock and 1,333,432 shares of series B preferred stock convertible into 2,026,817 shares of common stock issued and outstanding. Further, as of September 12, 2006, we have the following shares of our common stock underlying outstanding securities: (i) 7,946,057 shares underlying options issued pursuant to our 1998 and 2005 stock option plans, and (ii) 28,850,442 shares underlying stock purchase warrants. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our $3,100,000 secured convertible notes (excluding accrued interest and excluding the shares underlying the secured convertible notes issued pursuant to our September 2006 Securities Purchase Agreement which we are not registering in this prospectus), based on market prices 25%, 50% and 75% below the average of the three lowest intraday prices during the 20 trading days preceding September 12, 2006 of $0.19.

                          % Below Market   Price Per Share   Discount of 40%  Number of Shares Issuable*
                          --------------   ---------------   ---------------   -------------------------
                                 25%         $    .1425         $    .0855              36,257,310
                                 50%         $    .0950         $    .0570              54,385,965
                                 75%         $    .0475         $    .0285             108,771,930



As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In November 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,000,000 principal amount of secured convertible notes. On September 5, 2006 we amended the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes. On September 12, 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $775,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

In connection with the Securities Purchase Agreement we entered into in November 2005 and as amended on September 5, 2006, together with the Securities Purchase Agreement we entered into on September 12, 2006, we executed a Security Agreement and an Intellectual Property Security Agreement on said dates in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

DUE TO THE INDETERMINATE NUMBER OF COMMON SHARES WHICH WE MAY BE REQUIRED TO ISSUE UNDERLYING OUR SECURED CONVERTIBLE NOTES, AND OUR PREVIOUSLY ISSUED CONVERTIBLE INSTRUMENTS, SUCH AS OUR SERIES A AND B CONVERTIBLE PREFERRED STOCK, WARRANTS AND STOCK OPTIONS, WE MAY NOT HAVE ENOUGH AUTHORIZED COMMON SHARES TO HONOR CONVERSION REQUESTS FOR OUR SECURED CONVERTIBLE NOTES OR SELL EQUITY SECURITIES IN FUTURE PERIODS.

In November 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,000,000 principal amount of secured convertible notes. On September 5, 2006 we amended the Securities Purchase Agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes. On September 12, 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $775,000 principal amount of secured convertible notes. The agreements provide that the conversion price of the notes is equal to a 40% discount to the average of the three lowest prices our common stock during the 20 day trading period prior to conversion of the notes. At the present time, the number of shares of common stock that we may need to issue, pursuant to this provision of the agreement, is indeterminate. The potential effect of this provision could cause us not to have enough shares of common stock to honor conversion requests for the notes and our previously issued convertible instruments, such as our Series A and B Convertible Preferred Stock, warrants and non-employee stock options, or have the ability to sell equity securities in future periods.

WE ARE REQUIRED TO PAY LIQUIDATED DAMAGES PURSUANT TO OUR NOVEMBER 2005 REGISTRATION RIGHTS AGREEMENT AS A RESULT OF OUR FAILURE TO HAVE A REGISTRATION STATEMENT DECLARED EFFECTIVE PRIOR TO MARCH 14, 2006, AND THE PAYMENT OF LIQUIDATED DAMAGES WILL RESULT IN DEPLETING OUR WORKING CAPITAL AND WE MAY BE REQUIRED TO SEEK ADDITIONAL FUNDING TO SATISFY SUCH PAYMENT.

Pursuant to the terms of our registration rights agreement entered into in connection with our November 2005 securities purchase agreement, each of which were amended on September 5, 2006, if we did not have a registration statement registering the shares underlying the secured convertible notes and warrants declared effective on or before March 14, 2006, we are obligated to pay liquidated damages in the amount of 2.0% per month of the face amount of the issued and outstanding secured convertible notes, until the registration statement is declared effective. For example, if we are required to pay liquidated damages for the issued and outstanding secured convertible notes on September 1, 2006, we will be required to pay approximately $286,267 (2.0% per month of the $3,100,000 of secured convertible notes outstanding for 6 months). As of the date hereof, the investors have not demanded payment of the liquidated damages. The payment of liquidated damages will result in depleting our working capital and we may be required to seek additional funding to satisfy such payment.

                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. As of September 1, 2006, we have 1,851,423 shares of series A preferred stock and 1,333,432 shares of series B preferred stock convertible. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants, which we are not registering in this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 3,100,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $3,100,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used to support our commercialization activities for our BioScanIR(R) System and for working capital needs.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In September 2000, our common stock became eligible for quotation on the NASD's OTC Bulletin Board under the symbol "PMOS." We changed our corporate name to OmniCorder Technologies, Inc. on February 26, 2004, and our trading symbol became "OMCT." We changed our corporate name to Advanced BioPhotonics Inc. on June 7, 2005, and on June 8, 2005, our trading symbol was changed to "ABPH."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These high and low bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                          Year Ended December 31, 2004:
                          -----------------------------
                          First Quarter                                                  $ 8.50   $ 2.80
                          Second Quarter                                                 $ 4.90   $ 3.25
                          Third Quarter                                                  $ 4.05   $  .75
                          Fourth Quarter                                                 $ 1.60   $  .58

                          Year Ended December 31, 2005:
                          -----------------------------
                          First Quarter                                                  $ 1.10   $  .81
                          Second Quarter                                                 $ 1.00   $  .54
                          Third Quarter                                                  $ 1.04   $  .30
                          Fourth Quarter                                                 $  .40   $  .16

                          Year Ending December 31,2006:
                          -----------------------------
                          First Quarter                                                  $ 0.38   $ 0.17
                          Second Quarter                                                 $ 0.35   $ 0.11
                          Third Quarter (Through September 1, 2006)                      $ 0.37   $ 0.17


Prior to the completion of the recapitalization transaction on December 19, 2003, privately-held OmniCorder's stock was not traded on a public trading market and it had no registered securities outstanding.

HOLDERS

As of September 12, 2006, there were 30,783,141 shares of our common stock outstanding with approximately 213 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). On January 3, 2006 holders of series A preferred stock were issued 301,423 shares of series A preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.206. We inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 117,795 series A preferred dividend shares.



Holders of our series B preferred stock will be entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). On January 3, 2006 holders of series B preferred stock were issued 76,467 shares of series B preferred stock as dividends in-kind. The 10-day volume-weighted average price of our common stock was $0.206. We inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 59,766 series B preferred dividend shares.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o     discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this report beginning on page F-1.

OVERVIEW AND EFFECT OF RECAPITALIZATION TRANSACTION

Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (a publicly-traded company formerly known as Promos, Inc. and then as OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company, in a recapitalization transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business. We were founded in 1997 to acquire, develop and commercialize advanced technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR(R) system, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. For a more complete description of our company and our business, see "Business."

On December 19, 2003, we completed a recapitalization transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in exchange for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock from which gross proceeds of $7,820,405 were received. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

Since the closing of the recapitalization and private placement transactions, the stockholders of OmniCorder owned a majority of the shares of our common stock as a result of the dissolution of OmniCorder. For accounting purposes, OmniCorder was deemed to be the acquirer. The transaction has been accounted for as a recapitalization of the company. Since we had no significant business activities prior to the recapitalization transaction and our promotional products business was sold to one of our former directors concurrently with the recapitalization transaction, no goodwill or other intangibles arose from the recapitalization transaction. In addition, since our future business will be solely that of OmniCorder and the former OmniCorder stockholders now control us, all information described below will be that of OmniCorder as if OmniCorder had been the registrant for all accounting periods presented. The audited financial information in this annual report is also that of OmniCorder prior to the date of the recapitalization transaction, as it provides the most relevant information about us on a continuing basis.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

For presentation purposes, we are considered to be a "development stage enterprise" in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." Our primary activities since inception have been the research and development of our technology, negotiating strategic alliances and other agreements, and raising capital. We have not commercialized any of our products, and as a result we have not generated any significant revenues from operations. We believe that we will generate revenues from the sale of licenses, user fees and sales of our BioScanIR(R) system to provider networks to use its cancer screening and vascular disease diagnosis technology in the United States, Europe and Asia. However, we cannot give any assurance that we will be able to generate any revenues.

We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes."

SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we believe that, based upon currently available objective evidence, it is more likely than not that the deferred tax asset will be realized.

We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

We account for options and warrants issued to employees in accordance with FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation." Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment", ("SFAS 123 (R) "), using the modified-prospective-transition method. Prior to January 1, 2006, the Company's stock-based employee compensation plans were accounted for under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation, ("SFAS No. 123"). Except for one employee who's stock option grant had intrinsic value, the Company did not recognize stock-based compensation cost in its statement of operations for periods prior to January 1, 2006 as all other options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The compensation cost is measured on the date of the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

On October 26, 2005, our Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the our stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to our President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of our common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable us to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in our consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by our President).

In November 2005 we entered into a securities purchase agreement for $4,000,000 of convertible notes and warrants exercisable into 4,000,000 shares of common stock. (See Note 7 and Note 5 of the accompanying annual financial statements and quarterly financial statements, respectively). On September5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside of our control and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. As a result the convertible notes are recorded on a residual value basis. The resulting discount is accreted through the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares we might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments we reclassified these instruments from equity to a liability based on their fair values on November 14, 2005.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. Actual period close common stock prices, applicable volatility rates and the period close risk free interest rate for the instruments expected remaining life are the key assumptions used in the Black Scholes valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the year ended December 31, 2005 and for the period ended June 30, 2006 we recorded a charge of $323,189 and $5,928,114, respectively as a result of the change in fair value of these derivative instruments.

We have no off-balance sheet arrangements or liabilities, and none are planned.

Discussion of Financial Condition, Changes in Financial Condition and Results of Operations and Management's Liquidity Plans

We have a deficit accumulated during the development stage, which commenced on February 7, 1997 (inception) and through June 30, 2006, in the amount of $30,602,321. The accumulated loss resulted principally from costs incurred in developing our business plan, acquiring licenses for our technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 8 to Financial Statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005, we received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of our common stock and warrants. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

On December 14, 2004, we completed a private placement of 1,550,000 shares of its Series A convertible preferred stock and issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of our common stock at an exercise price of $1.10 per share which expire December 14, 2009. We received gross proceeds of $1,550,000 in the private placement. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering the warrant exercise price was reduced to $0.50 per share. At July 25, 2006 every 1 share of series A preferred stock held can be converted into 2.94 shares of common stock for a total of 5,443,184 shares of common stock. At September 12, 2006 every 1 share of series A preferred stock held can be converted into 3.03 shares of common stock for a total of 5,609,812 shares of common stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, we issued additional five year warrants to purchase 1,550,000 shares of our common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. We could receive an additional $1,395,000 if all of the warrants issued to the Series A stockholders are exercised though there is no assurance these warrants will be exercised. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at our option, additional shares of series A convertible preferred stock. On January 3, 2006, we issued 301,423 shares of series A convertible preferred stocks as in-kind dividends to the holders of series A preferred stock on the dividend record date of December 15, 2005. We inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates and thereafter we will issue an aggregate of 117,795 series A preferred dividend shares.

On August 10, 2005, we consummated a subscription rights offering to our existing stockholders. We distributed to holders of our common stock transferable subscription rights to purchase shares of our newly-created series B convertible preferred stock. We issued the subscription rights at the current rate of one right for approximately 4.33 shares of our common stock held on the record date of July 1, 2005, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107 on the record date. Each subscription right represented the right to purchase one share of newly-created series B preferred stock. Stockholders that purchased shares of our series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of our common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. At the closing of the subscription rights offering on August 10, 2005,we received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. The warrants have an exercise price of $0.75 per share. And will expire August 10, 2010. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at our option, additional shares of series B convertible preferred stock. As of July 25, 2006, every 1 share of series B preferred stock converts into 1.47 shares of common stock for a total of 1,960,145 shares of common stock. At September 12, 2006, every 1 share of series B preferred stock converts into 1.52 shares of common stock for a total of 2,026,817 shares of common stock. As of June 30, 2006, 150,902 shares of series B convertible stock were converted into 165,034 shares of our common stock. On January 3, 2006, we issued 76,467 shares of series B convertible preferred stock as in-kind dividends in to the holders of series B preferred stock on the dividend record date of December 15, 2005. We inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates and thereafter we will issue an aggregate of 59,766 series B preferred dividend shares. We could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised. We incurred legal and accounting fees in connection with the rights offering totaling approximately $212,000.


On September 23, 2005, we signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce us to prospective investors with respect to an offering of issuance of any security by us, in private placement or series of private placements. Axiom agreed to introduce to us, only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. We agreed that for each introduced investor that completes a transaction with us, we shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by us which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of our common stock as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction
(ii) terminated by either party on 30 days prior written notice to the other party or (iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that we shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by us.

On November 14, 2005, we entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 5, Securities Purchase Agreement, of the accompanying condensed financial statements for the period ended June 30, 2006).

As of July 25, 2006, the Purchasers have provided us $3,100,000 of the $4,000,000. On September 5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

On September 12, 2006, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $775,000 in secured convertible notes and
(ii) warrants to purchase 20,000,000 shares of the Company's common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide the Company with the funds as follows:

o     $275,000 was disbursed on September 12, 2006;
o     $250,000 will be disbursed on October 3, 2006 and
o     $250,000 will be disbursed on November 3, 2006.

The proceeds of the offering will be used support our commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the Initial Market Price which is $0.30, we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

We reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside our control. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The secured convertible debentures will be recorded at the residual value of these instruments. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method. In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of our common stock and the detachable warrants are valued using the Black Scholes valuation model. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the company and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock.

The proceeds of the offering are being used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of its assets and intellectual property. We were required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006 but it has not yet been declared effective. If the registration statement is not declared effective within 120 days from November 14, 2005 or if we fail to maintain effectiveness of the registration statement, then we will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the convertible debentures in shares or cash. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we will be required to pay liquidated damages in shares or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest. As of September 1, 2006, we have accrued $286,267 in liquidated damages.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. There can be no assurance to how many, if any, of these warrants will be exercised.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or un-matured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in its name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about us and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Pursuant to the amended Finder's Fee Agreement, between us and Axiom, Axiom will earn a finders fee of $201,500 in cash of which $65,000 was paid on each November 16, 2005 and January 6, 2006, $39,000 was paid on May 12, 2006, $32,500 was paid on August 1, 2006. In addition, Axiom received five year warrants to purchase shares of our common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005 and 395,310 were granted on January 6, 2006, 173,580 were granted May 10, 2006 and 133,776 were granted July 25, 2006 (see Note 6 of the accompanying condensed financial statements for the period ended June 30, 2006). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants were issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche and the 1st and 2nd advance of the third tranche, respectively.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. (see
Note 6 of the accompanying condensed financial statements).

The BioScanIR(R) System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. Our approved labeling permits it to market the BioScanIR(R) system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold or leased at some time in the future. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. On November 1, 2005, we delivered the new cancer therapy monitoring configuration of our BioScanIR(R) System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials began in the second quarter of 2005. In the 1st quarter of 2006, we entered into a pilot site agreement with Yale University School of Medicine. Yale began to conduct clinical trials using our BioScanIR(R) System, together with its proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will use our BioScanIR(R) System and DIRI(R) software to collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. The clinical trial at Yale will build upon earlier work done at the University of Geneva in reconstructive surgery. In June 2006 we entered into a pilot site agreement with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). On August 2, 2006, we entered into a Pilot Site Research Agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. We delivered our BioScanIR(R) System to BIDMC in August 2006. Under the clinical trial protocol, HUP, Dartmouth and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial being conducted at Yale, HUP Dartmouth and BIDMC is expected to be completed by the end of the 3rd quarter 2006. As of September 1, 2006, we had five fully functional prototype or commercial units installed in various U.S. medical institutions for testing and evaluation.

We have committed to purchase infrared camera components from AEG
Infrarot-Module GmbH for approximately (euro) 430,500, or $552,000 as of September 1, 2006. These components utilize QWIP technology. We have the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

As of June 30, 2006, we had cash balances and working capital deficit of $296,879 and $1,044,781, respectively and total stockholders' deficiency of $11,306,248. At September 1, 2006, we have approximately $190,000 in cash balances.

Management estimates that it will require additional cash resources during 2006, based upon its current operating plan and condition. We are currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

Revenue Model

We believe that initial revenues will come primarily from the sale of the BioScanIR(R) system to customers for use in reconstructive surgery applications as well as cancer therapy monitoring and / or drug discovery. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR(R) systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR(R) system. Even if the initial source of revenue is the sale of the BioScanIR(R) system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

As we expand our efforts into other applications we will evaluate our revenue model options. For example, in the diagnostic/screening market we believe that an operating lease for the equipment or a fee per use model could be more appropriate. In this model, revenues may be generated through a combination of several elements including a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. Further, we believe that a fee per use model may be more appropriate for physician office-based diagnostic and screening applications to minimize capital equipment purchase barriers.

We are presently in the development stage and will adopt revenue recognition accounting policies that are reflective of our business model at the time we begin to generate each type of revenue.

For a discussion of the accounting policies we intend to employ with respect to revenue recognition, inventory and capitalized costs, refer to the "Summary of Significant Accounting Policies-Basis of Presentation" in the Notes to our Financial Statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2005. Based upon the circumstances at the time, we will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to our business practices, including licensing, lease/rental, and outright sale. Since we have not generated any significant revenues to date, our expected revenue model may change as market conditions dictate.

Results of Operations

Three Months Ended June 30, 2006 as Compared to Three Months Ended June 30, 2005

The following represents a summary of the results of operations for the three months ended June 30, 2006 and 2005:

                                                                                  June 30, 2006  June 30, 2005
                                                                                  -------------  -------------
                                                                                   (Unaudited)   (Unaudited)
                OPERATING EXPENSES
                Research and development                                           $    302,483  $    352,627
                Selling, general and administrative                                     479,198       807,942
                                                                                   ------------  ------------
                Total Operating Expenses                                                781,681     1,160,569
                                                                                   ------------  ------------
                Operating Loss                                                         (781,681)   (1,160,569)
                Change in fair value of non-employee stock options,  warrants,
                and conversion options                                                2,422,877            --
                Registration rights penalties                                           109,333            --
                                                                                   ------------  ------------
                Interest and other (income) expenses, net                                50,156        (1,044)
                Net Loss                                                             (3,364,047)   (1,159,525)
                Accumulated Dividend on Series A Convertible Preferred Stock             15,500        15,500
                Accumulated Dividend on Series B Convertible Preferred Stock             10,047            --
                                                                                    -----------   -----------
                Net loss attributable to common stockholders- basic and diluted     $(3,389,594)  $(1,175,025)
                                                                                    ===========   ===========
                Basic and diluted net loss per share                                $     (0.11)  $     (0.04)
                                                                                    ===========   ===========
                Weighted average number of shares outstanding                        30,735,540    30,038,140
                                                                                    ===========   ===========

Net Loss. We had a net loss of $3,364,047 and $1,159,525 for the three months ended June 30, 2006 and 2005, respectively. The net loss attributable to common stockholders increased by $2,214,569 to $3,389,594 for the three months ended June 30, 2006 from $1,175,025 for the three months ended June 30, 2005. For the period ended June 30, 2006, this included $15,500 and $10,047 of accumulated dividends on our series A and B convertible preferred stock payable in cash or, at our option, additional shares of Series A and Series B convertible preferred stock, respectively. We have been a development stage enterprise and have had a cumulative net loss of $30,602,321 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003, the December 14, 2004 private placement the proceeds of the August 10, 2005 proprietary rights offering and the November 14, 2005 Securities Purchase Agreement, which has enabled us to continue product development, conduct clinical trials, build our administrative organization and promote the sales and marketing of BioScanIR(R) System.

The loss for the period ended June 30, 2006 included a $2,422,844 charge for the change in of the fair value of the embedded conversion option of our convertible debenture and preferred stock, outstanding warrants, and non-employee options. We used the Black Scholes Valuation model to determine the fair value of the conversion option of our preferred stock, warrants and non employee option. We used the intrinsic value method to determine the fair value of the conversion option of our convertible debenture as the conversion price is at a 40% discount to current market prices of our common stock on conversion dates. The significant assumptions used include the actual period closing price of our common stock, applicable volatility rates remaining contractual life and the period close risk free interest rate for the instruments remaining contractual life.

Research and Development Expenses. Research and development expense decreased by $50,144 to $302,483 from $352,627 three months ended June 30, 2006 as compared to the three months ended June 30, 2005. Cash proceeds from private placements in 2003 and 2004, the proprietary rights offering and the securities purchase agreement in 2005 provided the funding for these activities. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

Significant components of the research and development activity for the three months ended June 30, 2006 as compared to the three months ended June 30, 2005 were:

Technical salaries and consulting expense decreased by $25,029 to $124,374 from $149,403 attributable to a reduction of approximately $19,000 in research and development consulting fees. Recruitment expense decreased $18,134 to $18,231 for the three months ended June 30, 2006 from $36,365 for the three months ended June 30, 2005.

Expenses for materials used in research and development and pilot site support increased by $28,881 to $67,988 for the three months ended June 30, 2006 from $39,107 for the three months ended June 30, 2005 as we continue our product development. Part of the increase is attributable is to the $45,000 paid to an outside consulting firm to perform our quality, regulatory and clinical service in the three months ended June 30, 2006. Patent expenses decreased by $33,155 to $6,524 from $39,679 for the three months ended June 30, 2006 compared to the three months ended June 30, 2005. In the three months ended June 2006 there were no new patents filed compared to two new patents filed in the three months ended June 2005.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $328,744 to $479,198 from $807,942 for the three months ended June 30, 2006 as compared to the three months ended June 30, 2005.

Significant components of the decrease for the three months ended June 30, 2006 as compared to the three months ended June 30, 2005 were:

Consulting expenses decreased $219,037 to $94,695 for the three months ended June 30, 2006 from $313,732 for the three months ended June 30, 2005. In June 2005 we granted to our outside Board of Directors restricted stock with the fair value of $198,000 on the date of grant in partial payment for their 2005 year of service. There was no restricted stock granted to the outside directors in 2006.

Administrative and business development payroll expenses decreased $153,185 to $118,224 for the three months ended June 30, 2006 from $271,409 for the three months ended June 30, 2005. Most of the decrease is attributable to reduction in administrative salaries to adjust for the over accrual for deferred officer's salaries of $134,632.

Our legal fees decreased $65,063 to $23,400 for the three months ended June 30, 2006 from $88,463 for the three months ended June 30, 2005 while our accounting fees increased $38,236 to $59,253 for the three months ended June 30, 2006 from $21,017 for the three months ended June 30, 2005.

In the three months ended June 30, 2006, investor relations expenses increased $19,803 to $36,244 compared to $16,441 for the three months ended June 30, 2005. The increase was primarily due to the investor relations company we hired. In addition, in December 2005 we hired a public relations company which increased our marketing expense $18,334 to $19,729 for the three months ended June 30, 2006 from $1,395 for the three months ended June 30, 2005. Financing costs were $41,957 for the three months ended June 30, 2006 compared to $0 for the three months ended June 30, 2005. The increase is attributable to the Securities Purchase Agreement we entered into on November 14, 2005.

Six Months Ended June 30, 2006 as Compared to Six Months Ended June 30, 2005

The following represents a summary of the results of operations for the six months ended June 30, 2006 and 2005:

                                                                                  June 30, 2006  June 30, 2005
                                                                                  -------------  -------------
                                                                                   (Unaudited)    (Unaudited)
                OPERATING EXPENSES
                Research and development                                          $     641,916  $ 1,012,085
                                                                                  -------------  ------------
                Selling, general and administrative                                   1,462,073    1,722,075
                                                                                  -------------  ------------
                Total Operating Expenses                                              2,103,989    2,734,160
                                                                                  -------------  ------------
                Operating Loss                                                      (2, 103,989)  (2,734,160)
                Change in fair value of non-employee stock options, warrants,
                  and conversion options                                              5,928,114           --
                                                                                  -------------  ------------
                Registration rights penalties                                           109,333           --
                Interest and other (income) expenses, net                               142,916        (3,053)
                                                                                  -------------  ------------
                Net Loss                                                             (8,284,352)   (2,731,107)
                Accumulated Dividend on Series A Convertible Preferred Stock             31,000        33,593
                Accumulated Dividend on Series B Convertible Preferred Stock             21,363           --
                Net loss attributable to common stockholders- basic and diluted   $  (8,336,715) $ (2,764,690)
                                                                                  =============  ============
                Basic and diluted net loss per share                              $       (0.27) $      (0.09)
                                                                                  =============  ============
                Weighted average number of shares outstanding                        30,654,103    29,872,627
                                                                                  =============  ============


Net Loss. We had a net loss of $8,284,352 and $2,731,107 for the six months ended June 30, 2006 and 2005, respectively. The net loss attributable to common stockholders increased by $5,572,025 to $8,336,715 for the six months ended June 30, 2006 from $2,764,690 for the six months ended June 30, 2005. For the period ended June 30, 2006, this included $31,000 and $21,363 of accumulated dividends on our series A and B convertible preferred stock payable in cash or, at our option, additional shares of Series A and Series B convertible preferred stock, respectively. We have been a development stage enterprise and have had a cumulative net loss of $30,602,321 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003, the December 14, 2004 private placement the proceeds of the August 10, 2005 proprietary rights offering and the November 14, 2005 Securities Purchase Agreement, which has enabled us to continue product development, conduct clinical trials, build our administrative organization and promote the sales and marketing of BioScanIR(R) System.

The loss for the six month period ended June 30, 2006 included a $5,928,114 charge for the change in of the fair value of the embedded conversion option of our convertible debenture and preferred stock, outstanding warrants, and non-employee options. We used the Black Scholes Valuation model to determine the fair value of the conversion option of our preferred stock, warrants and non employee option. We used the intrinsic value method to determine the fair value of the conversion option of our convertible debenture as the conversion price is at a 40% discount to current market prices of our common stock on conversion dates. The significant assumptions used include the actual period closing price of our common stock, applicable volatility rates remaining contractual life and the period close risk free interest rate for the instruments remaining contractual life.

Research and Development Expenses. Research and development expense decreased by $370,169 to $641,916 from $1,012,085, for the six months ended June 30, 2006 as compared to the six months ended June 30, 2005. Cash proceeds from private placements in 2003 and 2004, the proprietary rights offering and the securities purchase agreement in 2005 provided the funding for these activities. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

Significant components of the research and development activity for the six months ended June 30, 2006 as compared to the six months ended June 30, 2005 were:

Technical salaries and consulting expense decreased by $300,074 to $238,802 from $538,876 attributable to a stock grant issued to a consultant in the six months ended June 30, 2005 with a fair value of $212,500 and a decrease in our product development support staff. Less employees in the six months ended June 30, 2006 attributed to the decrease in business travel and entertainment by $7,922 to $47,740 from $55,662. Recruitment expense decreased $36,083 to $54,354 for the six months ended June 30, 2006 from $90,457 for the six months ended June 30, 2005.

Expenses for materials used in research and development and pilot site support increased by $84,156 to $159,160 for the six months ended June 30, 2006 from $75,004 for the six months ended June 30, 2005 as we continue our product development. In the last quarter of 2005, we hired an outside consulting firm to perform our quality, regulatory and clinical service. During the six months ended June 30, 2006 we paid $90,000 to the consulting firm compared to $0 during the six months ended June 30, 2005. Patent expenses decreased by $81,115 to $15,545 from $96,660 for the six months ended June 30, 2006 compared to the six months ended June 30, 2005. There were four new patent applications filed in 2005 compared none filed in 2006.

Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by $260,002 to $1,462,073 from $1,722,075 for the six months ended June 30, 2006 as compared to the six months ended June 30, 2005.

Significant components of the decrease for the six months ended June 30, 2006 as compared to the six months ended June 30, 2005 were:

Consulting expenses decreased $337,405 to $186,788 for the six months ended June 30, 2006 from $524,183 for the six months ended June 30, 2005. The decrease was attributable to the termination of the management consulting team that we hired in the interim period before hiring our new CEO, the termination of our International Business Development consultant and not granting our outside directors restricted stock in 2005. We recognized compensation expense of $258,630 for the six months ended June 30, 2006 for stock options granted to our outside directors and employee under the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment", ("SFAS 123)"). We did not recognize stock-based compensation cost in our statement of operations prior to January 1, 2006.

Administrative and business development payroll expenses decreased $110,757 to $415,959 for the six months ended June 30, 2006 from $526,716 for the six months ended June 30, 2005. Most of the decrease is attributable to reduction in administrative salaries to adjust for the over accrual for deferred officer's salaries of $134,632.

Our legal fees decreased $261,837 to $43,607 for the six months ended June 30, 2006 from $305,444 for the six months ended June 30, 2005 attributable to the settlement of an arbitration proceeding with our former CEO and litigation investigation with our former CFO and the changing of legal firms in 2006. Accounting fees increased $32,090 to $128,221 for the six months ended June 30, 2006 from $96,131 for the six months ended June 30, 2005.

Financing costs increased $36,577 to $76,077 for the six months ended June 30, 2006 from $39,500 for the six months ended June 30, 2005. The increase is related to the Securities Purchase Agreement we entered into on November 14, 2005. In the six months ended June 30, 2006, investor relations expenses increased $84,627 to $113,722 compared to $29,095 for the six months ended June 30, 2005. The increase was primarily due to the $61,750 fair value of a stock grant awarded to the investor relations company we hired. We hired a public relations company in December of 2005 which increased our marketing expense $18,677 to $41,725 for the six months ended June 30, 2006 from $23,048 for the six months ended June 30, 2005.

YEAR ENDED DECEMBER 31, 2005 AS COMPARED TO YEAR ENDED DECEMBER 31, 2004

The following represents a summary of the results of operations for the years ended December 31, 2005 and 2004:

                                                                                      For the Years Ended
                                                                                         December 31,
                                                                                  ----------------------------
                                                                                       2005            2004
                                                                                  ------------    ------------
                   DEVELOPMENT REVENUES                                           $          0    $     69,800
                   DEVELOPMENT COSTS                                                         0          20,000
                                                                                  ------------    ------------
                       Gross Profit                                                          0          49,800
                                                                                  ------------    ------------
              OPERATING EXPENSES
                   Research and development                                          1,898,015       1,413,194
                   Selling, general and administrative                               3,538,032       3,288,844
                                                                                  ------------    ------------
                       Total Operating Expenses                                      5,436,047       4,702,038
                                                                                  ------------    ------------
                       Operating Loss                                               (5,436,047)     (4,652,238)
                       Change in fair value of warrants and conversion options         323,189              --
                       Interest and other (income) expenses, net                        22,257         (17,089)
                                                                                  ------------    ------------
                       Net Loss                                                     (5,781,493)     (4,635,149)
                                                                                  ------------    ------------
                   Series A Convertible Preferred Stock beneficial conversion
                   feature                                                             703,128         458,121
                   Series B Convertible Preferred Stock beneficial conversion
                   feature                                                             420,258              --
                   Deemed Dividend on issuance of additional Series A                  449,500              --
                   Convertible Preferred Stock warrants
                   Accumulated Dividend on Series A Convertible Preferred Stock         64,583              --
                   Accumulated Dividend on Series B Convertible Preferred Stock         17,614              --
                                                                                  ------------    ------------
                       Net loss attributable to common stockholders- basic and
                       diluted                                                    $ (7,436,576)   $ (5,093,270)
                                                                                  ============    ============
                       Basic and diluted net loss per share                       $      (0.25)   $      (0.17)
                                                                                  ============    ============
                       Weighted average number of shares outstanding                30,107,408      29,584,357
                                                                                  ============    ============


Net Loss. The net loss for the year ended December 31, 2005 as compared to the net loss for the year ended December 31, 2004 increased by $1,146,344 from $4,635,149 to $5,781,493. The net loss attributable to common stockholders increased by $2,343,306 from $5,093,270 to $7,436,576. This included in 2005 a non-cash charge of $703,128 and $420,258 associated with the sale of our series A and series B convertible preferred stock, respectively. The charge measures the difference between the relative fair value of the series A and series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. Also, included in the year ended December 31, 2005 was a $449,500 deemed dividend for issuance of additional warrants to the holders of our series A convertible preferred stock. As more fully described below, we have been a development stage enterprise and have had a cumulative net loss of $22,317,969 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003, the December 14, 2004 private placement and more recently the proceeds of the August 10, 2005 proprietary rights offering and the November 14, 2005 Securities Purchase Agreement, which has enabled us to continue product development, conduct clinical trials, build our administrative organization and promote the sales and marketing of BioScanIR(R) System.

Development Revenues. There was $0 in revenue for the year ended December 31, 2005 as compared to $69,800 revenues for the year ended December 31, 2004. In fiscal year 2004 we had a research and development contract with the Department of Defense. We are still a development stage enterprise.

Development Costs. There was $0 in development costs for the year ended December 31, 2005 as compared to $20,000 costs for the year ended December 31, 2004.

Research and Development Expenses. Research and development expense increased by $484,821, to $1,898,015 from $1,413,194, for the year ended December 31, 2005 as compared to the year ended December 31, 2004 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR(R) technology, purchases materials and components for development and expand our facilities. Cash proceeds from private placements in 2003 and 2004, the proprietary rights offering and the securities purchase agreement in 2005 provided the funding for these activities. Refer to the Statement of Stockholders Equity included in the accompanying financial statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

Significant components of the increase for the year ended December 31, 2005 as compared to December 31, 2004 were:

Salaries and consulting expense increased by $200,211 to $791,636 from $591,425. The increase was attributable to a stock grant of 250,000 restricted common shares given to a consultant who is also one of our founders, as a result of an settlement agreement in February 2005. The fair value of the grant was $212,000. Recruitment expense increased by $50,239 to $91,375 from $41,136. A significant part of the increase is attributable to the recruiting fees for our general counsel. Business auto and travel and entertainment decreased by $84,211 to $77,351 from $161,562 due to less international travel to our pilot sites for training and evaluation of equipment. The decrease in international travel contributed to the $9,820 decrease in telephone expenses for the year ended December 31, 2005 to $39,821 from $49,641 incurred for the year ended December 31, 2004. For the year ended December 31, 2005, there was a decrease in office expense, printing and reproduction costs of $52,242 to $20,955 from $73,197 for the year ended December 31, 2004. In 2005, there was a decrease in the reproducing of industry reports. In May 2004, we signed a new lease for additional office space as our staff increased. This resulted in an increase of $29,062 for rent and utility expenses for the year ended December 31, 2005 to $84,209 from $55,147 for the year ended December 31, 2004.

Expenses related to research and development decreased by $6,058 to $177,014 for the year ended December 31, 2005 from $183,072 in the year ended December 31, 2004. In 2005 we purchased $87,371 less in materials to upgrade and build new BioScanIR(R) systems and expensed $81,313 more to give financial support some of our pilot sites for conducting clinical trials. During the year ended December 31, 2005 patent expenses increased by $58,304 to $120,674 from $62,370 in the year ended December 31, 2004 attributable to three new patent applications filed in 2005.

We incurred $333,000 in license and permit costs for the year ended December 31, 2005 compared to $12,616 expensed for the year ended December 31, 2004, an increase of $320,384 - most of which was due to the accrual for the Lockheed Martin settlement and release. See Note 11, Litigation in the accompanying annual financial statements.

Selling, General and Administrative Expenses (SG&A) Selling, general and administrative expenses increased by $249,188 to $3,538,032 from $3,288,844 for the year ended December 31, 2005 as compared to the year ended December 31, 2004. A significant component of the increase for the year ended December 31, 2005 as compared to year ended December 31, 2004 was a non cash charge recorded of $600,000 for the fair value of warrants issued to Trilogy Capital Partners. On November 17, 2005, Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release us of all prior agreements and understandings between Trilogy and us. We paid Trilogy $30,000 and accrued $90,000 related to this settlement as of December 31, 2005 with $44,000 allocated to the recovery of the warrants. See Note 2, Management Liquidity in the accompanying annual financial statements.

Effective December 19, 2004, we became a public company. In 2004 legal and accounting costs were higher as we enhanced our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. For the year ended 2005, accounting, legal and consultants for Sarbanes-Oxley compliance decreased $239,237 to $601,573 from $840,810 for the year ended December 31, 2004. In fiscal 2005, Business development consulting fees increased by $256,411 to $394,719 from $138,308 for the year ended December 31, 2004. A significant portion of the increase is attributable to the $200,000 we paid our former President and Chief Executive Officer as part of the consulting agreement we entered into on March 9, 2005in settlement of an arbitration proceeding. See
Note 12, Related Party Transactions in the accompanying financial statements. For the year ended December 31, 2005 Administrative consulting fees increased $175,236 to $228,830 from $53,594 for the year ended December 31, 2004. Most of the increase was due to a non cash expense of $196,000 for the fair value of the stock granted to our outside Board of Directors for their 2005 year of service. Sales and marketing consultant expense decreased $114,626 to $65,728 in fiscal 2005 from $180,354 for the year ended December 31, 2004. The decrease is attributable to the reduction of international sales consultants in 2005 as we focused on completing clinical trials before commercialization.

For the year ended December 31, 2005, investor relations expenses including rent paid for our New York City location was $49,542 compared to $136,419 for the year ended December 31, 2004. The $86,877 decrease is due to vacating the New York City space on February 28, 2005 and in 2005 we did not have an investment research report prepared as was conducted in 2004 for $35,000. We incurred $47,306 in expenses for marketing costs and meetings and seminars during the year ended December 31, 2005 compared to $176,492 during the year ended December 31, 2004. The $129,186 decrease in fiscal 2005 was due in part to the reduction of management seminars attended by personnel in fiscal 2004.

For the year ended December 31, 2005, financing costs were $125,107 compared to $0 for the year ended December 31, 2004 as we searched for additional financing to support operations and commercialization strategy for the BioScanIR(R).

Insurance increased by $18,693 to $240,754 for the year ended December 31, 2005 from $222,061 for the year ended December 31, 2004. The premium for Directors and Officers Insurance accounted for most of the increased expense. In the year ended December 31, 2005, we decreased personnel in sales, marketing and administration, decreasing payroll and payroll related expenses by $400,460 to $976,407 from $1,376,867.

Depreciation and Amortization Expense. Depreciation and amortization expense, which is included in the results of operations, approximated $133,000 and $145,000 for the years ended December 31, 2005 and 2004, respectively. This primarily reflected depreciation expense associated with BioScanIR(R) equipment installed in various clinics and hospitals for use in clinical trials, computer and development tools.

Income Taxes. No income taxes were recorded for either of the years ended December 31, 2005 and 2004. As of December 31, 2005 and 2004, we had net operating loss carryforwards of approximately $19,483,000 and $13,636,000. A full valuation allowance has been provided against the deferred tax asset of $8,187,000 and $5,854,000 as of December 31, 2005 and 2004, respectively, in the accompanying financial statements.

LIQUIDITY AND CAPITAL RESOURCES

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through June 30, 2006 of $30,602,321 and cash flows used in operating activities during the development stage of $15,512,328. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 6 of the accompanying interim financial statements, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.
On December 14, 2004, the Company received gross proceeds of $1,550,000 in a completed a private placement of 1,550,000 shares of its Series A convertible preferred stock. The Company issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering, the warrant exercise price was reduced to $0.50 per share. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company could receive an additional $1,395,000 if all of the warrants issued to the investors in the December 2004 private placement are exercised. There can be no assurance as to how many warrants will be exercised.


On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. The warrants have an exercise price of $0.75 per share and will expire August 10, 2010. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised.


On September 23, 2005 the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company, only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or
(iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 5, Securities Purchase Agreement in the accompanying financial statements. On September 5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

The purchasers provided us with the funds as follows:

o     $1,000,000 was disbursed on November 15, 2005;

o     $1,000,000 was disbursed on January 4, 2006; and

o     $600,000 was disbursed on May 10, 2006; and

o     $500,000 was disbursed on July 24, 2006.

The proceeds of the offering will be used to support our commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006 April 7, 2006, June 5, 2006 and June 30, 2006 but has not yet been declared effective. If the registration statement is not declared effective within 120 days from November 14, 2005 or if the Company fails to maintain effectiveness of the registration statement, then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the convertible debentures in shares or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005 the purchasers received 1,000,000 warrants, January 4, 2006 the purchasers received 1,000,000 warrants, on May 10, 2006 the purchasers received 600,000 warrants, and on July 25, 2006 the purchasers received 500,000 warrants. There can be no assurance to how many, if any, of these warrants will be exercised.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in its name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $201,500 in cash of which $65,000 was paid on November 16, 2005, $65,000 was paid on January 6, 2006, $39,000 was paid on May 12, 2006 and $32,500 was paid on August 1, 2006. In addition, Axiom has received five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005, 395,310 were granted on January 6, 2006, 173,580 were granted on May 10, 2006, and 133,776 were granted July 25, 2006. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche and the 1st and final advance of the third tranche, respectively.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. See
Note 6 in the accompanying financial statements.

As of December 31, 2005, we had cash balances and working capital deficit of $868,363 and $670,083, respectively and total stockholders' deficit of $3,410,241. As of June 30, 2006, the Company had cash balances and working capital deficit of $296,879 and $1,044,781, respectively and total stockholders' deficiency of $11,306,248. At September 1, 2006, we had approximately $190,000 in cash balances.

We estimate that we will require additional cash resources in 2006, based upon our current operating plans and condition. We are currently investigating financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions acceptable to us. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and our ability to roll out our BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern. Operations used cash of $3,509,807 for the year ended December 31, 2005 compared to $4,427,238 used for the year ended December 31, 2004 and $1,756,621 for the six months ended June 30, 2006 compared to $1,892,734 used for the six months ended June 30, 2005 as we further developed our technology for commercialization and in support of clinical trials, technical and administrative staff and expenses.

The BioScanIR(R) system has received FDA Section 510(k) clearance permitting its sale in the US, and CE mark approval permitting its sale in Europe. We have designed and implemented manufacturing systems and procedures to be ISO 9000, FDA CFR 21 and EC MDD Directive 93/42 EEC compliant. We estimate that our build cycle approximates 120 days from the date of receipt of a firm order to shipment date.

We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold or leased at some time in the future. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. On November 1, 2005, we delivered the new cancer therapy monitoring configuration of our BioScanIR(R) System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials began in the second quarter of 2005. In the 1st quarter of 2006, we entered into a pilot site agreement with Yale University School of Medicine. Yale began to conduct clinical trials using our BioScanIR(R) System, together with its proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will use our BioScanIR(R) System and DIRI(R) software to collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. The clinical trial at Yale will build upon earlier work done at the University of Geneva in reconstructive surgery. In June 2006 we entered into a pilot site agreement with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). In August 2006 we entered into a pilot site agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. Under the clinical trial protocol, HUP, Dartmouth, and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial being conducted at Yale, HUP, Dartmouth and BIDMC is expected to be completed by the end of the 3rd quarter 2006. As of September 1, 2006, we had five fully functional prototype or commercial units installed in various U.S. medical institutions for testing and evaluation.

We have committed to purchase infrared camera components from AEG
Infrarot-Module GmbH for approximately $552,000 (430,500 euros) as of September 1, 2006. These systems and components utilize QWIP technology, for which we are the exclusive licensee.

We do not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for us on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" (FAS 143), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. We do not expect that adoption of FIN 47 will have a significant effect on its condensed financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 will have a material effect on its condensed financial position or results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. The adoption of the Issue may have an impact on our financial position and its results of operations in future periods. upon issuance of new and currently outstanding convertible securities.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on our condensed financial position or results of operations.

In September 2005, the FASB ratified the EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our consolidated financial position or results of operations in future periods.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. We are currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"), which amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. We are currently evaluating the effect that adopting this statement will have on our financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

                                    BUSINESS

OVERVIEW

We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR(R) system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR(R) system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR(R) uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

We have received FDA Section 510(k) clearance permitting our sale of BioScanIR(R) in the United States that includes the following indication for use: "The device is for adjunctive diagnostic screening for the detection of breast cancer and diseases affecting the blood perfusion or reperfusion of tissue of organs." Since all living tissue perfuses, there are multiple diagnostic screening applications where the system can be utilized under the current clearance. Adjunctive diagnostic screening is a secondary test or procedure used to assist in the diagnosis of disease within an asymptomatic population of patients. The BioScanIR(R) System has also received CE mark approval permitting our sale of BioScanIR(R) in Europe.

We received notice that we were awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. Over the next three years, we intend to build a history of claims submissions using the APC for the use of our system in order to pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

CORPORATE INFORMATION AND HISTORY

We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

In December 2004, we completed a private placement of 1,550,000 shares of our series A convertible preferred stock. We received gross proceeds of $1,500,000 from this offering and issued 465,000 five-year warrants to purchase 465,000 shares of our common stock.

On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our Board of Directors on March 7, 2005.

On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005,

In August 2005, we consummated a subscription rights offering to our existing stockholders. At the closing of the subscription rights offering on August 10, 2005, we received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock.

On November 14, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. On September5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. The proceeds of the offering will be used support our commercialization activities for its BioScanIR(R) System and for working capital.

We filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission on December 23, 2005 pursuant to which a majority of our stockholders have approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 200,000,000 shares. We filed an amendment for the increased authorized common shares to the certificate of incorporation with the state of Delaware on February 1, 2006.

Effective December 31, 2005, several of our directors, including, Chairman of the Board Hon. Joseph A. Lisa, George Benedict, Gordon Lenz and Robert Loy, voluntarily resigned their positions from our Board of Directors pursuant to the our long term strategic plan to reorganize and restructure our Board of Directors reducing its size to seven members. There was no disagreement or dispute between Messrs. Lisa, Benedict, Lenz and Loy and us which led to their resignation. Director William J. Wagner will act as Lead Director through the upcoming 2006 Annual Meeting of Stockholders.

Mr. Anthony Lombardo, a director of privately-held OmniCorder since August 2003, and member of the our Board of Directors since January 2004 informed the Company that he would not stand for re-election at its annual stockholder meeting June 26, 2006. There was no disagreement or dispute between us and Mr. Lombardo. Effective June 26, 2006, James Wavle was elected to our Board of Directors.

Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

INTRODUCTION TO TECHNOLOGY

Our lead product, the BioScanIR(R) system, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR(R) system measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

The basic principle behind the unit is the precise, rapid and repeatable measurements of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, no contrast agent and with no source of outside radiation, such as x-rays.

The medical usefulness of this information is a function of how accurately and quickly it can be acquired and the data processed. The BioScanIR(R) uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP. Using the QWIP sensor technology and our proprietary methods, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR(R) system and processed to provide precise information about subtle changes in blood perfusion that are caused by diseases.

The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR(R) can detect. Similar periodic changes are driven by other mechanisms in the body designed to maintain homeostasis. For example, a periodic change in blood perfusion is driven by the autonomic nervous system intended to maintain precise core body temperature. These types of changes are subtle and require precise instrumentation and complex data processing. We believe the ability to measure these changes provides the ability to detect disease.

As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's presence and activity.

In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR(R) system also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR(R) system is highly functional in the operating room environment. In surgical applications, BioScanIR(R) can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

RESEARCH AND DEVELOPMENT

In the third quarter 2005, we entered into a research agreement with the Research Foundation of the State University of New York, a nonprofit, educational corporation acting on behalf of Stony Brook University and the Center for Biotechnology, a New York State Center for Advanced Technology. The project will investigate the use of our DIRI(R) method of Dynamic Infrared Imaging Technology in cancer drug discovery as well as in adjunctive diagnosis of breast cancer. Adjunctive diagnostic screening is a secondary test or procedure used to assist in the diagnosis of disease within an asymptomatic population of patients. To conduct this research, the University Medical Center at Stony Brook will employ the our BioScanIR(R) System, a functional medical imaging modality that provides a fast, non-invasive, radiation free method for detecting diseases that affect blood perfusion. The project will potentially be expanded into several other applications including perforator vessel localization for reconstructive surgery, intra-operative neurosurgery, and cancer therapy monitoring (breast cancer, melanoma, etc.). The research will be carried out by Dr. Terry Button an Associate Professor in the Department of Biomedical Engineering and Radiology at Stony Brook University. The agreement can be continued for a period of up to five years.

We also have an agreement, described below under "Licensing Agreement - CalTech License Agreement," with NASA's Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology.

The sensitivity of the product's detector technology, the speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold that makes the BioScanIR(R) system's diagnostic process possible. Research and development expenditures were $1,898,015 and $1,413,194 in the years ended December 31, 2005 and 2004, respectively.

PATENTS AND INTELLECTUAL PROPERTY

The BioScanIR(R) system detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented QWIP sensor technology provided under exclusive license for specific biomedical applications to us by the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program). The sensor is more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our research and development team.

We use both the sensor and the method patents in the infrared biomedical imaging field either through direct ownership or exclusive, worldwide licenses. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of six issued and ten pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. We believe that none of these patents are "material" patents (i.e. if any of these patents were invalidated, we could continue to make our product without any changes). We also hold registered trademarks on several product names and logos, including BioScanIR(R) and DIRI(R).

LICENSING AGREEMENTS

Through our exclusive licensing agreement, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR(R) system is based. Our principal agreement is summarized below.

CalTech License Agreement. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, known as CalTech. Pursuant to this agreement, we obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain issued and pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of the:

o     Jet Propulsion Laboratory;

o     Center for Space Microelectronics Technology;

o     NASA Office of Space Access and Technology; and

o     Ballistic Missile Defense Organization/Innovative Science and Technology
      Office.

Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted flux or induced florescence from tissue, organs or organ systems for the generation of images of temperature, emissivity, fluorescence or the modulation of regional temperature for commercial medical and veterinary applications, including related commercial devices for research, clinical trials and forensic applications. Under defined circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. As of March 21, 2006 we are current with our royalty payments to CalTech. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of royalties. The license from CalTech does not expire other than as a result of a breach of the license by us, but following the expiration of the last of the patents that are the subject of the license, the license becomes non-exclusive and royalty-free. The patents that are the subject of the license agreement expire in October 2018.

Lockheed Martin License Agreement. In September 1998, we entered into a license agreement with Lockheed Martin Corporation pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time we entered into the license agreement with Lockheed, we believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech.

In order to maintain the exclusivity of the license, we were required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, we agreed to pay Lockheed certain minimum royalties. We also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and we have not utilized the EQWIP technology licensed from Lockheed and, therefore, believed that the license was no longer exclusive and that no minimum or other royalties were due to Lockheed. Lockheed, however, believed that royalties were due and had demanded payment. See "Legal Proceedings." On January 30, 2006, we paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 as part of a settlement agreement and mutual release dated January 18, 2006 which terminates the exclusive license and definitive contract and releases us from any and all claims, demands and obligations. We do not believe that the termination of the license granted under this agreement with Lockheed will have a significant impact on us.

Anbar License Agreement. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we acquired the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR(R) analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar, who currently owns approximately 3.5% of our outstanding shares of common stock, a royalty of $300 for each commercial BioScanIR(R) system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015.

Effective February 1, 2005, we have entered into a new two year consulting agreement with Dr. Anbar, which provides for Dr. Anbar to advise management on the optimization of our technology. As part of this agreement, we will acquire one patent on complimentary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide, support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We have obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the mental stress effects involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

AEG Infrarot-Module GmbH. Our primary supplier for BioScanIR(R) camera components is AEG Infrarot-Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non-exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has granted us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.

We have committed to purchase infrared camera systems and components from AEG for approximately U.S. $552,000 (430,500 euros) as of September 1, 2006. These cameras represent the most current technology and replace our order for previous generation units. These systems and components utilize QWIP technology, for which we are the exclusive licensee.

POTENTIAL STRATEGIC ALLIANCES

As part of our marketing efforts, we intend to pursue strategic alliances with large pharmaceutical companies, research foundations and government agencies. We are awaiting definitive clinical trial results in our breast cancer therapy monitoring application, before pursuing such alliances. Since our previous disclosure concerning these trials, we have no further progress to report.

PRODUCT OVERVIEW

How the BioScanIR(R) System Works. During the BioScanIR(R) examination, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body in a 20 second scan. The BioScanIR(R) system consists of two modules:

o     Data Acquisition - the QWIP camera and positioning system

o     Data Processing - proprietary software and hardware

The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. For more information on this instrument, see "Manufacturing" below. The data collected by the instrument are analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.

The BioScanIR(R) provides important medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR(R) does not require contrast agents and does not emit potentially damaging radiation.

We received the Frost & Sullivan's "2005 Medical Imaging in Cancer & Vascular Disease Diagnostics Product Leadership of the Year Award" for developing the BioScanIR(R) System. The award not only recognizes the innovative technology behind the product but also its strong market potential. We did not solicit or apply for the 2005 Product Leadership of the Year Award in the field of medical imaging for cancer and vascular diseases diagnosis. Frost & Sullivan does not accept applications or solicitations for the award. Best Practices research is used so that Frost & Sullivan may remain unbiased and grant the award based on their research and measurement criteria.

COMMERCIALIZATION STRATEGY

Pilot Program. We have completed clinical studies of the BioScanIR(R) technology in several market segments over the last several years, and we continue a non-revenue generating pilot programs at prestigious medical centers. The BioScanIR(R) has been clinically tested at Harvard's Dana-Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our pilot program sites have included Pasadena's Huntington Memorial Hospital (neurosurgery), the University of Geneva, Switzerland (reconstructive surgery), the University of Leipzig in Germany (heart surgery), the Heidelberg Cancer Research Center in Germany (cancer therapy), the University of Bergamo Hospital in Italy (brain surgery), the Milan Tumor Institute, Italy (breast cancer detection) and the Karolinska Institute, Sweden (multiple applications).

We shipped the BioScanIR(R) to the Cleveland Clinic, Ohio (breast cancer therapy monitoring), where26the breast cancer therapy monitoring trial began in June 2005 and will continue until June 2006. The results from the first five patients from that trial have been submitted by the doctors at Cleveland Clinic to the American Society of Clinical Oncology for a potential presentation at the 2006 annual conference. Due to the limited sample size of five patients, the results are promising, but not definitive. Patients continue to be enrolled in the trial and further results will be released as the trial continues.

In the first quarter of 2006, we entered into a pilot site agreement with Yale University School of Medicine's Department of Surgery. Yale began to conduct clinical trials using the BioScanIR(R) System, together with our proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. In the second quarter of 2006 we entered into pilot site agreements with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). In August 2006 we entered into a pilot site agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. Under the clinical trial protocol, HUP, Dartmouth and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial conducted at Yale, HUP and Dartmouth build upon an earlier study done at the University of Geneva in Switzerland in reconstructive surgery and is expected to be completed by the end of the third quarter 2006.

Our studies completed through December 2005 served to validate our basic technology. Our pilot program has already produced what we believe to be positive results based on feedback from physicians, technicians and patients.

As part of our rollout strategy, we intend to establish new pilot installations, with the goal of validating a commercially viable product in specific application areas, further demonstrating the efficacy of the BioScanIR(R) system and developing a future revenue stream.

o Addressable Markets and Revenue Opportunities. We continue to build a persuasive base of successful clinical studies and published papers through the successful conclusion of pilot studies in reconstructive surgery and in order to begin the rollout of our BioScanIR(R) system. According to Medtech Insight's December 2002 report entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CTs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are:

                   CT Scans:                      57.5 million

                   MRIs:                          29.5 million

                   PETs (nuclear medicine):       34.5 million

                   X-rays:                         711 million

                   Ultra-sounds:                   204 million

The installed United States base of larger machines is approximately 15,000 units (8,100 CT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR(R)'s attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR(R) is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.

The estimated $4 billion market for therapy/drug development includes cancer research and development, vascular research and development, and cancer and vascular clinical trials. According to a 2003 report by the Pharmaceutical Research and Manufacturers Association, there are approximately 400 drugs under development for the treatment of cancer. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR(R) system. The drug discovery, development and approval process lasts, on average, 74 months, according to a 2003 report by The Tufts Center for the Study of Drug Development, and the average drug costs $802 million to develop and bring to market. Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and cost of drug development is of interest to biopharmaceutical companies. The BioScanIR(R) system is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

The estimated $7 billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

If we are successful in penetrating our initial targeted markets, we are planning a second phase of our business strategy to address the estimated $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, as well as diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease. We believe that the BioScanIR(R) system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, method of detection in each of these areas.

With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR(R) as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR(R) as the standard of care in cancer detection and screening.

Currently, the BioScanIR(R) system has only been approved for adjunctive diagnostic screening An adjunctive diagnostic screening examination is a test performed in conjunction with, but not as a replacement for, a primary screening examination in some a subset of the non-symptomatic population being screened, where the secondary screening test (adjunctive diagnostic screening exam) may further indicate the potential of the disease. The results can only be used in conjunction with the primary screening test. Final confirmation of disease is still determined by further diagnostic procedures. A primary screening examination is a test performed to indicate the presence of disease in a non-symptomatic population of patients who may be at statistical risk of developing the disease. Positive screening findings are usually confirmed or ruled out by further diagnostic procedures. Future plans for the second phase of our business strategy would require us to file a new 510K for FDA clearance to broaden our scope of use of the system in detection and screening.

Initial sales will be handled by a small internal sales marketing team. We do not intend to build-out a full-scale internal sales and marketing force. Once the product adoption begins to accelerate, our strategy will be to establish marketing partnerships with medical device and/or biotechnology companies with a strong presence in each of the multiple segments of the market.

Revenue Model. We believe that initial revenues will come primarily from the sale of the BioScanIR(R) system to customers for use in surgical applications. We believe our second target market will be cancer therapy monitoring and/or drug discovery applications. Other customers such as imaging research organizations may purchase BioScanIR(R) systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve an operating lease for the equipment or a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR(R) system. Even if the initial source of revenue is the sale of the BioScanIR(R) system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

As we expand our efforts into other applications we will evaluate our revenue model options. For example, in the diagnostic/screening market we believe that an operating lease for the equipment or a fee per use model could be more appropriate. In this model, revenues may be generated through a combination of several elements including a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. Further, we believe that a fee per use model may be more appropriate for physician office-based diagnostic and screening applications tominimize capital equipment purchase barriers.

Sales and Marketing. Given the significant overall market size - there are thousands of prospective installation sites and millions of potential screenings
- we believe there will be significant demand for our BioScanIR(R) system. According to industry data, there are approximately 5,800 hospitals (2005 annual survey included in AHA Hospital Statistic, 2006 Edition), 11,100 freestanding ambulatory surgical centers and other outpatient care clinics (2002 U.S. Census, Report release October 2004), and 16,000 skilled nursing homes (American Association of Homes and Services for the Aging) in the United States.

As we broaden the distribution of our systems throughout our target applications markets, we will likely rely upon the establishment of channel partners in certain markets. Channel partners will perform the primary sales and marketing functions for our systems. We expect that we may have different channel partners for different applications. Channel partners could include distributors (on a regional, national, multinational, or even global basis), manufacturers of medical equipment (OEM relationship), manufacturer's representative organizations, drug companies who market our system to physicians and hospitals as part of their drug's protocol for patient treatment, or other interested parties that can bring a strategy channel value to our company. To support these channel partners, we do envision adding a limited set of our own sales and customer support resources wherever appropriate globally.

Clinical Studies and Efficacy. The BioScanIR(R) system has been clinically tested for a variety of applications at leading institutions. We have conducted clinical testing of our BioScanIR(R) technology in our initial target market segments over a seven-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units have been at the Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), the Karolinska Institute (skin cancer, wound healing), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Instituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). A BioScanIR(R) system is situated in the Cleveland Clinic (neoadjuvant breast chemotherapy), where clinical trials began in the second quarter of 2005 and are expected to continue through June 2006. The results from the first five patients from that trial have been submitted by the doctors at Cleveland Clinic to the American Society of Clinical Oncology for a potential presentation at the 2006 annual conference. Due to the limited sample size of five patients, the results are promising, but not definitive. Patients shall continue to be enrolled in the trial and further results will be released as the trial continues. In the first quarter of 2006 we shipped the BioScanIR(R) system to Yale University School of Medicine's Department of Surgery. Yale began to conduct clinical trials using the BioScanIR(R) System, together with our proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. In the second quarter of 2006 we entered into pilot site agreements with the Hospital of the University of Pennsylvania's Department of Surgery ("HUP") and The Dartmouth-Hitchcock Medical Center and Dartmouth Medical School Department of Surgery ("Dartmouth"). In August 2006 we entered into a pilot site agreement with Beth Israel Deaconess Medical Center (BIDMC), a teaching hospital of Harvard Medical School. Under the clinical trial protocol, HUP, Dartmouth and BIDMC will be conducting the same clinical trial as Yale in the plastic and reconstructive surgery application. This multi-center clinical trial conducted at Yale, HUP, Dartmouth, and BIDMC build upon an earlier study done at the University of Geneva in Switzerland in reconstructive surgery and is expected to be completed by the end of the third quarter 2006. In the fourth quarter 2005, we shipped the BioScanIR(R) System to the Research Foundation of the State University of New York, a nonprofit, educational corporation acting on behalf of Stony Brook University and the Center for Biotechnology, a New York State Center for Advanced Technology. The project will investigate the use of our DIRI(R) method of dynamic infrared imaging technology in cancer drug discovery as well as in adjunctive diagnosis of breast cancer. The project will potentially be expanded into several other applications including perforator vessel localization for reconstructive surgery, intra-operative neurosurgery, and cancer therapy monitoring (breast cancer, melanoma, etc.). The research can be continued for a period of up to five years.

Additional beta site pilot studies in the USA are planned. All of our published testing results were reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process. Leading physicians have documented the clinical efficacy of the BioScanIR(R) in key peer-reviewed publications.

In 2005 the BioScanIR(R) system and technology was presented at several conferences in the United States and Europe. In March 2005, we were invited to do a poster presentation at the Biomedical Imaging research Opportunities Workshop 3 in Bethesda, Maryland. In September 2005, in Leuven, Belgium at the 9th European Conference of Scientists and Plastic Surgeons, the doctors involved in our pilot site study at HUG-Hopitaux Universitaires de Geneve did an oral presentation, "Dynamic Infrared Imaging: a new tool in flap perfusion monitoring". The same doctors presented an E poster on Dynamic Infrared Imaging in Plastic Surgery at the Annual Congress of the American Society of Plastic Surgery, in September 2005 in Chicago, and an oral presentation Dynamic Infrared Imaging and Applications in Plastic Surgery at the Annual Congress of the Suisse Society of Plastic Surgery, 30 September - 1 October 2005, in Bienne, Switzerland. In October 2005, we did a poster presentation "Novel Intra-operative Non-invasive Functional Assessment Tool" at the Congress of Neurological Surgeons 55th Annual Meeting in Boston MA. In December 2005, a poster presentation, "Dynamic Infrared Imaging to Monitor Response to Primary Systemic Therapy", was presented by doctors at Cleveland Clinic at the 28th Annual San Antonio Breast Cancer Symposium (SABCS 2005), in San Antonio, TX.

A study completed in the first quarter of 2002 by neurosurgeons at the Mayo Clinic and published in the December 2002 Journal of Neurosurgery Volume 97, Number 6 described the BioScanIR(R) system as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR(R) system. In the most recent peer reviewed publication entitled "Dynamic Infrared Image of Newly Diagnosed Malignant Lymphoma Compared with Gallium-67 and Fluorine-18 Fluorodeoxyglucose (FDG) Positron Emission Tomography
(PET)," researchers from Harvard's Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR(R) system with that of PET imaging for applications involving cancer treatment.

Regulatory Affairs and Milestones. We believe that we have sufficient regulatory clearance to execute our initial business plan in the United States and Europe. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR(R) service as an adjunctive method to detect breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue and organs that included the following indication for use: "The device is for adjunctive diagnostic screening for the detection of breast cancer and diseases affecting the blood perfusion or reperfusion of tissue of organs." Since all living tissue perfuses, there are multiple diagnostic screening applications where the system can be utilized under the current clearance. In August 2003, we received "CE mark" clearance that permits us to market our BioScanIR(R) throughout the European Union. For more information about how governmental regulation affects our business, see "Governmental Regulation" below.

We intend to file a supplemental FDA Section 510(k) filing for the validation of the BioScanIR(R) measurement capabilities for its use in reconstructive surgery applications. We believe that this supplemental filing will validate our clinical capabilities in this surgical application and create a potential barrier to entry.

COMPETITION AND INDUSTRY

Product Feature Comparisons and Competitive Advantages. Compared to other imaging modalities such as CTs, MRIs and PETs, the BioScanIR(R) exhibits lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. The basis for our belief that BioScanIR(R) is a lower cost per procedure when compared to other imaging modalities such as CTs, MRIs and PETs is set forth under the heading "Product Overview" on page 26 of this prospectus. The BioScanIR(R) examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the BioScanIR(R) system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response.

GOVERNMENTAL REGULATION

FDA Regulation. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA. Remedies available to the FDA for violations of the laws that it enforces include, but are not limited to, (i) sending the violating company a warning letter, (ii) conducting a compliance audit, (iii) conducting a worldwide recall of the violating product, or (iv) closing the violating company down. This is not intended to be an exhaustive list, but rather a sample of some of the FDA's enforcement options.

Classification of Medical Devices. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR(R) system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

Changes in Approved Devices. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

Good Manufacturing Practices and Reporting. The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

Current Regulatory Status. The FDA found that the BioScanIR(R) system was substantially equivalent to an existing legally marketed device, thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR(R) System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

Reimbursement by Third-Party Payors. Most purchasers of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the BioScanIR(R) system are likely to affect the use of this device. Use of the BioScanIR(R) System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor.

New technologies can receive a special temporary reimbursement code (a New Technology Ambulatory Procedure Code, or APC) provided by Medicare that allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology, or CPT code. We received notice that we have been awarded an APC code effective April 1, 2005 for usage of our system in providing the service, "dynamic infrared blood perfusion imaging." Our BioScanIR(R) test, like many new medical technologies, does not have sufficient data to determine exactly what APC is appropriate for this service. For this reason, the Center for Medicare and Medicaid Services (CMS) established "New Technology APCs" in 2002. Assignment to a New Technology APC is temporary and last only until enough data is collected to move the service to an established APC. Although there is not preordained period of time, typically this occurs within 36 months of the original assignment. A critical element of our efforts over the next two years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

MANUFACTURING

We subcontract the manufacturing of components for our BioScanIR(R) system to several third parties. We provide the manufacturing specifications for all of these components. Incoming components are tested and assembled, and the final units are retested, before being shipped to customers. We believe that our manufacturing environment is compliant with FDA GMP and ISO 9001. The BioScanIR(R) is UL-certified.

EMPLOYEES

As of September 1, 2006, we had a total of 8 full-time employees, 2 part-time employees and 5 additional outside consultants (part-time). Together, approximately 10 of these individuals are engaged in technology, research and product development, and 7 in management and finance. We have never experienced a work stoppage and believe our employee relations are very good.

                             DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 125 Wilbur Place, Suite 120, Bohemia, New York, in approximately 6,550 square feet of space occupied under a lease with a monthly rental rate of approximately $5,000 that expires in November 2009.

                                LEGAL PROCEEDINGS

In September 1998, we entered into a license agreement with Lockheed Martin Corporation, pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech. We have not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised us that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by us pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified us that, in its view, we were in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. We have responded to Lockheed that, among other reasons, no sums are due to Lockheed by us, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although we believed that we have no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed could have determined to pursue its claims through litigation, creating the possibility that we could have incurred substantial costs and expenses, including legal and other professional fees, in connection with such litigation. On January 30, 2006, we entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector technology that we entered into with Lockheed on September 29, 1998 ("License Agreement") and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that we entered into with Lockheed on June 24, 1998 (the "Definitive Contract"). Under the terms of the Settlement Agreement we agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and we also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from us, at any time prior to December 28, 2015, one share of our common stock for $0.65 per share. In consideration for this settlement payment, Lockheed has agreed to release us and terminate all prior agreements and understandings between us and Lockheed, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, we agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. We do not believe that the agreement to not use EQWIP technology will have a significant impact our business.

On March 8, 2003, our former Chief Financial Officer filed a declaratory judgment action against us in the U.S. District Court for the District of New Jersey. The complaint alleges that while serving as both a director and Chief Financial Officer, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, our motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. We moved to dismiss the deferred salary claim based on an arbitration provision in the plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, we moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the court denied our motion, but allowed us to renew our motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties have completed discovery and a final pretrial conference was held on August 17, 2005. On June 5, 2006 we entered into a Settlement and Release Agreement ("Agreement") with our former Chief Financial Officer. The Agreement disposes of and resolves all disputes, claims, issues and differences between us.

The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. ("Settlement Amount"). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal. (b) the sum of $70,000 shall be paid to counsel for the former CFO either, in our sole and exclusive discretion, as one payment to be made within five business days upon completion of any single financing received by us of $1,400,000 of gross proceeds or more or, in the event of our receipt of financing of less than $1,400,000 of gross proceeds, in multiple payments based upon a percentage, calculated by dividing the amount of the interim funding by the total financing amount of $2,000,000 and multiplying that percentage by $100,000 and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth
(15th) of each month, beginning no sooner than thirty (30) days after completion of the second settlement payment or the date of the final payment of the $70,000 referenced above.

On December 22, 2004, our former President and Chief Executive Officer Mark A. Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1.0 million but not exceeding $5.0 million. Mr. Fauci is a director and significant stockholder of our company.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. In 2005, we paid $240,000 to Mr. Fauci of which $200,000 was for one year consulting as per agreement and $40,000 for the deferred accrued salary. As of June 30, 2006 we paid Mr. Fauci in aggregate $300,000 as part of his consulting agreement. We owe Mr. Fauci $150,000 for the second year of this agreement. As of June 30, 2006, we have paid Mr. Fauci in aggregate $100,000 as part of the payout schedule for his deferred officer's salary and currently owe him $525,000.

Except as set forth above we are not a party to any other pending or threatened legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth information about our executive officers, key employees and directors as of September 1, 2006, several of whom joined us following the closing of the recapitalization transaction in December 2003 and several of whom previously served as executive officers or directors of privately-held OmniCorder.

                    Name                            Age   Position
                    -----------------------------   ---   ------------------------------------------------
                    Denis A. O'Connor               53    Director and President and Chief Executive Officer
                    Kevin J. Healy                  44    General Counsel
                    Robert P. Ellis                 55    Senior Vice President, Business Development
                    David Wright                    44    Vice President - Operations
                    Marek Pawlowski, Ph.D.          57    Vice President - Product Development
                    Celia I. Schiffner              50    Controller
                    Mark A. Fauci                   46    Director
                    Joseph T. Casey                 74    Director
                    Michael A. Davis, M.D., D.Sc.   63    Director
                    Jed Schutz                      46    Director
                    William J. Wagner               55    Director
                    James Wavle                     64    Director


The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

Denis A. O'Connor - President and Chief Executive Officer and Director. Mr. O'Connor joined us on March 23, 2005 as President and Chief Executive Officer and as a member of our Board of Directors and Executive Committee of the Board of Directors. Mr. O'Connor recently resigned from DOBI Medical International, Inc., a publicly-traded company focused on breast imaging technology, where he was responsible for the commercial leadership of the business. He had joined DOBI Medical in December 2003 as Senior Vice President - Sales and Marketing. On February 28, 2005, Mr. O'Connor tendered his resignation as DOBI Medical's Senior Vice President, Sales, Marketing and Service, effective March 11, 2005. Mr. O'Connor has held senior management positions at Philips Medical Systems, Sony Medical Systems and Lockheed Martin Medical Systems. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. From July 2000 to May 2003, Mr. O'Connor was Chairman and Chief Executive Officer of Advanced Imaging Technologies, Inc., a medical imaging company. Mr. O'Connor received an M.B.A. from New York University's Stern School of Business and a B.S. in Computer Science and Business Administration from the City College of New York. He is also a graduate of Columbia University School of Radiological Technology, from which he received his certification in Radiologic Technology.

Kevin J. Healy - General Counsel. Mr. Healy joined our company in June 2005 as General Counsel. Mr. Healy had been Corporate Counsel to Vishay Intertechnology's General Semiconductor Division since November 2001. From November 1997 to November 2001 he was with General Semiconductor, Inc., where he served as Assistant General Counsel handling all corporate legal matters. Mr. Healy holds a Master of Business Administration from Dowling College School of Business, a Juris Doctor from St. John's University School of Law and a B.A. degree from University at Albany. Mr. Healy is admitted to the New Jersey Bar, the District of Columbia Bar, and the United States District Court, District of New Jersey.

Robert P. Ellis - Senior Vice President - Business Development. Mr. Ellis joined our company in January 2006. Prior to joining Advanced BioPhotonics Inc., since March 2005, Mr. Ellis had been Vice President of Marketing, Sales and Service of DOBI Medical International, Inc., a publicly traded company specializing in breast imaging technology. From January 2004 to July 2005 he was the Director of Business Development at DOBI Medical. From December 2001 to January 2004 he served as General Manager of Business Development at Sony Electronics supporting Medical, Education, and Security Business Application Systems. From 1996 to 2001 he served as the General Manager of Sales and Marketing for the Sony Medical Systems Group.

David Wright - Vice President of Operations. Mr. Wright joined our company in May 2006. From May 2004 to May 2006, he had been Director of Service for DOBI Medical International, Inc., a publicly traded company specializing in breast imaging technology. From August, 2000 to April, 2004 he served various roles at Swissray America, including Director of Service, Director of IT and Director of Technical Operations. Previously, over the last 20 years, Mr. Wright has held positions in medical imaging operations with such companies as Toshiba Medical Systems and Fonar Corporation. Mr. Wright Received a Bachelors of Science in Electrical Engineering from New York Institute of Technology.

Marek Pawlowski, Ph.D. - Vice President - Product Development. Dr. Pawlowski has worked with our company since November 2002. He became our Vice President -- Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in statistics, linear algebra, digital filters and signal processing.

Celia I. Schiffner - Controller. Ms. Schiffner joined our company in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St Joseph's College.

Mark A. Fauci - Director. Mr. Fauci is our founder and has, since privately-held OmniCorder's incorporation in 1997, served as a director. He served as our President and Chief Executive Officer since privately-held OmniCorder's incorporation until December 2004. Mr. Fauci signed a two year consulting agreement with our company. Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

Jed Schutz - Director. Mr. Schutz had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of the Board of Directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. He is the Chairman of the Board of Campusfood.com, Inc., a company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

Joseph T. Casey - Director. Mr. Casey became a member of our Board of Directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., an aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman, Chief Financial Officer and Director of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He was a director of Pressure Systems, Inc. from October 1997 through September 2004, a director and member of the Audit and Compliance Committee of UNOVA, Inc. from September 1998 through May 2005, and a director of Baker Hughes Incorporated from 1996 through 2003. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

Michael A. Davis, M.D., D.Sc. - Director. Dr. Davis has been a member of our Board of Directors since December 14, 2004. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

William J. Wagner - Director. Mr. Wagner became a member of our Board of Directors in January 2004. Mr. Wagner is a member of the Executive Committee of the Board of Directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

James Wavle - Director. Mr. Wavle became a member of our Board of Directors in June 2006. Mr. Wavle has more than thirty-five years of experience in the health care field, serving in senior management positions since 1974. He has operational experience in both a large pharmaceutical company and a major biotechnology firm. Since 2004, Mr. Wavle has been a member of the Board of Directors of Polymerix Corporation, a privately-held, development stage medical device and specialty pharmaceutical company utilizing therapeutic polymer technology. From 1997 to 2003, he served as Chairman, President & CEO of Therics, Inc., ("Therics") a high-technology healthcare company. In addition, from 2001 to 2003, he served as President of Molecumetics, Ltd., a drug discovery company. He also served as President of Tredegar Biotech ("Tredegar") from 2000 to 2003. At that time, Molecumetics, Ltd. was a subsidiary of Tredegar, as was Therics, which became a Tredegar subsidiary in 1999. From 1987 until his retirement in 1992, Mr. Wavle served as President and later as CEO of Centocor, Inc., where he guided the corporation's transition from a diagnostics firm into a multinational biopharmaceutical company with manufacturing and sales organizations in the United States and Europe. From 1981 to 1987, he served as President of Parke-Davis, the pharmaceutical unit of Warner-Lambert Company, where he was responsible for manufacturing, marketing and sales, as well as worldwide pharmaceutical research. Earlier, he was Senior Vice President & General Counsel of Warner-Lambert Company. Mr. Wavle holds a B.A. from Adelphi University, a J.D. from Georgetown University, and an L.L.M. in International Law from New York University.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of our directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

COMMITTEES OF THE BOARD

Audit Committee. The Board has an Audit Committee comprised of two non-employee directors, Messrs. Wagner and Casey (Chairman). Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has determined that each of Messrs. Wagner and Casey qualifies as an "audit committee financial expert." The Audit Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:

o recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

o the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

o     approving the scope of the financial audit;

o     requiring the rotation of the lead audit partner;

o     consulting regarding the completeness of our financial statements;

o     reviewing changes in accounting principles;

o reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

o reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

o     reviewing the adequacy of the Audit Committee Charter at least annually;

o     meeting with our internal auditor on a regular basis;

o performing an internal evaluation of the Audit Committee on an annual basis; and

o reporting to the Board of Directors on the Audit Committee's activities, conclusions and recommendations.

The Audit Committee conducted eight formal meeting and conferred on an informal basis on numerous occasions in 2005.

Compensation Committee. The Board has a Compensation Committee which is comprised of one non-employee director, Mr. Jed Schutz. As a member of the Compensation Committee, Mr Schutz is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The composition of this committee will be reviewed at the next Board of Directors meeting. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

o approving and evaluating the compensation of directors and executive officers;

o establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our stockholders;

o establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our stockholders;

o together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

o periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

o assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

o overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

o reviewing the overall performance of our employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

o together with the Nominations and Governance Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

o ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the Board; and

o producing an annual report on executive compensation for inclusion in our proxy statement.

In general, the Compensation Committee formulates and recommends compensation policies for Board approval, oversees and implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Governance Committee, develops criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company.

The Compensation Committee conducted three formal meetings and met and conferred on an informal basis on numerous occasions in 2005.

Nominations and Governance Committee. The Board has a Nominations and Governance Committee which is comprised of two non-employee directors. Dr. Michael Davis (Chairman) and Mr. Joseph Casey. Each member of the Nominations and Governance Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Nominations and Governance Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Nominations and Governance Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

o identifying individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of our stockholders;

o ensuring that the Audit, Compensation and Nominations and Governance Committees of the Board shall have the benefit of qualified and experienced "independent" directors;

o developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

o periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

o     developing policies on the size and composition of the Board;

o conducting annual evaluations of the performance of the Board, committees of the Board and individual directors;

o     reviewing conflicts of interest and the independence status of directors;

o together with the Compensation Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

o reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;

o together with the Compensation Committee, developing criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company; and

o     generally advising the Board (as a whole) on corporate governance matters.

The Corporate Nominations and Governance Committee did not conduct any formal meetings in 2005 but met and conferred on an informal basis on numerous occasions during the year.

The Nominations and Governance Committee is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Nominations and Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Nominations and Governance Committee in considering a potential nominee are the following:

o     the nominee's independence;

o the nominee's relevant professional skills and depth of business experience;

o     the nominee's character, judgment and personal and professional integrity;

o     the nominee's ability to read and understand financial statements;

o the nominee's willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

o the nominee's qualifications for membership on certain committees of the Board;

o     any potential conflicts of interest involving the nominee; and

o     the make up and diversity of our existing Board.

In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors. The Nominations and Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

Executive Committee. We had established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., (Chairman), Denis A. O'Connor, Anthony A. Lombardo, Jed Schutz and William J. Wagner. The purpose of the executive committee was to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics.

The Executive Committee met and conferred, both on a formal and informal basis, on approximately a weekly basis since it was formed in 2005. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with our long term strategic plan to reorganize and restructure our Board.

DIRECTOR COMPENSATION

Each member of our board of directors received a grant of stock options for his 2004 year of service. On February 14, 2005, each director was granted stock options to purchase 30,000 shares of our Common Stock at an exercise price of $1.00 per share vesting over three years from our 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 1998 Plan and a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Plan. The Chairman of the Executive Committee received an additional grant of 5,000 stock options from the 1998 Plan and 5,000 stock options from the 2005 Plan with the same vesting terms. The 2005 Plan was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

On March 7, 2005 the Board of Directors approved a grant of options to purchase 30,000 shares of our common stock to each of our outside directors. The options are exercisable at $1.00 per share and vest in equal installments over three years. In addition, the Board of Directors approved a grant of 30,000 shares of restricted common stock to each outside director. These restricted shares may not be sold for two years following the date of grant. The Board of Directors also approved a grant of options to purchase 30,000 shares of our common stock to each member of the Executive Committee of the Board of Directors. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. These options vest in equal installments over three years. Each grant of options and restricted shares was made to each person for their service to our company during 2004 and 2005, and were made under our 2005 Incentive Compensation Plan, which was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders. When originally granted, these options vest in equal installments over three years.

On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by the President of the Company).

On March 14, 2006, we granted 30,000 stock options to purchase 30,000 shares of our common stock from our 2005 Incentive Plan to each of our outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to us for the first nine months of 2006. These 10-year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of our common stock from our 2005 Incentive Plan for their service to us in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. Our audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of our common stock at an exercise price of $0.24 per share from our 2005 Incentive Plan. SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

In 2005, the Chairman of the Executive Committee of the Board of Directors earned $95,000 paid to Synergy Consulting Group (an entity which the Chairman controls) for his service to us. Effective December 31, 2005, the Executive Committee was disbanded in keeping with the long term strategic plan to reorganize and restructure our Board.

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2005.

                           SUMMARY COMPENSATION TABLE

                                                           Annual                  Long-term
                                                        Compensation             Compensation
                                                   ----------------------- --------------------------
                                                                              Awards       Payouts
                                                                           -------------- -----------
                                                                            Securities
                                                                            Underlying       LTIP        All Other
                                          Fiscal     Salary       Bonus      Options/      Payouts      Compensation
   Name and Principal Position             Year        ($)         ($)       SARs (#)        ($)            ($)
   ------------------------------------- --------- ------------ ---------- -------------- ----------- -----------------
   Denis A. O'Connor
   President & CEO (1)                     2005        171,000      --       2,677,000        --           27,500

  Mihai Dimancescu                        2005        149,000      --          20,000        --             --
   Vice President - Medical                2004        164,000      --          22,500        --             --
   Affairs  (5)                            2003           --        --            --          --             --

   Marek Pawlowski, Ph.D                   2005        112,600      --          10,000        --             --
   Vice President - Product                2004        103,000      --            --          --             --
   Development                             2003         85,000      --           8,728        --             --

   Anne Marie Fields                       2005         53,500      --          15,000        --             --
   Vice President - Corporate              2004        112,000      --          13,750        --             --
   Communications & Business Strategy (2)  2003           --        --            --          --             --

   Loring D. Andersen                      2005         83,000      --          30,000        --             --
   Vice President - Market Development(3)  2004        124,000      --         120,000        --             --
                                           2003           --        --            --          --             --

   Mark A. Fauci                           2005           --        --            --          --             --
   Former President and Chief              2004        180,000      --            --          --             --
   Executive Officer (4)                   2003        180,000      --         250,000        --             --

----------
(1) Mr. O'Connor joined the Company on March 23, 2005. Mr. O'Connor's other compensation is one half the executive 2004 bonus ($55,000) the company agreed to pay in as per his employment agreement.

(2) Ms. Fields ceased being an employee of our company effective June 30, 2005.

(3) Mr. Andersen ceased being an employee of our company effective September 9, 2005.

(4) Mr. Fauci ceased being an officer on December 13, 2004. Mr. Fauci deferred an aggregate of $625,000 of his salary since the commencement of privately-held OmniCorder's operations through December 31, 2003. This liability is included in deferred officer's salaries - current and deferred salaries - non current in our financial statements. Mr. Fauci signed a two year consulting agreement with us effective March 1, 2005.

(5) Dr. Dimancescu changed status to part time employee from full time employee effective September 9, 2005.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to grants of options to purchase our common stock under our 1998 Stock Option Plan to the named executive officers during the fiscal year ended December 31, 2005.

                                                                   Percent of Total
                                                                     options/SARs
                                            Number of Securities      Granted to
                                             Underlying Options/  Employees Exercise
   Name                                         SARs Granted         in Fiscal Year      or Base Price       Expiration
   --------------------------------------   ---------------------  -------------------   --------------      -----------
                                                    (#)                                    ($/Sh)
   Denis O'Connor (1)
   President and                                 852,000                28.2%                1.00             3/23/2015
   Chief Executive Officer                       825,000                27.3%                1.00              6/7/2015
                                               1,000,000                33.1%                 .30            10/26/2015

   Loring D. Andersen
   Vice President - Market Development (2)        30,000                 1.0%                1.00             12/6/2005

   Mihai Dimancescu (4)
   Vice President - Medical Affairs               20,000                 0.7%                1.00             2/14/2010

   Marek Pawlowski, Ph.D
   Vice President - Product Development           10,000                 0.3%                1.00             2/14/2010

   Anne Marie Fields
   Vice President - Corporate
   Communications & Business Strategy (3)         15,000                 0.5%                1.00             10/1/2005




(1)   Mr. O'Connor joined our company on March 23, 2005.

(2) Mr. Andersen ceased being an employee of our company effective September 9, 2005.

(3) Ms. Fields ceased being an employee of our company effective June 30, 2005.

(4) Dr. Dimancescu changed his status from a full-time employee to a part-time employee effective September 9, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth with respect to the named executive officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of our common stock.

                                                         Number of Securities Underlying    Value of Unexercised In The
                                                         Unexercised Options at December          Money Options At
                                                                     31, 2005                   December 31, 2005(1)
                                                         -------------------------------    ----------------------------
                                  Shares      Value
                               Acquired on   Realized                      Unexercisable   Exercisable    Unexercisable
             Name              Exercise (#)     ($)      Exercisable (#)        (#)            (#)             (#)
  ---------------------------  ------------  --------    ---------------   -------------   -----------    -------------
  Denis O'Connor (2)
  President and
  Chief Executive Officer           0           0          2,677,000              0             0              0

  Loring D. Anderson
  Vice President- Market
  Development(3)                    0           0                  0              0             0              0

  Mihai Dimancescu (5)
  Vice President - Medical
  Affairs                           0           0             42,500              0             0              0

  Marek Pawlowski, Ph.D.
  Vice President-Product
  Development                       0           0            106,009              0             0              0

  Anne Marie Fields
  Vice President - Corporate
  Communications & Business
  Strategy (4)                      0           0             77,013              0             0              0

----------

(1) Represents the difference between the last reported sale price of our common stock on December 31, 2005 and the exercise price of the option multiplied by the applicable number of shares.

(2)   Mr. O'Connor joined our company on March 23, 2005.

(3) Mr. Andersen ceased being an employee of our company effective September 9, 2005.

(4) Ms. Fields ceased being an employee of our company effective June 30, 2005.

(5) Dr.Dimancescu changed his status from a full-time employee to a part-time employee effective September 9, 2005.

EMPLOYMENT AGREEMENT

We entered into an employment agreement with Denis A. O'Connor, with a two-year term commencing March 23, 2005. Under the terms of the employment agreement, Mr. O'Connor will devote all of his business time and efforts to our business and will report directly to our Board of Directors. We have agreed to nominate Mr. O'Connor for election to the board of directors for a full term at the 2005 annual meeting of stockholders.

The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. We also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. We further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share issued under the 2005 Incentive Compensation Plan which was approved by our stockholders at our 2005 annual meeting on June 7, 2005, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. Finally, based upon the attainment of specified performance goals determined by the Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O'Connor's employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company's financial situation supports such payment.

The employment agreement permits us to terminate Mr. O'Connor's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. O'Connor's employment without cause or he leaves us for good reason, or if we engage in a transaction constituting a "change of control" (as defined in the agreement) he will be entitled to compensation from us equal to his salary for the balance of the remaining term of his employment agreement plus a lump sum payment equal to 90% of such salary for the balance of the remaining term.

The employment agreement also contains covenants (a) restricting Mr. O'Connor from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding us at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

Our employment agreement with Mark A. Fauci, one of our directors, was terminated in March 2005, at which point Mr. Fauci entered into a two-year consulting agreement with us.

1998 STOCK OPTION PLAN

In connection with the recapitalization transaction, our board of directors adopted and assumed privately-held OmniCorder's 1998 Stock Option Plan, which was previously adopted by privately-held OmniCorder's board of directors in April 1998. The following is a summary of the material terms of the 1998 Stock Option Plan.

The purpose of the 1998 Stock Option Plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, through the grant of stock options. Options granted under the 1998 Stock Option Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 4,435,500 shares of common stock for issuance under the 1998 Stock Option Plan. As of June 26, 2006, options to purchase an aggregate of 3,586,057 shares of common stock had been granted to 7 employees and 30 non-employee directors and consultants, at exercise prices ranging from $.55 to $4.00 per share, under the 1998 Stock Option Plan.

The 1998 Stock Option Plan is administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 1998 Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 1998 Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 1998 Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

2005 INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

On March 7, 2005, our board of directors adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan. Our stockholders approved the 2005 Plan on June 7, 2005 at our 2005 annual meeting of stockholders. On June 26, 2006 our stockholders approved to amend the 2005 Plan to increase the number of grants available under the Plan from 5,000,000 to 10,000,000.

The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

As of September 30, 2005, 2,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 1,883,000 were stock option grants. Of the 2,213,000 awards, 825,000 were granted to our new CEO pursuant to the terms of his employment agreement, 200,000 were issued to an employee, 33,000 were granted to management advisory consultants and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately and are exercisable at $0.30 per share. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by the President of the Company).

On January 9, 2006, we hired Robert P. Ellis as the Company's Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of our common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123(R). On March 14, 2006, we granted 30,000 stock options to purchase 30,000 shares of our common stock from our 2005 Incentive Plan to each of our outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to us for the first nine months of 2006. These 10-year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from our 2005 Incentive Plan for their service to us in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. Our audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of our common stock at an exercise price of $0.24 per share from our 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options will be recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123(R). As of September 1, 2006, 4,690,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 4,360,000 were stock option grants at exercise prices ranging from $.24 to $3.75 per share.

Stockholder approval of the 2005 Plan was required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Stockholders are urged to read the actual text of the 2005 Plan in its entirety which is included as an exhibit to the registration statement of which this prospectus is a part.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

Initially, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan were equal to 5,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. On October 28, 2005 the Board of Directors of the Company approved to amend the 2005 Plan to increase the total number of awards allowable to 10,000,000 shares. Our Stockholders approved the amendment on June 26, 2006.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. Such an adjustment was made in the case of the award to Denis A. O'Connor, our President and Chief Executive Officer. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2005 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

ADMINISTRATION

Our Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

STOCK OPTIONS AND SARS

The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2005 Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2005 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include "limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

RESTRICTED AND DEFERRED STOCK

The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

OTHER STOCK BASED AWARDS

The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

PERFORMANCE AWARDS

The right of a participant to exercise or receive a grant or settlement of an award, and the timing, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of
Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):
(1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

OTHER TERMS OF AWARDS

Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

ACCELERATION OF VESTING; CHANGE IN CONTROL

The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2005 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

AMENDMENT AND TERMINATION

Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2005 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.

The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2005 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

STOCK APPRECIATION RIGHTS

Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added
Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2005 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 1, 2006 regarding shares outstanding and available for issuance under our then-existing equity compensation plans. It reflects the amendment to our 1998 Stock Option Plan, which was approved by our stockholders at a special meeting of stockholders held on February 26, 2004 and the 2005 Incentive Compensation Plan approved by our stockholders at our annual meeting on June 7, 2005.

                                                                                             Number of securities
                                                                                             remaining available for
                                                                                             future issuance under
                                        Number of securities to    Weighted-average          equity compensation plans
                                        be issued upon exercise    exercise price of         (excluding securities
                                        of outstanding options,    outstanding options,      reflected in the second
   Plan Category                        warrants and rights        warrants and rights       column)
   ----------------------------------   -----------------------    ---------------------     --------------------------
   Equity Compensation plans approved
   by security holders                             7,946,057                 $0.80                        5,310,000

   Equity Compensation plans not
   approved by security holders                          --                     --                               --

            Total                                  7,946,057                 $0.80                        5,310,000


The new 2005 Incentive Compensation Plan that reserves 5,000,000 shares of common stock for issuance upon the granting of awards under the 2005 Plan. Award grants under the 2005 Plan may be either stock options, stock appreciation rights, restricted shares of stock, deferred shares of stock, shares granted as a bonus or in lieu of another award, dividend equivalent, and other stock based award or performance award. On October 28, 2005, the board of directors approved a proposed resolution to amend the 2005 Plan and increase the number of shares from 5,000,000 to 10,000,000. The amendment to the 2005 Incentive Plan was approved by stockholders at our annual meeting on June 26, 2006. As of December 31, 2005, options to purchase 2,883,000 shares of common stock were outstanding under the 2005 Plan, at a weighted-average exercise price of $0.74 per share and options to purchase 3,841,490 shares of common stock were outstanding under the 1998 Plan, at a weighted-average exercise price of $1.10 per share. As of September 1, 2006, options to purchase 4,360,000 shares of common stock were outstanding under the 2005 Plan, and options to purchase 3,586,057 shares of common stock were outstanding under the 1998 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. This option agreement was amended and supplemented by the amendments thereto dated July 23, 1997 and September 13, 1997, and the letter agreement dated March 19, 1998. These agreements comprise of the license agreement. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR(R) system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. As of September 1, 2006, Dr. Anbar has not received any compensation under this agreement. The Anbar patent expires in January 2015. Dr. Anbar currently owns 3.5% of the outstanding shares of our common stock, but is not an officer or director of the company.

In February 2001, Dr Anbar sent us a Notice of Termination concerning the license agreement. In April 2001, we brought an action to enjoin Dr. Anbar and his agents from terminating, attempting to terminate, or otherwise interfering with the exclusive license granted under the license agreement. Dr. Anbar counterclaimed that we breached the license agreement by defaulting on our obligations. On October 3, 2001 we entered into a Settlement Agreement with Dr. Anbar pursuant to which the parties agreed to settle and dispose of the action, the answer and the counterclaims, without the admission of liability on either side. In addition, the parties agreed that the license agreement, as described above, would remain in full force and effect and that Dr. Anbar would withdraw his notice of termination of the license agreement. On February 17, 2005, we and Dr. Anbar amended the settlement agreement to provide for our grant of 250,000 shares of our common stock. In addition, Dr. Anbar agreed to assign all of his right, title and interest in the patent "Acquisition of Mental Stress Monitoring Technology Patent" (United States Paten 5,771,261).

Effective February 1, 2005, we entered into a two-year consulting agreement with Dr. Anbar. The agreement provides for the payment of $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first 12 month period as well as a grant of 250,000 additional restricted shares. The agreement may be extended at either party's option for an additional two year term. As part of this agreement, we acquired a patent on complementary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the effects of mental stress involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion. As of September 1, 2006 we have paid Dr. Anbar $22,400 and granted 262,000 shares of restricted stock under this agreement.

Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past two fiscal years. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $241,000 in 2005 and $239,000 in 2004. We do not pay Mr. Lenz's company. Mr. Lenz resigned from our board effective December 31, 2005.

Investors in our December 2004 private placement included three members of our board of directors. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each invested $250,000 and received 250,000 shares of series A convertible preferred stock and warrants to purchase 75,000 shares of common stock. George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock. Mr. Benedict resigned from our board effective December 31, 2005. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants.

Investors in our August 2005 rights offering included three members of our board of directors, Jed Schutz, Joseph T. Casey and Michael Davis and a former director George Benedict. Mr. Schutz and Mr. Benedict each purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On January 3, 2006, we issued shares of our series A and series B convertible preferred stock as dividends in-kind to the holders of our series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of our company at the close of business on the applicable record date, which was December 15, 2005. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 48,616 shares of series A convertible preferred stock as dividends. Our former director, George Benedict received 19,447 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 8,869 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 5,913 shares and Michael Davis received 591 shares of series B preferred stock as dividends.

Our Chairman of the Board, Hon. Joseph F. Lisa, who beneficially owns 144,284 shares of our common stock currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In the years ended December 31, 2005 and 2004, Greenberg Traurig LLP billed the Company approximately $677,200 and $570,300, respectively for legal services rendered. Effective December 31, 2005, Joseph Lisa voluntarily resigned from his position from our Board of Directors.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and (ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations. (See Note 8 to the accompanying interim financial statements). Our CEO does not own any shares of our common stock, only stock options. Accordingly, we, the investors and our CEO agreed that we would pledge 2,677,000 shares of common stock, issued in the name of our company and delivered to the investors to be held in escrow together with a duly executed power of attorney in favor of the investors. These pledged shares underlie 852,000 stock options issued to our CEO under the 1998 Stock Option Plan and 1,825,000 options granted under the 2005 Incentive Compensation Plan, which are currently exercisable. Until such time as we pay the notes in full, or that the investors have converted the full principal amount of the notes, plus any accrued and unpaid interest, the investors will return the pledge shares to us for cancellation.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced in early October 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter. As of September 1, 2006, we paid $399,999 to Mr. Fauci of which $299,999 was for consulting as per agreement and $100,000 for the deferred accrued salary.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of our Board of Directors was compensated $95,000 for his service in this role to us. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. In January 2006, we offered Dr. Davis a consulting contract whereby he will provide medical and scientific expertise to us. Dr, Davis will be compensated $5,000 per month for his consulting services. This agreement was amended in May 2006. Dr. Davis' compensation will be reduced to $2,500 per month during June, July and August 2006.

We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth, as of September 1, 2006, the number of and percent of the Company's common stock beneficially owned by:

o     all directors and nominees, naming them,

o     our executive officers,

o     our directors and executive officers as a group, without naming them, and

o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from September 1, 2006 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of September 1, 2006 have been exercised and converted.

                                NAME AND ADDRESS OF                                             PERCENT OF
                                 BENEFICIAL OWNER             AMOUNT BENEFICIALLY OWNED (1)      CLASS (1)
                                 ----------------             -----------------------------      ---------
                                   Mark A. Fauci
                                   Common Stock                       9,029,883(2)                26.6%

                                    Jed Schutz
                                   Common Stock                       3,351,443(3)                 8.7%
                                Series A Preferred                      877,931(3)                 2.6%
                                Series B Preferred                      155,692(3)                   *

                              Marek Pawlowski, Ph.D.
                                   Common Stock                         106,009(8)                   *

                                Celia I. Schiffner
                                   Common Stock                          19,375(8)                   *

                                Loring D. Andersen
                                   Common Stock                           0(13)                      *

                                 Mihai Dimancescu
                                   Common Stock                          42,500(8)                   *

                                  Kevin J. Healy
                                   Common Stock                         200,000(10)                  *

                           Michael A. Davis, M.D., D.Sc
                                   Common Stock                         385,000(4)                 1.1%
                                Series B Preferred                       15,569(4)                   *

                                 George Benedict
                                   Common Stock                       1,487,344(11)                4.3%
                                Series A Preferred                      351,174(11)                1.0%
                                Series B Preferred                      155,692(11)                  *

                                 Joseph T. Casey
                                   Common Stock                       1,500,080(5)                 4.3%
                                Series A Preferred                      877,931(5)                 2.6%
                                Series B Preferred                      233,537(5)                   *

                                Anthony A. Lombardo
                                   Common Stock                         426,744(6)                 1.3%

                                 William J. Wagner
                                   Common Stock                         602,948(7)                 1.8%

                                  Denis O'Connor
                                   Common Stock                       2,677,000(9)                 7.4%

                                 Ann Marie Fields
                                   Common Stock                          77,013(14)                  *

                                   Robert Ellis
                                   Common Stock                         166,750(10)                  *

                                   James Wavle
                                   Common Stock                                 --                   *

                                   David Wright
                                   Common Stock                                 --                   *

                              Columbia Ventures Corp.
                                   Common Stock                         691,990(12)                1.9%
                                Series A Preferred                    1,755,865(12)                5.3%
                                Series B Preferred                      130,751(12)                  *

                       All executive officers and directors
                               as a group (10 persons)

                                   Common Stock                      18,038,488(15)               40.1%
                                Series A Preferred                    1,755,862(15)                5.3%
                                Series B Preferred                      404,798(15)                1.2%
                      ------------------------------------           ----------                   ----
                                      Total:                         20,199,148(15)               47.3%

----------
*Less than one percent.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of June 26, 2006 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the 1998 Stock Option Plan pursuant to Mr. Fauci's employment agreement and 210,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan.

(3) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,401,840 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 152,816 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 285,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 877,931 shares of our common stock issuable upon the conversion of shares of series A preferred stock and (iv) 155,692 shares of our common stock issuable upon the conversion of shares of series B preferred stock ..The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(4) Based on the information known to us. Includes: (i) 50,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 300,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (ii) 15,569 shares of our common stock issuable upon the conversion of shares of series B preferred stock; and (iii) 5,000 shares of our common stock issuable upon exercise of an outstanding warrant.

(5) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i) 472,735 shares of our common stock issuable upon exercise of outstanding warrants, which is currently exercisable; (ii) 30,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 240,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 877,931 shares of our common stock issuable upon the conversion of shares of series A preferred stock; and (iv) 233,537 shares of our common stock issuable upon the conversion of shares of series B preferred stock.

(6) Includes 111,744 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 285,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(7) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 157,948 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 315,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(8) Representing shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan.

(9) Includes 852,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 1,825,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(10) Representing shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan which are currently exercisable.

(11) Includes (i) 385,368 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 137,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan which are currently exercisable; (iii) 351,174 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement; and (iv) 155,692 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering.

(12) Shares are held in the name Columbia Ventures Corp. of which Kenneth J. Peterson as CEO has voting power and investment control over the shares owned by this entity. Includes (i) 1,755,865 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement; (ii) 130,751 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering; (iii) 691,990 shares of our common stock issuable upon exercise of outstanding warrants.

(13) Mr. Anderson ceased being an employee of our company September 9, 2005. His options granted under the 1998 Option plan went unexercised and were forfeited 90 days after separation.

(14) AnnMarie Fields ceased being an employee June 20, 2005. The shares represent options granted from our 1998 Option Plan to Ms. Fields when she served as consultant on our Management Advisory Board.

(15) Includes shares held in aggregate of current officers and directors of (i) 10,999,015 shares of our common stock; (ii) 1,755,862 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement;(iii) 404,798 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering; (iv) 1,618,148 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 3,541,750 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan; (v) 1,879,575 shares of our common stock issuable upon exercise of outstanding warrants.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 210,000,000 shares of stock, of which 200,000,000 shares are designated common stock, par value $.001 per share, and 10,000,000 shares are designated preferred stock, par value $.01 per share. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. As of September 12, 2006, there were 33,460,141 shares of common stock issued and 30,783,141 shares outstanding, 1,851,423 shares of series A preferred stock and 1,333,432 shares of series B preferred stock issued and outstanding. Further, as of September 12, 2006, we have the following shares of our common stock underlying outstanding securities: (i) 7,946,057 shares underlying options issued pursuant to our 1998 and 2005 stock option plans, (ii) 28,850,442 shares underlying stock purchase warrants, and we filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission on December 23, 2005 pursuant to which a majority of our stockholders have approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 200,000,000 shares. We filed an amendment to our certificate of incorporation to increase our authorized common shares with the State of Delaware on February 1, 2006. In our definitive proxy statement which we filed with the SEC on May 23, 2006, we requested stockholder approval for the increased number of authorized shares of common stock from 50,000,000 to 200,000,000. On June 26, 2006, at our annual shareholder meeting, the shareholders approved the increase of authorized shares, voting 26,003,145 out of a possible 37,783,568 shares to vote in favor of the amendment.

As of September 12, 2006, we inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 117,795 series A preferred dividend shares. In addition, we inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 59,766 series B preferred dividend shares.

The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. In December 2004, our Board of Directors designated 6,000,000 preferred shares as series A preferred stock. We did not issue all of the shares of series A preferred stock, and in June 2005, our board of directors reduced the number of shares of series A preferred stock subject to such designation to 3,000,000 shares and in June 2005, our board of directors designated 7,000,000 preferred shares as series B preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

SERIES A PREFERRED STOCK

Conversion. Holders of series A preferred stock will be entitled at any time to convert their shares of series A preferred stock into common stock without any further payment therefor. The series A preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A preferred stock. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. Anti-dilution provision was triggered on January 3, 2006, after the close of the second tranche and again on May 10, 2006 and July 25, 2006 after the close of the advances of the 3rd tranche of the Securities Purchase Agreement, the conversion price of the series A preferred stock was further reduced to $0.34. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.34 per share and result in the conversion of 1 share of series A preferred stock into 2.94 shares of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

Anti-dilution Provisions. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series A preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula.". For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price. The conversion price of all the shares of series A preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. After we completed the subscription rights offering in August 2005 the price at which the series A preferred stock was converted into common stock was reduced to $.50 per share from $1.10 per share, which was the price at which the series B preferred stock was purchased in the rights offering. In November 14, 2005, we entered a Securities Purchase Agreement. At December 31, 2005, the issuance of the note in the Securities Purchase Agreement triggered another reduction in the conversion price of the series A preferred stock to $0.44 per share. On January 3, 2006, upon the closing of the 2nd tranche of the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced to $0.39 per share. On July 25, 2006 upon closing the final advance of the 3rd tranche of the Securities Purchase Agreement the conversion price of the series A was reduced to $0.34 per share. The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series A preferred stock. The original issuance price of $1.00 per share is divided by the new conversion price of $0.34 which equals 2.94. The reduction in the conversion price of the series A preferred stock will result in the issuance of additional common shares upon conversion from 1 share of series A preferred stock converting to 2 shares of common stock to 1 share of series A preferred stock converting into 2.94 shares of common stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series A preferred stock, plus any accrued but unpaid dividends.

Dividends. Holders of series A preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 4% per year of the issue price of any outstanding share of series A preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series A preferred stock. The first dividend was paid on January 3, 2006 in additional shares of series A preferred stock. The aggregate number of shares issued as dividends was 301,423. We inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 117,795 series A preferred dividend shares. The amount of the initial dividend, and any other dividend payable on the series A preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series A preferred stock with respect to such year in the amount described above. If dividends on the series A preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series A preferred stock will not bear interest.

Shares of series A preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series A preferred stock issued as dividends is then convertible. The dividends issued on January 3, 2006 had the 10-day volume-weighted average price of our common stock of $0.206.

Voting Rights. Holders of series A preferred stock will have the right to one vote for each share of common stock into which the series A preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

Redemption. The series A preferred stock may not be redeemed by us at any time.

Restrictions on Transfer. The offer and sale of the shares of series A preferred stock issued in our December 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A preferred stock nor the shares of common stock underlying the series A preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions of such laws.

SERIES B PREFERRED STOCK

Ranking. The series B preferred stock will rank senior to our shares of common stock in right of payment of dividends and upon liquidation. The series B preferred stock will rank pari passu in right of payment of dividends and upon liquidation to our series A preferred stock and any other series or class of preferred stock hereafter issued by our company, except and to the extent such series or class of preferred stock are designated in our certificate of incorporation as ranking senior or junior to the series B preferred stock.

Conversion. Holders of series B preferred stock will be entitled at any time to convert their shares of series B preferred stock into common stock without any further payment therefor. The series B preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 share of common stock. On January 3, 2006, after the close of the second tranche of the Securities Purchase Agreement and on May 10, 2006 and July 25, 2006 after the close of the advances of the 3rd tranche of the Securities Purchase Agreement, the conversion price of the series B preferred stock was further reduced to $0.34. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.34 per share and result in the conversion of 1 share of series B preferred stock into 1.47 shares of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

Anti-dilution Provisions. The conversion price of all the shares of series B preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series B preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision.

On November 14, 2005, we entered a Securities Purchase Agreement. The issuance of the notes pursuant to the Securities Purchase Agreement triggered a reduction in the conversion price of the series B preferred stock to $0.44 per share from $0.50 per share. On January 3, 2006, May 10, 2006 and July 25, 2006, upon the closing of the 2nd tranche and the 1st and final advance of the 3rd tranche, respectively, of the Securities Purchase Agreement, the conversion price of the series B preferred stock was reduced to $0.34 per share. The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series B preferred stock. The original issuance price of $0.50 per share is divided by the new conversion price of $0.34 which equals 1.47. The reduction in the conversion price of the series B preferred stock will result in the issuance of additional common shares upon conversion from 1 share of series B preferred stock converting to 1 share of common stock to 1 share of series B preferred stock converting into 1.47 shares of common stock.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series B preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series B preferred stock, plus any accrued but unpaid dividends.

Dividends. Holders of series B preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 7% per year of the issue price of any outstanding share of series B preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series B preferred stock. The first dividend was paid on January 3, 2006 in additional shares of series B preferred stock. The aggregate number of shares issued as dividends was 76,467. We inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were entitled to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 59,766 series B preferred dividend shares. The amount of the initial dividend, and any other dividend payable on the series B preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series B preferred stock with respect to such year in the amount described above. If dividends on the series B preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series B preferred stock will not bear interest.

Shares of series B preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series B preferred stock issued as dividends is then convertible. The dividends issued on January 3, 2006 had the 10-day volume-weighted average price of our common stock of $0.206.

Voting Rights. Holders of series B preferred stock will have the right to one vote for each share of common stock into which the series B preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

Redemption. The series B preferred stock may not be redeemed by us at any time.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock, series A preferred stock and series B preferred stock is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

Our common stock is quoted on the OTC Bulletin Board under the symbol "ABPH.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o     privately-negotiated transactions;
o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
o     a combination of any such methods of sale; and
o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

   -----------------------------------------------------------------------------------------------------------------------------
                                             Total
                         Total Shares of   Percentage                                                               Percentage
                          Common Stock     of Common     Shares of                                     Beneficial   of Common
                          Issuable Upon      Stock,     Common Stock      Beneficial   Percentage of   Ownership    Stock Owned
                          Conversion of     Assuming     Included in      Ownership    Common Stock    After the      After
                              Notes*          Full       Prospectus        Before the    Owned Before   Offering      Offering
           Name            Conversion       (1)            Offering**     Offering**       (4)         (4)
   ----------------------------------------------------------------------------------------------------------------------------
   AJW Offshore, Ltd.      14,684,211        14.93%     Up to              1,667,148       4.99%              --            --
   (2)                                                  4,986,869(3)
                                                        shares of
                                                        common stock
   -----------------------------------------------------------------------------------------------------------------------------
   AJW Qualified           8,864,912        9.01%       Up to              1,667,148       4.99%              --            --
   Partners, LLC (2)                                    3,010,597(3)
                                                        shares of
                                                        common stock
   -----------------------------------------------------------------------------------------------------------------------------
   AJW Partners, LLC        3,235,965        3.29%      Up to              1,667,148       4.99%              --            --
   (2)                                                  1,098,958(3)
                                                        shares of
                                                        common stock
   -----------------------------------------------------------------------------------------------------------------------------
   New Millennium             407,895         0.41%     Up to                701,982       2.10%              --            --
   Capital Partners                                     138,524(3)
   II, LLC (2)                                          shares of
                                                        common stock
   -----------------------------------------------------------------------------------------------------------------------------

----------
* This column represents an estimated number based on a conversion price as of a recent date of September 12, 2006 of $.114 divided into the principal amount. However, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and we agreed that we would register an aggregate of up to 30% of our outstanding shares of common stock underlying the secured convertible notes. Does not include shares underlying the secured convertible notes and warrants which we issued to the selling stockholders on September 12, 2006, which we are not registering in this prospectus.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation. In addition, this column includes the shares underlying the secured convertible notes and warrants issued to the selling stockholders on September 12, 2006, up to the 4.99% limitation, which we are not registering in this prospectus.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a portion of the shares issuable upon conversion of the secured convertible notes, based on current market prices. However, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and we agreed that we would register an aggregate of up to 30% of our outstanding shares of common stock underlying the secured convertible notes. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on September 1, 2006, the secured convertible notes would have had a conversion price of $0.12. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes shares of common stock issuable upon conversion of a portion of the secured convertible notes.

(4) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. On September5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock.

The investors provided us with the funds (gross proceeds) as follows:

o     $1,000,000 was disbursed on November 15, 2005;

o     $1,000,000 was disbursed on January 4, 2006;

o     $600,000 was disbursed on May 10, 2006; and

o     $500,000 was disbursed on July 24, 2006.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. Although the holders of our notes have the right to require that some, none or all future interest accrued under the notes be paid in the form of shares of our common stock, we have not registered, and the selling stockholders do not propose to sell, any shares of our common stock in this prospectus that the selling stockholders would acquire upon conversion of amounts due to them resulting from future accruals of interest. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. However, pursuant to the amendment to the Registration Rights Agreement dated as of September 5, 2006, the selling stockholders and we agreed that we would register an aggregate of up to 30% of our outstanding shares of common stock underlying the secured convertible notes. In addition, under the amendment, we are no longer obligated to register the shares of our common stock underlying the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the secured convertible notes. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

o     Any breach of, or default under, the Warrants.

An event of default under the secured convertible notes occurs if we:

o     Fail to pay the principal or interest when due;

o     Do not issue shares of common stock upon receipt of a conversion notice;

o Fail to file a registration statement within 45 days after November 14, 2005 or fail to have the registration statement effective by within 120 days after November 14, 2005;

o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

o Failure to timely file with the Securities and Exchange Commission all '34 Act Reports.

o     Failure to maintain effectiveness of the registration statement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and
(ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations. Our CEO does not own any shares of our common stock, only stock options. Accordingly, we, the investors and our CEO agreed that we would pledge 2,677,000 shares of common stock, issued in the name of our company and delivered to the investors to be held in escrow together with a duly executed power of attorney in favor of the investors. These pledged shares underlie 852,000 stock options issued to our CEO under the 1998 Stock Option Plan and 1,825,000 options granted under the 2005 Incentive Compensation Plan, which are currently exercisable. Until such time as we pay the notes in full, or that the investors have converted the full principal amount of the notes, plus any accrued and unpaid interest, the investors will return the pledge shares to us for cancellation.

Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. and us, Axiom will earn a finders fee of $260,000 in cash of which $65,000 was paid on each of November 16, 2005 and January 6, 2006 and $39,000 was paid on May 12, 2006, and $91,000 will be paid when the registration statement is declared effective. In addition, Axiom received 378,445 five year warrants on November 14, 2005, 395,310 warrants on January 4, 2006, 173,580 warrants on May 10, 2006 and 133,776 warrants on July 25, 2006 to purchase an aggregate of 1,081,111 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche and the 1st and final advance of the third tranche, respectively..

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

The Securities Purchase Agreement as described above, triggered the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock if the conversion price, 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion, is less than the 30 day volume-weighted average price of the common stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. The conversion price of the Series A and Series B preferred stock shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). Using this calculation, the series A and series B preferred stock conversion price was reduced to $0.44 on November 14, 2005 and further reduced to $0.39 per share on January 3, 2006. The reduction in conversion price increases the number of shares the preferred stock will convert into. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.39 per share and result in the conversion of 1 share of series A preferred stock into 2.56 shares of common stock. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.39 per share and result in the conversion of 1 share of series B preferred stock into 1.28 shares of common stock. As of September 12, 2006, the triggering of the aforementioned anti dilution provisions of our series A and series B preferred stock will result in issuing an aggregate of 5,609,812 and 2,026,817 shares of common stock upon conversion, respectively.

SAMPLE CONVERSION CALCULATION

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $3,100,000 of secured convertible notes on September 12, 2006, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion price of $0.114, the number of shares issuable upon conversion would be:

$3,100,000/$0.114 = 27,192,980 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes (excluding the shares underlying the secured convertible notes issued pursuant to our September 2006 Securities Purchase Agreement which we are not registering in this prospectus), based on market prices 25%, 50% and 75% below the average of the three lowest intraday prices during the 20 trading days preceding September 12, 2006 of $0.19


                          % Below Market   Price Per Share   Discount of 40%  Number of Shares Issuable*
                          --------------   ---------------   ---------------  --------------------------
                                25%              $.1425          $.0855               36,257,310
                                50%              $.0950          $.0570               54,385,965
                                75%              $.0475          $.0285              108,771,930


SEPTEMBER 2006 SECURITIES PURCHASE AGREEMENT (NOT BEING REGISTERED IN THIS PROSPECTUS)

On September 12, 2006, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $775,000 in secured convertible notes and
(ii) warrants to purchase 20,000,000 shares of the Company's common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide the Company with the funds as follows:

o     $275,000 was disbursed on September 12, 2006;
o     $250,000 will be disbursed on October 3, 2006 and
o     $250,000 will be disbursed on November 3, 2006.

The proceeds of the offering will be used support our commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the Initial Market Price which is $0.30, we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

We reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside our control. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The secured convertible debentures will be recorded at the residual value of the instruments. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method. In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of our common stock and the detachable warrants are valued using the Black Scholes valuation model. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the company and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. As of September 12, 2006, the triggering of the aforementioned anti dilution provisions of our series A and series B preferred stock will result in issuing an aggregate of 5,609,812 and 2,026,817 shares of common stock upon conversion, respectively.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements for each of the two years in the period ended December 31, 2005 and 2004 and for the period from February 7, 1997 (Inception) to December 31, 2005, included in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

None.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Advanced BioPhotonics, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

        ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                        (A Development Stage Enterprise)

 Report of Independent Registered Public Accounting Firm                      F-1

 ANNUAL FINANCIAL STATEMENTS
 Balance Sheets as of December 31, 2005                                       F-2
 Statements of Operations for the years ended
   December 31, 2005 and 2004                                                 F-3
 Statements of Stockholders' Deficit for the years ended
   December 31, 2005 and 2004                                                 F-4
 Statements of Cash Flows for the years ended
   December 31, 2005 and 2004                                                 F-8
 Notes to Annual Financial Statements                                F-10 to F-24

 QUARTERLY FINANCIAL STATEMENTS (UNAUDITED)
 Condensed Balance Sheet - March 31, 2006 and December 31, 2005           F-25-25
 Condensed Statements of Operations - For the Quarters Ended
   March 31, 2006 and 2005 and For the Period from February
   7, 1997 Inception) to March 31, 2006                                      F-26
 Condensed Statements of Stockholders Equity - For the Period
   From January 1, 2006 through March 31, 2006                               F-27
 Condensed Statement of Cash Flows - For the Quarters Ended
   March 31, 2006 and 2005 and For the Period from February
   7, 1997 Inception) to March 31, 2006                                 F-28-F-29
 Notes to Quarterly Financial Statements                             F-30 to F-40

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.)

We have audited the accompanying balance sheets of Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.) (the "Company") (A Development Stage Enterprise) as of December 31, 2005 and 2004 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2005 and 2004, and for the period from February 7, 1997 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioPhotonics Inc. (F/K/A OmniCorder Technologies, Inc.) (A Development Stage Enterprise) as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and for the period from February 7, 1997 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $22,317,969, and cash flows used in operating activities of $13,755,707 during the development stage, which commenced on February 7, 1997 through December 31, 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                     /S/ MARCUM & KLIEGMAN LLP

                                                     MELVILLE, NEW YORK
                                                     MARCH 20, 2006

                           Advanced BioPhotonics Inc.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)


                                 BALANCE SHEETS


                                            December 31, 2005  December 31, 2004
                                                ----------       ----------
CURRENT ASSETS
Cash and cash equivalents                       $  868,363       $3,403,712
Prepaid expenses and other current assets          207,589          226,519
                                                ----------       ----------
    Total Current Assets                         1,075,952        3,630,231

Property and equipment, net                        176,827          284,850
Other assets:
   Equipment deposits                              257,983           97,245
   Deferred financing costs, net                   220,962           37,000
   Security deposits                                 9,662           17,700
                                                ----------       ----------
    TOTAL ASSETS                                $1,741,386       $4,067,026
                                                ==========       ==========


The accompanying notes are an integral part of these financial statements.

                           Advanced BioPhotonics Inc.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)

                                 BALANCE SHEETS

              LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) / EQUITY

                                                            December 31, 2005    December 31, 2004
                                                            -----------------    -----------------
 CURRENT LIABILITIES
 Notes payable                                                 $    152,512        $    165,883
 Accounts payable and accrued expenses                              445,991             280,656
 Professional fees payable                                          242,171             159,062
 License agreement payable                                          323,000                  --
 Deferred officers salaries                                         504,632             431,555
 Dividends payable                                                   77,729                  --
                                                               ------------        ------------
     Total Current Liabilities                                    1,746,035           1,037,156
                                                               ------------        ------------
Convertible debentures(net of
  debt discount $758,171)                                           241,829                  --
Detachable warrants                                                 878,708                  --
Non employee stock options                                          104,483                  --
Conversion option on convertible debentures                         891,892                  --
Conversion option on series A convertible
         preferred stock                                            602,387                  --
Conversion option on series B convertible
         preferred stock                                            251,293                  --
 Deferred officers salaries, non current                            435,000             555,000
                                                               ------------        ------------
     Total Long term Liabilities                                  3,405,592             555,000
                                                               ------------        ------------
     Total Liabilities                                            5,151,627           1,592,156
                                                               ------------        ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIENCY) / EQUITY

Series A Convertible preferred stock, $.01 par value,
   3,000,000 shares authorized; 1,550,000 shares issued
   and outstanding, respectively, liquidation preference
   $1,550,000                                                        15,500              15,500
Series B Convertible preferred stock, $.01 par
   value, 7,000,000 shares authorized;
   1,293,202 and 0 shares issued and
   outstanding, respectively, liquidation
   preference $640,776                                               12,932                  --
Common stock, $.001 par value; 200,000,000
   shares authorized; 33,072,772 issued and
   30,395,772 outstanding and 29,695,889 shares
   issued and outstanding, respectively                              33,073              29,695
Additional paid-in capital                                       18,897,622          17,842,765
Deferred compensation                                               (48,722)                 --
Deficit accumulated during the development stage                (22,317,969)        (15,413,090)

Treasury stock, at cost, 2,677,000 and 0 shares
   issued, respectively                                              (2,677)                 --
                                                               ------------        ------------
   Total Stockholders' (Deficiency) / Equity                     (3,410,241)          2,474,870
                                                               ------------        ------------
       TOTAL LIABILITIES AND
            STOCKHOLDERS' (DEFICIENCY) / EQUITY                $  1,741,386        $  4,067,026
                                                               ============        ============


The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS

                                                                                               Cumulative For
                                                                                              the Period From
                                                                                              February 7, 1997
                                                                                                 (inception)
                                                               For the Years Ended                 through
                                                                   December 31,                  December 31,
                                                         --------------------------------        ------------
                                                             2005                2004                2005
                                                         ------------        ------------        ------------
  DEVELOPMENT REVENUES                                   $         --        $     69,800        $     69,800
  DEVELOPMENT COSTS                                                --              20,000              20,000
                                                         ------------        ------------        ------------
        GROSS PROFIT                                               --              49,800              49,800
                                                         ------------        ------------        ------------
OPERATING EXPENSES
  Research and development                                  1,898,015           1,413,194           8,719,223
  Selling, general and administrative                       3,538,032           3,288,844           9,677,140
  Related party legal expense                                      --                  --             544,881
  Write-off of public offering costs                               --                  --             501,992
                                                         ------------        ------------        ------------
    TOTAL OPERATING EXPENSES                                5,436,047           4,702,038          19,441,236

    OPERATING LOSS                                         (5,436,047)         (4,652,238)        (19,393,436)

  Change in fair value of non employee stock
  options, warrants and conversion options                    323,189                  --             323,189
  Interest and other  expenses (income), net                   22,257             (17,089)          1,019,837
                                                         ------------        ------------        ------------
    NET LOSS                                               (5,781,493)         (4,635,149)        (20,736,462)

  Series A Convertible Preferred Stock beneficial
    conversion feature                                        703,128             458,121           1,161,249
  Series B Convertible Preferred Stock beneficial
    conversion feature                                        420,258                  --             420,258
  Deemed dividend on issuance of additional Series A
    Convertible Preferred Stock Warrants                      449,500                  --             449,500
  Accumulated Dividends on Series A Convertible
    Preferred Stock                                            64,583                  --              64,583
  Accumulated Dividends on Series B Convertible
    Preferred Stock                                            17,614                  --              17,614
                                                         ------------        ------------        ------------

  NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
    AND DILUTED                                          $ (7,436,576)       $ (5,093,270)       $(22,849,666)
                                                         ============        ============        ============

  Basic and diluted net loss per share                   $      (0.25)       $      (0.17)
                                                         ============        ============

  Weighted average number of shares outstanding            30,107,408          29,584,357
                                                         ============        ============

The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                        (A Development Stage Enterprise)

            CONDENSED STATEMENT OF STOCKHOLDERS' (DEFICIENCY)/EQUITY

For the period from February 7, 1997 (inception) through December 31, 2005


                                                                                      Series A                    Series B
                                                        Common Stock               Preferred Stock             Preferred Stock
                                                   Shares          Amount        Shares        Amount        Shares        Amount
                                                 -----------      ---------     --------      --------      --------      --------
Issuance of common stock to founders              10,301,259      $ 10,301            --      $     --            --      $     --
Sale of common stock at $.55 per share,
     net of expenses of $35,164                      361,437           361            --            --            --            --
Issuance of common stock warrants to
     related party for legal services                     --            --            --            --            --            --
Sale of common stock warrants to related party            --            --            --            --            --            --
        Net loss                                          --            --            --            --            --            --
                                                 -----------      ---------     --------      --------      --------      --------
Balance at December 31, 1997                      10,662,696        10,662            --            --            --            --
                                                 -----------      ---------     --------      --------      --------      --------
Issuance of common stock to founders               2,710,858         2,711            --            --            --            --
Sale of common stock at $.55 per share,
     net of expenses of $62,900                      885,539           886            --            --            --            --
Issuance of common stock for research
     and development                                 271,086           271            --            --            --            --
Issuance of common stock warrants to
related party for legal services                          --            --            --            --            --            --
Cash received from sale of common stock warrant           --            --            --            --            --            --
Issuance of common stock warrants in
connection with sale of bridge notes                      --            --            --            --            --            --
        Net loss                                          --            --            --            --            --            --
                                                 -----------      ---------     --------      --------      --------      --------
Balance at December 31, 1998                      14,530,179        14,530            --            --            --            --
                                                 -----------      ---------     --------      --------      --------      --------
Conversion of bridge notes into common stock       1,433,015         1,433            --            --            --            --
Issuance of common stock for research
   and development                                   135,543           136            --            --            --            --
Sale of common stock at $1.14 per share              945,282           945            --            --            --            --
        Net loss                                          --            --            --            --            --            --
                                                 -----------      ---------     --------      --------      --------      --------
Balance at December 31, 1999                      17,044,019      $ 17,044            --            --            --            --
                                                 -----------      ---------     --------      --------      --------      --------

                                                                                                     Deficit
                                                                                                   Accumulated
                                                                   Deferred       During the          Stock
                                                   Additional     Stock Based     Development      Subscription
                                                 Paid-in-Capital  Compensation      Stage           Receivable
                                                 ---------------  ------------    -----------     -------------
Issuance of common stock to founders              $     6,419           --      $        --       $   (15,070)
Sale of common stock at $.55 per share,
     net of expenses of $35,164                       164,469           --               --                --
Issuance of common stock warrants to
     related party for legal services                  75,000           --               --                --
Sale of common stock warrants to related party         40,000           --               --           (30,000)
        Net loss                                           --           --         (168,516)               --
                                                  -----------           --      -----------       -----------
Balance at December 31, 1997                          285,888           --         (168,516)          (45,070)
                                                  -----------           --      -----------       -----------
Issuance of common stock to founders                    1,689           --               --                --
Sale of common stock at $.55 per share,
     net of expenses of $62,900                       426,209           --               --                --
Issuance of common stock for research
     and development                                  149,729           --               --                --
Issuance of common stock warrants to
related party for legal services                       20,000           --               --                --
Cash received from sale of common stock warrant            --           --               --            30,000
Issuance of common stock warrants in
connection with sale of bridge notes                  329,625           --               --                --
        Net loss                                           --           --       (1,594,054)               --
                                                  -----------           --      -----------       -----------
Balance at December 31, 1998                        1,213,140           --       (1,762,570)          (15,070)
                                                  -----------           --      -----------       -----------
Conversion of bridge notes into common stock          789,192           --               --                --
Issuance of common stock for research
   and development                                     74,864           --               --                --
Sale of common stock at $1.14 per share             1,073,055           --               --                --
        Net loss                                           --           --       (1,547,973)               --
                                                  -----------           --      -----------       -----------
Balance at December 31, 1999                      $ 3,150,251           --      $(3,310,543)      $   (15,070)
                                                  -----------           --      -----------       -----------

                                                     Treasury Stock
                                                   Shares        Amount            Total
                                                 --------      --------         ----------
Issuance of common stock to founders                   --           $--            $ 1,650
Sale of common stock at $.55 per share,
     net of expenses of $35,164                        --            --            164,830
Issuance of common stock warrants to
     related party for legal services                  --            --             75,000
Sale of common stock warrants to related party         --            --             10,000
        Net loss                                       --            --           (168,516)
                                                 --------      --------         ----------
Balance at December 31, 1997                           --            --             82,964
                                                 --------      --------         ----------
Issuance of common stock to founders                   --            --              4,400
Sale of common stock at $.55 per share,
     net of expenses of $62,900                        --            --            427,095
Issuance of common stock for research
     and development                                   --            --            150,000
Issuance of common stock warrants to
related party for legal services                       --            --             20,000
Cash received from sale of common stock warrant        --            --             30,000
Issuance of common stock warrants in
connection with sale of bridge notes                   --            --            329,625
        Net loss                                       --            --         (1,594,054)
                                                 --------      --------         ----------
Balance at December 31, 1998                           --            --           (549,970)
                                                 --------      --------         ----------
Conversion of bridge notes into common stock           --            --            790,625
Issuance of common stock for research
   and development                                     --            --             75,000
Sale of common stock at $1.14 per share                --            --          1,074,000
        Net loss                                       --            --         (1,547,973)
                                                 --------      --------         ----------
Balance at December 31, 1999                           --            --         $ (158,318)
                                                 --------      --------         ----------


The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)


                 STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
      For the Period February 7, 1997 (Inception) Through December 31, 2005
                                   (continued)


                                                                                             Series A
                                                                 Common Stock            Preferred Stock
                                                             Shares        Amount       Shares      Amount
                                                            ----------   ----------   ----------   ----------
Issuance of common stock for research
 and development                                               135,543   $      136           --   $       --
Issuance of common stock for
 services rendered                                               8,810            9           --           --
Sale of common stock at $1.14 and $1.38 per
 share for 691,269 and 924,156 shares, respectively          1,615,425        1,615           --           --
Issuance of stock options and warrants
 for services rendered                                              --           --           --           --
Net loss                                                            --           --           --           --
                                                            ----------   ----------   ----------   ----------
Balance at December 31, 2000                                18,803,797       18,804           --           --
                                                            ----------   ----------   ----------   ----------
Issuance of common stock for
 services rendered                                              12,322           12           --           --
Sale of common stock at $2.44 per share                        164,294          164           --           --
Issuance of stock options and warrants for
 services rendered                                                  --           --           --           --

Net loss                                                            --           --           --           --
                                                            ----------   ----------   ----------   ----------
Balance at December 31, 2001                                18,980,413       18,980           --           --
                                                            ----------   ----------   ----------   ----------
Issuance of common stock in
 accordance with anti-dilution provisions                      164,294          164           --           --
Sale of common stock at $1.22 and $.97 per
  share for102,684 and 385,065 shares, respectively            487,749          488           --           --
Issuance of stock options and warrants
 for services rendered                                              --           --           --           --
Net loss                                                            --           --           --           --
                                                            ----------   ----------   ----------   ----------
Balance at December 31, 2002                                19,632,456       19,632           --           --
                                                            ----------   ----------   ----------   ----------
Elimination of subscription receivable                              --           --           --           --
Sale of common stock at $.97 per share                       1,317,849        1,318           --           --
Issuance of stock options and warrants
 for services rendered                                              --           --           --           --
Issuance of common stock in accordance with
  antidilution provisions                                      107,821          108           --           --
Exercise of warrants                                           480,274          480           --           --
Issuance of common shares to shareholders of                 1,133,600        1,134           --           --
company acquired in reverse acquisition
Net assets acquired in reverse acquistion
Sale of common stock for cash at $1.375 per share, net       5,486,027        5,486           --           --
Conversion of Bridge Loan at $1.375 per share                  200,000          200           --           --
Issuance of common stock for offering services               1,212,073        1,212           --           --
Net loss                                                            --           --           --           --
                                                            ----------   ----------   ----------   ----------
Balance at December 31, 2003                                29,570,100   $   29,570           --           --
                                                            ----------   ----------   ----------   ----------
Issuance of stock options and warrants
 for services rendered                                              --           --           --           --
Issuance of stock granted for services
 rendered                                                       15,000           15           --           --
 Sale of preferred stock at $1.00 per share                         --           --    1,550,000       15,500
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                                 --           --           --           --
Costs incurred asssociated with sale of stock and
   reverse acquisition                                              --           --           --           --
Costs incurred asssociated with sale of Series A
 preferred stock                                                    --           --           --           --
 Exercise of options                                            76,101           76           --           --
 Exercise of options  (cashless)                                27,388           27           --           --
Adjustment of Sale of common stock for cash                      7,300            7           --           --
at $1.375 per share, net (Unaudited)
Net Loss
                                                            ----------   ----------   ----------   ----------
Balance at December 31, 2004                                29,695,889   $   29,695    1,550,000   $   15,500
                                                            ==========   ==========   ==========   ==========
 Exercise of options                                             5,218            6           --           --
 Issuance of common stock for
  services rendered                                            580,000          580           --           --
 Issuance of stock options for services rendered                    --           --           --           --
 Issuance of warrants for services rendered                         --           --           --           --
Amortization of deferred stock compensation                         --           --           --           --
 Sale ofSeries B preferred stock at $0.50 per share                 --           --           --           --
   Seriers B Convertible Preferred Stock
      beneficial conversion feature                                 --           --           --           --
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                                 --           --           --           --
Costs incurred asssociated with sale of Series B
 preferred stock                                                    --           --           --           --
   Conversion of Seriers B Convertible Preferred Stock
      to common stock                                          114,665          115           --           --
   Issuance of collateral shares in Company's name           2,677,000        2,677           --           --
  Series A Convertible Preferred Stock dividends declared           --           --           --           --
  Series B Convertible Preferred Stock dividends declared           --           --           --           --
Reclassification of conversion option liabilty - series             --           --           --           --
A convertible preferred stock
Reclassification of conversion option liabilty - series             --           --           --           --
B convertible preferred stock
Reclassification of non-employee                                    --           --           --           --
stock options liabilty
Reclassification of detachable warrants liability                   --           --           --           --
Reacquisition of warrants held by Trilogy                           --           --           --           --
Issuance of additional warrants to holders of                       --           --           --           --
series A convertible preferred stock
  Deemed Dividend associated with issuance of                       --           --           --           --
additional warrants to holders of series A
convertible preferred stock
Net Loss                                                            --           --           --           --

Balance at December 31, 2005                                33,072,772   $   33,073    1,550,000   $   15,500
                                                            ==========   ==========   ==========   ==========



                                                                    Series B                                  Deferred
                                                                  Preferred Stock           Additional       Stock Based
                                                              Shares          Amount      Paid-in-Capital   Compensation
                                                            ------------    ------------    ------------    ------------
Issuance of common stock for research
 and development                                                      --    $         --    $     74,864    $         --
Issuance of common stock for
 services rendered                                                    --              --          10,001              --
Sale of common stock at $1.14 and $1.38 per
 share for 691,269 and 924,156 shares, respectively                   --              --       2,058,786              --
Issuance of stock options and warrants
 for services rendered                                                --              --          51,357              --
Net loss                                                              --              --              --              --
                                                            ------------    ------------    ------------    ------------
Balance at December 31, 2000                                          --              --       5,345,259              --
                                                            ------------    ------------    ------------    ------------
Issuance of common stock for
 services rendered                                                    --              --          29,988              --
Sale of common stock at $2.44 per share                               --              --         399,836              --
Issuance of stock options and warrants for
 services rendered                                                    --              --          21,012              --

Net loss                                                              --              --              --              --
                                                            ------------    ------------    ------------    ------------
Balance at December 31, 2001                                          --              --       5,796,095              --
                                                            ------------    ------------    ------------    ------------
Issuance of common stock in
 accordance with anti-dilution provisions                             --              --            (164)             --
Sale of common stock at $1.22 and $.97 per
  share for 102,684 and 385,065 shares, respectively                  --              --         499,512              --
Issuance of stock options and warrants
 for services rendered                                                --              --         595,188              --
Net loss                                                              --              --              --              --
                                                            ------------    ------------    ------------    ------------
Balance at December 31, 2002                                          --              --       6,890,631              --
                                                            ------------    ------------    ------------    ------------
Elimination of subscription receivable                                --              --         (15,070)             --
Sale of common stock at $.97 per share                                --              --       1,282,084              --
Issuance of stock options and warrants
 for services rendered                                                --              --         691,377              --
Issuance of common stock in accordance with
  antidilution provisions                                             --              --            (108)             --
Exercise of warrants                                                  --              --            (480)             --
Issuance of common shares to shareholders of                          --              --          (1,134)             --
company acquired in reverse acquisition
Net assets acquired in reverse acquistion                                                         20,584              --
Sale of common stock for cash at $1.375 per share, net                --              --       6,702,924              --
Conversion of Bridge Loan at $1.375 per share                         --              --         274,800              --
Issuance of common stock for offering services                        --              --          (1,212)             --
Net loss                                                              --              --              --              --
                                                            ------------    ------------    ------------    ------------
Balance at December 31, 2003                                          --              --    $ 15,844,396              --
                                                            ------------    ------------    ------------    ------------
Issuance of stock options and warrants
 for services rendered                                                --              --          53,156
Issuance of stock granted for services
 rendered                                                             --              --          43,485
 Sale of preferred stock at $1.00 per share                           --              --       1,534,500
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                                   --              --         458,121
Costs incurred asssociated with sale of stock and
   reverse acquisition                                                --              --        (101,711)
Costs incurred asssociated with sale of Series A
 preferred stock                                                      --              --         (31,072)
 Exercise of options                                                  --              --          41,924
 Exercise of options  (cashless)                                      --              --             (27)
Adjustment of Sale of common stock for cash                           --              --              (7)
at $1.375 per share, net (Unaudited)
Net Loss
                                                                      --              --              --              --
                                                            ------------    ------------    ------------    ------------
Balance at December 31, 2004                                          --    $         --    $ 17,842,765              --
                                                            ============    ============    ============    ============
 Exercise of options                                                  --              --           2,875              --
 Issuance of common stock for
  services rendered                                                   --              --         409,920              --
 Issuance of stock options for services rendered                      --              --         133,818        (133,818)
 Issuance of warrants for services rendered                           --              --         600,000              --
Amortization of deferred stock compensation                           --              --              --          85,096
 Sale ofSeries B preferred stock at $0.50 per share            1,407,867          14,079         689,854              --
   Seriers B Convertible Preferred Stock
      beneficial conversion feature                                   --              --         420,258              --
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                                   --              --         703,128              --
Costs incurred asssociated with sale of Series B
 preferred stock                                                      --              --        (212,245)             --
   Conversion of Seriers B Convertible Preferred Stock
      to common stock                                           (114,665)         (1,147)          1,032              --
   Issuance of collateral shares in Company's name                    --              --              --              --
  Series A Convertible Preferred Stock dividends declared             --              --         (62,000)             --
  Series B Convertible Preferred Stock dividends declared             --              --         (15,729)             --
Reclassification of conversion option liabilty - series               --              --        (586,182)             --
A convertible preferred stock
Reclassification of conversion option liabilty - series               --              --        (244,533)             --
B convertible preferred stock
Reclassification of non-employee                                      --              --        (104,927)             --
stock options liabilty
Reclassification of detachable warrants liability                     --              --        (636,412)             --
Reacquisition of warrants held by Trilogy                             --              --         (44,000)             --
Issuance of additional warrants to holders of                         --              --         449,500              --
series A convertible preferred stock
  Deemed Dividend associated with issuance of                         --              --        (449,500)             --
additional warrants to holders of series A
convertible preferred stock
Net Loss                                                              --              --              --              --

Balance at December 31, 2005                                   1,293,202    $     12,932    $ 18,897,622    $    (48,722)
                                                            ============    ============    ============    ============


                                                             Deficit
                                                           Accumulated
                                                            During the         Stock
                                                            Development     Subscription
                                                               Stage         Receivable
                                                            ------------    ------------
Issuance of common stock for research
 and development                                            $         --    $         --
Issuance of common stock for
 services rendered                                                    --              --
Sale of common stock at $1.14 and $1.38 per
 share for 691,269 and 924,156 shares, respectively                   --              --
Issuance of stock options and warrants
 for services rendered                                                --              --
Net loss                                                      (1,446,203)             --
                                                            ------------    ------------
Balance at December 31, 2000                                  (4,756,746)        (15,070)
                                                            ------------    ------------
Issuance of common stock for
 services rendered                                                    --              --
Sale of common stock at $2.44 per share                               --              --
Issuance of stock options and warrants for
 services rendered                                                    --              --

Net loss                                                      (1,675,158)             --
                                                            ------------    ------------
Balance at December 31, 2001                                  (6,431,904)        (15,070)
                                                            ------------    ------------
Issuance of common stock in
 accordance with anti-dilution provisions                             --              --
Sale of common stock at $1.22 and $.97 per
  share for 102,684 and 385,065 shares, respectively                  --              --
Issuance of stock options and warrants
 for services rendered                                                --              --
Net loss                                                      (1,511,997)             --
                                                            ------------    ------------
Balance at December 31, 2002                                  (7,943,901)        (15,070)
                                                            ------------    ------------
Elimination of subscription receivable                                --          15,070
Sale of common stock at $.97 per share                                --              --
Issuance of stock options and warrants
 for services rendered                                                --              --
Issuance of common stock in accordance with
  antidilution provisions                                             --              --
Exercise of warrants                                                  --              --
Issuance of common shares to shareholders of                          --              --
company acquired in reverse acquisition
Net assets acquired in reverse acquistion                             --              --
Sale of common stock for cash at $1.375 per share, net                --              --
Conversion of Bridge Loan at $1.375 per share                         --              --
Issuance of common stock for offering services                        --              --
Net loss                                                      (2,375,919)             --
                                                            ------------    ------------
Balance at December 31, 2003                                $(10,319,820)   $         --
                                                            ------------    ------------
Issuance of stock options and warrants
 for services rendered
Issuance of stock granted for services
 rendered
 Sale of preferred stock at $1.00 per share
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                             (458,121)
Costs incurred asssociated with sale of stock and
   reverse acquisition
Costs incurred asssociated with sale of Series A preferred
 stock Exercise of options Exercise of options (cashless)
Adjustment of Sale of common stock for cash at $1.375 per
share, net (Unaudited)
Net Loss                                                      (4,635,149)
                                                                      --              --
                                                            ------------    ------------
Balance at December 31, 2004                                $(15,413,090)   $         --
                                                            ============    ============
 Exercise of options                                                  --              --
 Issuance of common stock for
  services rendered                                                   --              --
 Issuance of stock options for services rendered                      --              --
 Issuance of warrants for services rendered                           --              --
Amortization of deferred stock compensation                           --              --
 Sale ofSeries B preferred stock at $0.50 per share                   --              --
   Seriers B Convertible Preferred Stock
      beneficial conversion feature                             (420,258)             --
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                             (703,128)             --
Costs incurred asssociated with sale of Series B
 preferred stock                                                      --              --
   Conversion of Seriers B Convertible Preferred Stock
      to common stock                                                 --              --
   Issuance of collateral shares in Company's name                    --              --
  Series A Convertible Preferred Stock dividends declared             --              --
  Series B Convertible Preferred Stock dividends declared             --              --
Reclassification of conversion option liabilty - series               --              --
A convertible preferred stock
Reclassification of conversion option liabilty - series               --              --
B convertible preferred stock
Reclassification of non-employee                                      --              --
stock options liabilty
Reclassification of detachable warrants liability                     --              --
Reacquisition of warrants held by Trilogy                             --              --
Issuance of additional warrants to holders of                         --              --
series A convertible preferred stock
  Deemed Dividend associated with issuance of                         --              --
additional warrants to holders of series A
convertible preferred stock
Net Loss                                                      (5,781,493)             --

Balance at December 31, 2005                                $(22,317,969)   $         --
                                                            ============    ============

                                                                Treasury Stock
                                                              Shares       Amount      Total
                                                            -----------    ------    -----------
Issuance of common stock for research
 and development                                                     --       $--    $    75,000
Issuance of common stock for
 services rendered                                                   --        --         10,010
Sale of common stock at $1.14 and $1.38 per
 share for 691,269 and 924,156 shares, respectively                  --        --      2,060,401
Issuance of stock options and warrants
 for services rendered                                               --        --         51,357
Net loss                                                             --        --     (1,446,203)
                                                            -----------    ------    -----------
Balance at December 31, 2000                                         --        --        592,247
                                                            -----------    ------    -----------
Issuance of common stock for
 services rendered                                                   --        --         30,000
Sale of common stock at $2.44 per share                              --        --        400,000
Issuance of stock options and warrants for
 services rendered                                                   --        --         21,012
                                                                                     -----------
Net loss                                                             --        --     (1,675,158)
                                                            -----------    ------    -----------
Balance at December 31, 2001                                         --        --       (631,899)
                                                            -----------    ------    -----------
Issuance of common stock in
 accordance with anti-dilution provisions                            --        --             --
Sale of common stock at $1.22 and $.97 per
  share for102,684 and 385,065 shares, respectively                  --        --        500,000
Issuance of stock options and warrants
 for services rendered                                               --        --        595,188
Net loss                                                             --        --     (1,511,997)
                                                            -----------    ------    -----------
Balance at December 31, 2002                                         --        --     (1,048,708)
                                                            -----------    ------    -----------
Elimination of subscription receivable                               --        --             --
Sale of common stock at $.97 per share                               --        --      1,283,402
Issuance of stock options and warrants
 for services rendered                                               --        --        691,377
Issuance of common stock in accordance with
  antidilution provisions                                            --        --             --
Exercise of warrants                                                 --        --             --
Issuance of common shares to shareholders of                         --        --             --
company acquired in reverse acquisition
Net assets acquired in reverse acquistion                                                 20,584
Sale of common stock for cash at $1.375 per share, net               --        --      6,708,410
Conversion of Bridge Loan at $1.375 per share                        --        --        275,000
Issuance of common stock for offering services                       --        --             --
Net loss                                                             --        --     (2,375,919)
                                                            -----------    ------    -----------
Balance at December 31, 2003                                         --        --    $ 5,554,146
                                                            -----------    ------    -----------
Issuance of stock options and warrants
 for services rendered                                               --        --         53,156
Issuance of stock granted for services
 rendered                                                            --        --         43,500
 Sale of preferred stock at $1.00 per share                          --        --      1,550,000
   Seriers A Convertible Preferred Stock

      beneficial conversion feature                                  --        --             --
Costs incurred asssociated with sale of stock and
   reverse acquisition                                               --        --       (101,711)
Costs incurred asssociated with sale of Series A
 preferred stock                                                     --        --        (31,072)
 Exercise of options                                                 --        --         42,000
 Exercise of options  (cashless)                                     --        --             --
Adjustment of Sale of common stock for cash                          --        --
at $1.375 per share, net (Unaudited)
Net Loss                                                                              (4,635,149)
                                                                     --        --             --
                                                            -----------    ------    -----------
Balance at December 31, 2004                                         --        --    $ 2,474,870
                                                            ===========    ======    ===========
 Exercise of options                                                 --        --          2,881
 Issuance of common stock for                                                                 --
  services rendered                                                  --        --        410,500
 Issuance of stock options for services rendered                     --        --             --
 Issuance of warrants for services rendered                          --        --        600,000
Amortization of deferred stock compensation                          --        --         85,096
 Sale ofSeries B preferred stock at $0.50 per share                  --        --        703,933
   Seriers B Convertible Preferred Stock
      beneficial conversion feature                                  --        --             --
   Seriers A Convertible Preferred Stock
      beneficial conversion feature                                  --        --             --
Costs incurred asssociated with sale of Series B                                              --
 preferred stock                                                     --        --       (212,245)
   Conversion of Seriers B Convertible Preferred Stock
      to common stock                                                --        --             --
   Issuance of collateral shares in Company's name           (2,677,000)   (2,677)            --
  Series A Convertible Preferred Stock dividends declared            --        --        (62,000)
  Series B Convertible Preferred Stock dividends declared            --        --        (15,729)
Reclassification of conversion option liabilty - series              --        --       (586,182)
A convertible preferred stock
Reclassification of conversion option liabilty - series              --        --       (244,533)
B convertible preferred stock
Reclassification of non-employee                                     --        --       (104,927)
stock options liabilty
Reclassification of detachable warrants liability                    --        --       (636,412)
Reacquisition of warrants held by Trilogy                            --        --        (44,000)
Issuance of additional warrants to holders of                        --        --        449,500
series A convertible preferred stock
  Deemed Dividend associated with issuance of                        --        --       (449,500)
additional warrants to holders of series A
convertible preferred stock
Net Loss                                                             --        --     (5,781,493)
                                                                                     -----------
Balance at December 31, 2005                                 (2,677,000)   (2,677)   $(3,410,241)
                                                            ===========    ======    ===========

The accompanying notes are an integral part of these financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS


                                                                                            Cumulative
                                                                                         For the Period
                                                                                      from February 7, 1997
                                                             For the Years Ended       (inception) through
                                                                 December 31,              December 31,
                                                              2005            2004            2005
                                                         ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                 $ (5,781,493)   $ (4,635,149)   $(20,736,462)
                                                         ------------    ------------    ------------
     Adjustments to reconcile net loss to net cash
         used in operating activities:

         Depreciation and amortization                        133,338         144,846         896,536
         Loss on disposal of net assets                            --              --          20,584
         Unrealized loss from foreign currency
             transactions                                          --              --          19,271
         Warrants issued to related party for legal
             services                                              --              --          95,000
         Issuances of warrants and stock options for
             services rendered                                685,096          96,656       2,180,696
         Issuance of common stock for research and
             development                                      410,500              --         710,500
         Amortization of original issue discount                   --              --         329,625
         Amortization of deferred financing costs               9,607              --         197,732
         Amortization of debt discount on convertible
             debebtures                                        14,779              --          14,779
              Write off of deferred offering costs             37,000              --          37,000
         Change in fair value of non-employee stock
         options, warrants and conversion options             323,189              --         323,189

         Changes in operating assets and liabilities:

         Prepaid expenses and other current assets            169,617         183,638         155,092
         Other assets                                           8,038        (148,407)       (143,907)
         Accounts payable and accrued expenses                527,445         (75,745)      1,205,026
         Deferred officers salaries                           (46,923)          6,923         939,632
                                                         ------------    ------------    ------------
             NET CASH USED IN OPERATING ACTIVITIES         (3,509,807)     (4,427,238)    (13,755,707)
                                                         ------------    ------------    ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
     Purchases of property and equipment                     (165,163)       (179,348)     (1,234,105)
                                                         ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from (costs of) issuance of common stock             --        (101,711)     12,522,477
     Net proceeds from issuance of Series A preferred
         stock                                                     --       1,518,928       1,518,928
     Net proceeds from issuance of Series B preferred
         stock                                                491,688              --         491,688

              The accompanying notes are an integral part of these
                             financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)


                            STATEMENTS OF CASH FLOWS


                                                                                         Cumulative
                                                                                       For the Period
                                                                                    from February 7, 1997
                                                            For the Years Ended      (inception) through
                                                                 December 31,            December 31,
                                                             2005            2004            2005
                                                         ------------    ------------    ------------
     Proceeds from issuance of warrants                            --              --          40,000
     Proceeds from options exercised                            2,880          42,000          44,880
     Issuance of bridge note payable                               --              --       1,025,000
     Payment of deferred financing costs                      (65,000)             --        (212,500)
     Proceeds from convertible debenture, net                 895,000              --         895,000
     Repayment of notes payable                              (184,947)       (265,173)       (467,298)
                                                         ------------    ------------    ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES          1,139,621       1,194,044      15,858,175
                                                         ------------    ------------    ------------
         NET (DECREASE) INCREASE IN CASH                   (2,535,349)     (3,412,542)        868,363
CASH AND CASH EQUIVALENTS -Beginning                        3,403,712       6,816,254              --
                                                         ------------    ------------    ------------
     CASH AND CASH EQUIVALENTS - Ending                  $    868,363    $  3,403,712    $    868,363
                                                         ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the periods for:
         Interest                                        $      5,457    $      7,277    $    969,495
         Income Taxes                                              --              --           4,509

     Non cash investing and financing activities:

         Conversion of bridge notes                                --              --       1,065,625
         Conversion of accounts payable to notes
             payable                                               --              --         237,861
         Insurance premiums financed using a note             171,576         191,104         545,411
     Cashless exercise of stock options resulting  the
         issuance of 27,399 shares of common stock                 --              27              27
       Issuance of collateral shares in Company's name          2,677              --           2,677
     Beneficial conversion charge attributable to
         Series A preferred stock                             703,128         458,121       1,161,249
     Beneficial conversion charge attributable
     to Series B preferred stock                              420,258              --         420,258

Deemed dividend onissuance of warrants to series A
preferred stockholders                                        449,500              --         449,500
Dividends accrued on preferred stock                           77,729              --          77,729
Recovery of Trilogy warrants                                   44,000              --          44,000
Conversion option liability on the convertible
debenture                                                     612,903              --         612,903


              The accompanying notes are an integral part of these
                             financial statements.

                           ADVANCED BIOPHOTONICS INC.
                      (F/K/A OmniCorder Technologies, Inc.)
                        (A Development Stage Enterprise)


                            STATEMENTS OF CASH FLOWS

                                                                                               Cumulative
                                                                                             For the Period
                                                                                          from February 7, 1997
                                                               For the Years Ended         (inception) through
                                                                    December 31,              December 31,
                                                                 2005            2004              2005
                                                               -------           ----     ----------------------
Reclassification of conversion option liability on
convertible preferred stock                                    830,715            --              830,715
Reclassification of non-employee stock option                  104,927            --              104,927
Detachable warrants liability - convertible debenture          160,047            --              160,047
Reclassification of  detachable warrants                       636,412            --              636,412

Detachable warrants  issued as deferred financing costs         60,570            --               60,570


The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND BUSINESS

Advanced BioPhotonics Inc. formerly known as OmniCorder Technologies Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR(R) System ("System").

In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR(R) System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR(R) System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to commercial, institutional and clinical customers to use its technology for plastic and reconstructive surgery, cancer therapy treatment monitoring, neurosurgery, cancer detection and cardiac surgery applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

In April 2005, the Company received notice that it had been awarded a New Technology Ambulatory Procedure Code (APC) for usage of its system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of the Company's efforts over the next three years must be to build a history of claims submissions using the APC for the use of its system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR(R) system has been assigned APC Code 1502 and HCPCS Code C9723.

On June 7, 2005, the Company changed its corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by its stockholders at the 2005 annual meeting of stockholders.

RECAPITALIZATION TRANSACTION

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock (the "Recapitalization"). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.

Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 8), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

As more fully described in Note 8, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR(R) System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

MANAGEMENT'S LIQUIDITY PLANS

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2005 of $22,317,969 and cash flows used in operating activities during the development stage of $13,755,707. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 8, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its Series A convertible preferred stock (initially convertible into 1,409,091 shares of common stock) and issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. The Company received gross proceeds of $1,550,000 in the private placement. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with Emerging Issues Task Force (EITF) Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments", a non-cash charge of $1,161,249 was recorded to deficit accumulated during the development stage, which is the difference between the relative fair value of the series A preferred stock and the fair market value of our common stock issuable pursuant to the conversion terms on the date of issuance. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering the warrant exercise price was reduced to $0.50 per share. On November 14, 2005, the sale of $1,000,000 of securities under the Securities Purchase Agreement described below and in Note 7, triggered anti dilution provisions which reduced the conversion price of the series A convertible preferred stock from $0.50 to $0.44 per share. On January 3, 2006, after the sale of an additional $1,000,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.39 per share and are convertible into 4,739,643 shares of common stock. The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series A preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during the fourth quarter of 2005. The Company could receive an additional $1,395,000 if all of the warrants issued to the Series A stockholders are exercised though there is no assurance these warrants will be exercised. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. On January 3, 2006, the Company issued 301,423 shares of series A convertible preferred stocks as in-kind dividends to the holders of series A preferred stock on the dividend record date of December 15, 2005. The Company inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 117,795 series A preferred dividend shares.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company issued the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date of July 1, 2005, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107 on the record date. Each subscription right represented the right to purchase one share of newly-created series B preferred stock.

The shares of series B convertible preferred stock are convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. Stockholders that purchased shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. In accordance with EITF 00-27 the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. As a result of anti-dilution provisions relating to the series B convertible preferred stock that were triggered by the November 14, 2005 sale of $1,000,000 of securities under the Securities Purchase Agreement described below and in Note 7, the shares of the series B convertible preferred stock have an conversion price of $0.44 per share. On January 3, 2006, after the sale of an additional $1,000,000 of securities under the Securities Purchase Agreement, the conversion price of the series B preferred stock was further reduced to $0.39 per share and are convertible into 1,753,176 shares of common stock, The conversion price was adjusted based on a calculation set forth in the anti-dilution clause in the certificate of designation of the series B preferred stock. As of December 31, 2005, 114,665 shares of series B convertible stock were converted into 114,665 shares of the Company's common stock. On January 3, 2006, the Company issued 76,467 shares of series B convertible preferred stock as in-kind dividends in to the holders of series B preferred stock on the dividend record date of December 15, 2005. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 59,766 series B preferred dividend shares. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised. The Company has incurred legal and accounting fees in connection with the rights offering totaling approximately $212,000, as of December 31, 2005.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Trilogy agreed to act as finder to seek financing and other strategic relationships for the Company. Under this agreement, if the Company received any financing from a qualified introduction during the fee agreement period, the Company would be required to pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and was to terminate one year following the termination of Trilogy as finder. Either Trilogy or the Company could terminate the agreement at any time. There are no assurances that Trilogy will be able to locate suitable investors or that the Company will close a transaction with investors introduced by Trilogy.

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requested to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement had an initial term of 12 months and was terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy was to be paid $12,500 per month and was issued 2,400,000 warrants to purchase shares of the Company's common stock (see Note 8). Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $600,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget of not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement.

On November 17, 2005 the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Securities Purchase Agreement the Company entered into on November 14, 2005 with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and
(ii) 4,000,000 warrants.. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company.

The Company paid $30,000 and accrued $90,000 related to this settlement as of December 31, 2005 with $44,000 allocated to the recovery of the warrants.

On September 23, 2005 the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company, only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or
(iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 7, Securities Purchase Agreement.

As of March 21, 2006, the Purchasers have provided the Company $2,000,000 of the $4,000,000 in two tranches. The final payment of $2,000,000 will be disbursed within two days of the effectiveness of a registration statement.

The proceeds of the offering are being used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and an amendment on February 13, 2006 but has not yet been declared effective. If the registration statement is not declared effective within 120 days from November 14, 2005 or if the Company fails to maintain effectiveness of the registration statement, then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the convertible debentures in shares or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. There can be no assurance to how many, if any, of these warrants will be exercised.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in its name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about The Company and their investment, the Purchasers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $260,000 in cash of which $65,000 was paid on November 16, 2005 and $65,000 was paid on January 6, 2006, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom has and will receive five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005 and 395,310 were granted on January 6, 2006 (see
Note 8). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211 and $0.202 for the 1st tranche and 2nd tranche, respectively.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. See
Note 8.

On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005. This agreement was not extended in 2006.

As of December 31, 2005, the Company had cash balances and working capital deficit of $868,363 and $670,083, respectively and total stockholders' deficit of $3,410,241. At March 21, 2006, the Company has approximately $600,000 in cash balances (unaudited).

Management estimates that it will require additional cash resources during 2006, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The BioScanIR(R) System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. The Company's approved labeling permits it to market the BioScanIR(R) system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

The Company continues to further improve its system for target end-market applications based upon pilot site feedback. Current systems production is driven by its need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold, leased, or converted to revenue generating sites at some time in the future. The Company will build and deploy these units to the extent that they advance its product development and validation efforts and its drive to commercialization. On November 1, 2004, the Company delivered the new cancer therapy monitoring configuration of our BioScanIR(R) System to the Cleveland Clinic's Department of Hematology/Oncology for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials began in the second quarter of 2005. In the first quarter of 2006, the Company entered into a pilot site agreement with Yale University School of Medicine ("Yale"). Yale will begin to conduct clinical trials using the Company's BioScanIR(R) System, together with its proprietary DIRI(R) dynamic infrared imaging software platform in a reconstructive surgery application. Under the clinical trial protocol, Yale will use the Company's BioScanIR(R) System and DIRI(R) software to collect and interpret data relating to locating the perforator vessels in vivo, then monitoring the healing process of the transplanted flaps. The clinical trial at Yale will build upon earlier work done at the University of Geneva in reconstructive surgery. As of December 31, 2005, the Company had three fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro) 478,000, or $564,000 as of December 31, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, valuation of derivative liabilities and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2005 the uninsured cash balance at one bank was approximately $768,000.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

SOFTWARE DEVELOPMENT COSTS

Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

CONVERTIBLE DEBENTURES AND DERIVATIVE LIABILITIES

In November 2005 the Company entered into a Securities Purchase Agreement for convertible notes and warrants. (See Note 7). The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The convertible notes are recorded at their residual value. The resultant discount is accreted up to the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments the Company reclassified these instruments from equity to a liability based on their fair values on November 14, 2005 (See Notes 8 & 9).

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. The key assumptions used in the Black Scholes valuation calculations at December 31, 2005 were actual period close common stock price of $0.21, applicable volatility rates which ranges from 133.01% to 136.11% and the period close risk free interest rate for the instruments expected remaining life which ranges from 4.35% to 4.54%.. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the year ended December 31, 2005 the Company recorded a $323,189 charge as a result of the change in fair value of these derivative instruments.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

REVENUE RECOGNITION

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the "Summary of Significant Accounting Policies-Basis of Presentation." Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

1. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

2. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

3. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

PATENTS

Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

EMPLOYEE BENEFIT PLANS

The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Also, available to eligible employees at their cost, through a third party provider, are dental and long term disability insurance. In fiscal 2005 the Company established a 401-K plan through a third party provider for its employees. At this time, the Company does not contribute any money to the plan. The Company has a Stock Based Compensation Plans as described in Note 9.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

FOREIGN CURRENCY TRANSACTIONS

The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR(R) System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company did not incur transaction losses for the years ended December 31, 2005 and 2004 but had $19,271 resulting from foreign currency transactions included in interest and other expenses for the period from February 7, 1997 (inception) to December 31, 2005 in the accompanying financial statements.

LOSS PER COMMON SHARE

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the convertible debenture and conversion of the series A and series B convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive. Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

Total potential common shares as of December 31, 2005:

Warrants to purchase common stock                  5,547,776
Options to purchase common stock                   6,724,490
Series A convertible preferred stock               3,522,727
Series B convertible  preferred stock              1,469,548
Conversion of convertible debenture:
(1st Tranche)                                      9,090,909
                                                  ----------
                                                  26,355,450
                                                  ==========

Additional issuances as of March 21, 2006
Warrants to purchase common stock                  1,895,310
Options to purchase common stock                   1,777,000
Additional convertible
Preferred Stock as in kind dividends:
Series A convertible preferred stock                 771,643
Series B.convertible preferred stock                  97,878
Additional shares of convertible preferred
convertible stock due to anti dilution:
Series A convertible preferred stock                 445,273
Series B convertible preferred stock                 185,750
Conversion of convertible debenture:
(2nd Tranche)                                      8,333,333
                                                  ----------
                                                  39,861,673



STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") revised SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period of the first fiscal year beginning after December 15, 2005, with early adoption encouraged.

After evaluation, on October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of SFAS No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by the President of the Company).

SFAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. In fiscal 2005, $18,000 compensation expense has been recognized for options granted to an employee. that had an exercise price less than the market value of the underlying common stock on the date of grant..The effect on net loss and net loss per share had the Company applied the fair value recognition using the Black-Scholes option pricing model is presented in the following proforma table:

                                                                           For the Years Ended December 31,
                                                                                2005            2004
                                                                            ------------    ------------
Net loss attributable to common stockholders - basic and diluted            $ (7,436,576)   $ (5,093,270)

Add:
      Stock based employee compensation expense included in net income            18,000              --

Deduct:
    Total stock-based employee compensation expense determined under fair
    value-based method for all awards                                         (2,912,157)       (342,877)
                                                                            ------------    ------------
Pro forma net loss attributable to common stockholders                      $(10,330,733)   $ (5,436,147)
                                                                            ============    ============
Basic and diluted net loss per share as reported                            $      (0.25)   $      (0.17)
                                                                            ============    ============
Basic and diluted pro forma net loss per share                              $      (0.34)   $      (0.18)
                                                                            ============    ============


The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                             For the Years Ended December 31,
                                                2005                  2004
                                                ----                  ----
      Expected life (years)                     9.6                   4.3
      Risk free interest rate                  4.16%                 3.61%
      Volatility                              131.1%                147.7%
      Dividends                                   0%                    0%


The weighted average fair value of options at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2005 and 2004 is estimated at $0.83 and $3.79, respectively.

The Company will adopt the provisions of SFAS No. 123R on January 1, 2006. The adoption of SFAS No. 123R may have a material impact on the Company's financial position or results of operations in future periods upon issuance of new awards. (See Note 14).

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" (FAS 143), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company does not expect that adoption of FIN 47 will have a significant effect on its financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 will have a material effect on its condensed financial position or results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. The adoption of the Issue may have an impact on the Company's financial position and its results of operations in future periods upon issuance of new and currently outstanding convertible securities.

In June 2005, EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on the Company's financial position or results of operations.

In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our financial position or results of operations in future periods.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"), which amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company's financial position and results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

RECLASSIFICATIONS

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 December  December 31,
                                                   2005       2004
                                                 --------   --------
            Research and development equipment   $800,831   $876,563
            Office equipment                       73,905     67,603
            Furniture and fixtures                 26,804     26,804
            Leasehold Improvements                 21,075     17,465
                                                 --------   --------
                                                  922,615    988,435

            Less: accumulated depreciation and
             Amortization                         745,788    703,585
                                                 --------   --------
                                                 $176,827   $284,850
                                                 ========   ========

Depreciation and amortization expenses charged to operations for the years ended December 31, 2005 and 2004 and for the period February 7, 1997 (inception) to December 31, 2004 was $133,338, $144,846 and $896,537, respectively.

NOTE 4 - NOTES PAYABLE

The Company financed its annual insurance premiums over a nine-month period with one financing Company. The notes payable balances at December 31, 2005 and 2004 were $152,512 and $165,883, respectively. The balance as of December 31, 2005 is due in monthly installments approximating $19,000 including interest at the rate of 7.95 % per annum through August 2006.

NOTE 5 - INCOME TAXES

The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

                                           December 31,   December 31,
                                               2005           2004
                                           -----------    -----------
       Deferred tax assets(liabilities):
       Net operating loss carryforward     $ 7,793,000    $ 5,412,000
       Property and equipment                   (6,000)        (1,000)
       Accrued expenses                        412,000        443,000
       Convertible debentures                  (12,000)            --
            Valuation allowance             (8,187,000)    (5,854,000)
                                           -----------    -----------
             Net Deferred Tax Asset        $        --    $        --
                                           ===========    ===========

The expiration dates for the net operating loss carry forward are as follows:

          2019                        $  2,746,000
          2020                           1,467,000
          2021                           1,688,000
          2022                           1,260,000
          2023                           1,607,000
          2024                           4,868,000
          2025                           5,847,000
                                      ------------
                                      $ 19,483,000
                                      ------------


The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes and cumulative effect for a change in accounting principle as follows:

                                                             For the Years Ended
                                                                December 31,
                                                             -------------------
                                                                2005    2004
                                                                 ---     ---
     Tax provision at statutory rate                             (34%)   (34%)
     Non deductible expenses                                      (0%)    (1%)
     Other                                                         0%      1%
     Change in valuation allowance for net deferred tax assets    34%     34%
                                                                 ---     ---
                                                                   0%      0%
                                                                 ===     ===


The change in the valuation allowance for deferred tax assets are summarized as follows:

                                            Years Ended December 31,
                                                2005         2004
                                            -----------  -----------
Beginning Balance                           $ 5,854,000  $ 4,258,000
Change in Allowance                           2,333,000    1,596,000
                                            -----------  -----------
Ending Balance                              $ 8,187,000  $ 5,854,000
                                            -----------  -----------


As of December 31, 2005 and 2004, the Company has net operating loss carryforwards of $19,483,000 and $13,636,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2025. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - DEFERRED OFFICERS SALARIES

Deferred officers' salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive Officer ("CEO") and former Chief Financial Officer ("CFO"), which aggregated $939,632 and $986,555 at December 31, 2005 and, 2004, respectively. (See Note 11, Litigation).

NOTE 7 - SECURITIES PURCHASE AGREEMENT

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock.

The Purchasers are obligated to provide us with the funds as follows:

o $1,000,000 - which was disbursed on November 15, 2005;

o $1,000,000 - which was disbursed on January 4, 2006; and

o $2,000,000 - which will be disbursed within two days of the effectiveness of the registration statement.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month

In addition the Company entered into a Registration Rights Agreement whereby it was required to file a registration statement with the SEC within the 45 days of the November 14, 2005. The Company is required to use its best efforts to have the registration statement declared effective within 120 days of November 14, 2005. The Registration Rights Agreement required that the number of shares of common stock included in the registration statement was equal to 200% of the common stock underlying the sum of the number of shares that were then issuable upon conversion of the notes and the number of shares that were then issuable upon exercise of the warrants. The Company filed a original registration statement on December 22, 2005 and an amended registration statement on February 13, 2006. The registration statement has not yet been declared effective.

Pursuant to the Registration Rights Agreement, the Company will be subject to liquidation damages of two percent per month of the then outstanding principal amount of the secured convertible notes in the following instances:

1. If the registration statement is not declared effective within 120 days from November 14, 2005

2. If the Company fails to timely file all reports with the SEC pursuant to the Securities Exchange Act of 1934

3. If the Company fails to maintain effectiveness of the registration statement after it has been declared effective.

4. If the Company's common stock is not listed for quotation on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange once listed there or ceases to be traded on the Over-the-Counter Bulletin Board or equivalent replacement exchange

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below the average of the last price on the five days preceding the issuance with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchasers' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company`s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company `s common stock issued in its own name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

In connection with the closing on November 14, 2005 of the first tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $612,903. The fair value of the warrants on the date of issuance was $160,048. As such the convertible notes were recorded on the date of issuance at the residual value of $227,049. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. Actual period close common stock price ($0.21), applicable volatility rates (133.04%), remaining contractual life (0.97-6.67 years) and the period close risk free interest rate for the instruments expected remaining life (4.35% - 4.39%) are the key assumptions used in the valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument. The change in the fair value of the conversion option and warrants for the year ended December 31, 2005 was $284,941.

NOTE 8 - STOCKHOLDERS' EQUITY

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

STOCK SPLITS AND RECAPITALIZATION

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization.

PRIVATE PLACEMENTS

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

SERIES A CONVERTIBLE PREFERRED STOCK

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,161,249 to deficit accumulated during the development stage in fiscal 2004. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering consummated on August 10, 2005, the conversion price of its series A convertible preferred stock was reduced to $0.50 per share and the exercise of the warrants was reduced to $0.50 per share. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors. The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during the fourth quarter of 2005. As a result of the November 14, 2005 Securities Purchase Agreement the series A preferred stock conversion price was reduced to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. On January 3, 2006, after the close of the second tranche of the Securities Purchase Agreement, the conversion price of the series A preferred stock was further reduced to $0.39 per share. The conversion price of the Series A preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction,
(A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. After the 2nd tranche of the Securities Purchase agreement, the reduction in conversion price results in 1 share of series A preferred stock converting into 2.56 shares of common stock.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 7) Because of this the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition the series A convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series A convertible preferred stock. As such the November 14, 2005 sale of convertible debentures caused the series A convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series A convertible preferred stock could no longer considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series A convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $586,182. The Company will re-measure the fair value of the embedded conversion option at each reporting date with changes in fair value recorded in its statement of operations for the period which was $16,204 for the year ended December 31, 2005. The fair value of the series A conversion option was $602,386 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.21), applicable volatility rates (133.04%), remaining contractual life (5 years) and the period close risk free interest rate for the instruments remaining contractual life (4.35%).

PROPRIETARY RIGHTS OFFERING

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible originally on a one-to-one basis of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27 the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. As a result of the November 14, 2005 Securities Purchase Agreement the series B preferred stock conversion price was reduced from $0.50 per share to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. On January 3, 2006, after the close of the second tranche of the Securities Purchase Agreement, the conversion price of the series B preferred stock was further reduced to $0.39 per share. The conversion price of the Series B preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 share of common stock. After the 2nd tranche of the Securities Purchase agreement, the reduction in conversion price results in 1 share of series B preferred stock converting into 1.28 shares of common stock.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertivle debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 7). Because of this the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition the series B convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series B convertible preferred stock. As such the November 14, 2005 sale of convertible debentures caused the series B convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series B convertible preferred stock could no longer considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series B convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $244,533. The Company will re-measure the fair value of the embedded conversion option at each reporting date with changes in fair value recorded in its statement of operations for the period was $6,760 for the year ended December 31, 2005. The fair value of the series B conversion option was $251,293 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.21), applicable volatility rates (133.04%), remaining contractual life (5 years) and the period close risk free interest rate for the instruments remaining contractual life (4.35%).WARRANTS

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9, 2010.

On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock and could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There is no assurance as to how many warrants will be exercised.

On September 14, 2005, the Company issued warrants to purchase 2,400,000 shares of the Company's common stock in connection with the Letter of Engagement with Trilogy. Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The estimated fair value of the warrants was determined to be $600,000, which was charged to general and administrative expense in September 2005. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement, and the parties have finalized the terms of such resignation. On November 17, 2005 the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. Under the terms of the Settlement Agreement, Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company. (See Note 2 "Management Liquidity Plans")

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005 the Purchasers received 1,000,000 warrants and January 16, 2006 the purchasers received 1,000,000 warrants. Another 2,000,000 warrants will be issued to the Purchasers when the registration statement is declared effective.

Pursuant to an amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 378,445 and 395,310 shares of our common stock at an exercise price of $0.65 per share on November 14, 2005 and January 6, 2006, respectively. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.211 and $0.202 for the first tranche and second tranche, respectively. Axiom will receive additional warrants when the registration statement is declared effective.

The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. Because of this the Company would not have sufficient authorized shares to settle exercises of the warrants issued to the Purchasers or Axiom on the date of issuance. In addition underlying shares of the Purchasers warrants were subject to the liquidating damages provisions of the Registration Rights Agreement . If the registration statement that was filed by the Company is not declared effective within 120 days from November 14, 2005 or fails to maintain effectiveness of the registration statement then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares or cash. In accordance with the provisions of EITF 00-19 both the Purchasers and Axiom warrants were recorded as liabilities at their fair values on the date of issuance of $160,048 and $60,569, respectively. (See Note 7)

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. Because of this the Company might not have sufficient authorized shares in the future to settle exercises of its other issued warrants. Under the guidance of EITF 00-19, share settlement of the Company's other issued warrants could no longer considered to be within the their control. The Company reclassified these other warrants to a liability based on the fair value of the conversion option on November 14, 2005 of $636,412.

The Company will re-measure the fair value of the warrants at each reporting date with changes in fair value recorded in its statement of operations for the period which was $21,679 for the year ended December 31, 2005. The fair value of the Company's warrants was $649,886 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value of the warrants. The significant assumptions used include the actual period closing price of the Company's common stock, applicable volatility rates and the period close risk free interest rate for the instruments remaining contractual life.

As of December 31, 2005 and 2004, the Company had warrants outstanding to purchase an aggregate of 5,547,776 and 1,915,397 common shares respectively.

BRIDGE FINANCING

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 9 - STOCK OPTION PLAN AND WARRANTS

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

For the year ended December 31, 2005, under the 1998 stock option plan, the Company awarded stock options to purchase 1,422,500 shares of common stock, of which 143,000 were to employees, 852,000 were to the Company's President and CEO, 365,000 were to members of the Board of Directors and 62,500 shares were to consultants. At December 31, 2005, options to purchase 3,841,493 shares of common stock were outstanding. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

As of December 31, 2005, 3,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 2,883,000 were stock option grants. Of the 3,213,000 awards, 1,825,000 were granted to our new CEO pursuant to the terms of his employment agreement, 200,000 were issued to an employee, 33,000 were granted to management advisory consultants and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options held by employees and members of the Board of Directors which were outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately and are exercisable at $0.30 per share. The options have a range of exercise prices of $0.30 to $4.00. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.6 million (approximately $900,000 of which relates to options held by the President of the Company).

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. (See Note 7). Because of this the Company might not have sufficient authorized shares in the future to settle exercises of its non employee issued stock options. Under the guidance of EITF 00-19, share settlement of the Company's non employee issued stock options could no longer considered to be within the their control. The Company reclassified these non employee stock options to a liability based on the fair value of the stock options on November 14, 2005 of $104,927. The Company will re-measure the fair value of the non employee stock options at each reporting date with changes in fair value recorded in its statement of operations for the period which was $444 for the year ended December 31, 2005. The fair value of the Company's non employee stock options was $104,483 at December 31, 2005. The Company used the Black Scholes Valuation model to determine the fair value. The significant assumptions used include the actual period closing price of the Company's common stock, applicable volatility rates and the period close risk free interest rate for the instruments remaining contractual life.

A summary of activity under the stock option plans is as follows:

                                        December 31, 2005      December 31, 2004
                                                 Weighted               Weighted
                                                  Average                Average
                                                 Exercise               Exercise
                                      Shares       Price    Shares        Price
                                    ---------    --------  ---------    --------

Outstanding, beginning of year      3,039,875    $    .73  2,781,899    $    .96
Options granted                     4,305,500         .83    565,983        2.66
Options exercised                      (5,218)        .55   (113,067)        .74
Options forfeited                    (615,667)       2.24   (194,940)       1.34
                                    ---------    --------  ---------    --------
Outstanding, end of year            6,724,490    $    .94  3,039,875    $    .73
                                    =========    ========  =========    ========
Exercisable, end of year            6,671,240    $   1.06  2,739,306    $    .84
                                    =========    ========  =========    ========


The following table summarizes stock option information as of December 31, 2005:

                                         Options Outstanding
                    Number Outstanding     Weighted Average     Options Number
       Exercise        at Remaining          Contractual       Exercisable At
        Prices       December 31, 2005           Life          December 31, 2005
       --------     ------------------   --------------------  -----------------
         $ .30            1,000,000               9.82            1,000,000
         $ .55              162,659               2.27              162,659
         $ .66              200,000               4.49              200,000
         $ .92               13,500               4.49               13,500
         $ .97            1,429,375               2.32            1,429,375
         $1.00            3,002,000               9.02            3,002,000
        $1.135              264,925               4.67              264,925
        $1.136              221,796                .25              221,796
         $1.20               13,500               4.49               13,500
        $1.375              250,000               7.75              250,000
        $1.378                1,818                .96                1,818
         $1.38                  727                .96                  727
         $2.43               93,440               1.11               93,440
         $3.75                6,000               4.49                6,000
         $4.00               64,750               4.31               64,750
                          ---------               ----            ---------
Total                     6,724,490               2.99            6,724,490
                          =========               ====            =========


A summary of stock warrant activity is as follows:

                                      December 31, 2005       December 31, 2004
                                               Weighted                Weighted
                                                Average                 Average
                                               Exercise                Exercise
                                   Shares         Price     Shares        Price
                                 ----------       -----   ---------       -----
Outstanding, beginning of year    1,915,397       $1.06   1,450,397       $1.05
Warrants granted                  6,032,379         .63     465,000        1.10
Warrants exercised                       --          --          --          --
Warrants forfeited               (2,400,000)        .50          --          --
Warrants expired                         --          --          --          --
                                 ----------       -----   ---------       -----
Outstanding, end of year          5,547,776        0.78   1,915,397        1.06
                                 ==========       =====   =========       =====
Exercisable, end of year          5,547,776       $0.78   1,915,397       $1.06
                                 ==========       =====   =========       =====


The following table summarizes warrants information as of December 31, 2005:

                               Warrants Outstanding

                 Number       Weighted Average    Weighted  Warrants Number
             Outstanding at      Remaining        Average    Exercisable at
 Exercise     December 31,      Contractual       Exercise     December 31,
  Prices          2005             Life            Price               2005
 --------    --------------   ----------------   ---------   --------------
    $ 0.50          465,000               3.96      $ 0.50          465,000
    $ 0.65        1,378,445               4.87      $ 0.65        1,378,445
    $ 0.75        2,253,934               4.61      $ 0.75        2,253,934
    $ 0.97        1,232,208               6.67      $ 0.97        1,232,208
    $ 1.50          218,189               0.97      $ 1.50          218,189
             --------------   ----------------   ---------   --------------
                  5,547,776               4.93      $ 0.78        5,547,776
             ==============   ================   =========   ==============

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The Company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 8). These warrants were immediately exercisable at $1.50 per share through December 19, 2006.

The Company issued warrants to purchase 465,000 shares of its common stock to investors in its December 14, 2004 Private Placement (Note 7). These warrants were immediately exercisable at $1.10 per share through December 14, 2009. In August 2005, the exercise price of the warrants was reduced to $0.50 per share after the consummation of the rights offering pursuant to anti dilution provision. In October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9, 2010.

The Company issued warrants to purchase 703,934 shares of its common stock to investors in its Proprietary Rights Offering August 10, 2005 (Note 8). These warrants were immediately exercisable at $0.75 per share through August 9, 2010.

The Company issued warrants to purchase 1,000,000 shares of its common stock to the Purchasers in the Securities Purchase Agreement on November 15, 2005 (Note
8). The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

The Company issued warrants to purchase 378,445 shares of its common stock to Axiom pursuant to an amended Finder's Fee Agreement on November 15, 2005 (Note
8). The warrants are exercisable into common stock at an exercise price of $0.65 per share for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price of (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. The initial market price was $0.211.

After the Company entered the Securities Purchase Agreement, and in following the guidance of EITF 00-19, the Company classified its warrants issued, as a liability recorded at fair value on November 14, 2005. (See Note 8 "Warrants").

NOTE 10 - LICENSE AGREEMENTS

TECHNOLOGY LICENSE AGREEMENT

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company was contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company also was obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

CALTECH LICENSE AGREEMENT

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

THE LOCKHEED MARTIN LICENSE AGREEMENT

In September 1998, the Company entered into a license agreement with Lockheed Martin Corporation ("Lockheed"), pursuant to which the Company initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time the Company entered into the license agreement with Lockheed, it believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech.

In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues the Company derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and the Company has not utilized the EQWIP technology licensed from Lockheed and, therefore, believed that the license was no longer exclusive and that no minimum or other royalties were due to Lockheed.

In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. (Note 11, Commitments and Contingencies, Litigation).

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and a fair value of $94,500, as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. (Note 11, Litigation). The Company does not believe that the termination of the license granted under the agreement with Lockheed will have a significant impact on its business. The Company has accrued $323,000 as of December 31, 2005 in connection with this settlement.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 478,000 Euros or $564,040 (at the current exchange rates) as of December 31, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

OPERATING LEASE COMMITMENTS

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space which expires November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2005 are as follows:

                 For the Year Ending
                     December 31,                    Amount
                 -------------------              -----------
                         2006                          60,500
                         2007                          62,800
                         2008                          65,100
                         2009                          61,800
                                                  -----------
                        Total                     $   250,200
                                                  ===========

Rent expense charged to operations for the years ended December 31, 2005 and December 31, 2004 and for period February 7, 1997 (inception) to December 31, 2005 amounted to $66,364, $60,590 and $248,613, respectively.

LITIGATION

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believed that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed from the Company, the license agreement by its terms had become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believed that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed believed that royalties were due and had demanded payment. The Company had conducted exploratory discussions with Lockheed regarding terms for a potential settlement of this matter in order to avoid these potential substantial litigation costs and other professional fees.

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and fair value of $94,500 as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. The Company does not believe that the loss the license with Lockheed will have a significant impact on us. The Company accrued $323,000 in connection with this settlement at December 31, 2005.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties have recently completed discovery and a final pretrial conference was held on August 17, 2005. The Company is in negotiation with the former CFO to reach a settlement agreement.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and the Company intends to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at December 31, 2005.

The Company is not a party to any other pending or threatened legal proceedings.

EMPLOYMENT AND CONSULTING AGREEMENTS

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of the Company's common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. The Company paid the $55,000 bonus to Mr. O'Connor in two equal installments, April 2005 and January 2006. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor
(1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the Board of Directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a Board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

The following table summarizes the aggregate commitments under employment and related agreement obligations at December 31, 2005:

                                                         Aggregate
                                                        Commitment
                                                        ----------
             Year ending December 31, 2006                 575,000
             Year ending December 31, 2007                 291,500
             Year ending December 31, 2008                 195,000
                                                        ----------
                        Totals                          $1,061,500
                                                        ==========


NOTE 12 - RELATED PARTY TRANSACTIONS

Among the purchasers of the Company's series A convertible preferred stock were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants. Effective December 31, 2005, George Benedict voluntarily resigned from his position from the Company's Board of Directors.

Among the purchasers of the Company's series B convertible preferred stock were Jed Schutz, Joseph T. Casey and Dr. Michael Davis, each of whom is a director of the Company. Mr. Schutz purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mark A. Fauci, a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of the obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

The Company purchases all of its insurance policies with the exception of employee health insurance, from a company in which a member of its Board of Directors is the Chairman. Insurance premiums paid in fiscal 2005 and 2004 approximated $241,000 and $239,000, respectively. Effective December 31, 2005, this board member, voluntarily resigned from his position from the Company's Board of Directors.

The Company's Chairman of the Board, Hon. Joseph F. Lisa, currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In the year ended December 31, 2005 and 2004, Greenberg Traurig LLP billed the Company approximately $677,200 and $570,300, respectively for legal services rendered. Effective December 31, 2005, Joseph Lisa voluntarily resigned from his position from the Company's Board of Directors.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers , their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in the Company's name, and (ii) to grant to ,their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of the Board of Directors was compensated $95,000 for his service in this role to the Company. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. The Company offered Dr. Davis a new consulting contract in January 2006, whereby he will provide medical and scientific expertise for the Company. The terms of the contract have not yet been finalized.

NOTE 13 - PUBLIC OFFERING COSTS

The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 14 - SUBSEQUENT EVENTS

On January 3, 2006, the Company issued shares of its series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which was December 15, 2005.

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at the Company's option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock convertible The Company inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 117,795 series A preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at the Company's option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 59,766 series B preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

On January 4, 2006, the Company received $1 million in gross proceeds that was payable upon our filing of a registration statement with the Securities and Exchange Commission ("SEC") in connection with the Company's November 14, 2005, Securities Purchase Agreement with the Purchasers which registers shares of our common stock underlying (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of the Company's common stock. In connection with this second closing, the Company issued an aggregate of $1,000,000 principal amount secured convertible promissory notes and warrants to purchase 1,000,000 shares of common stock. Upon receipt of proceeds in the 2nd tranche of the Securities Purchase Agreement, the Company paid Axiom $65,000 and issued 395,310 five year warrants a to puchase shares of the Company's common stock at an exercise price of $0.65.

On January 9, 2006, Company hired Robert P. Ellis as the Company's Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of the Company's common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123(R).

On January 30, 2006, Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector technology the Company and Lockheed entered into on September 29, 1998 ("License Agreement") and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that the Company and Lockheed entered into on June 24, 1998 (the "Definitive Contract"). Under the terms of the Settlement Agreement the Company agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and the Company also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to the expiration date (as defined below), one share of the Company's common stock for $0.65 per share; such warrants shall expire on December 28, 2015 ("Expiration Date"). In consideration for this settlement payment, Lockheed has agreed to release the Company and terminate all prior agreements and understandings between Lockheed and the Company, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or
(iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, the Company agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. The Company does not believe that the loss the license granted under the agreement with Lockheed will have a significant impact on it. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On February 13, 2006, the Company entered into a letter of agreement (the "Agreement") with The Investor Relations Group, Inc. ("IRG"). Under the Agreement IRG will provide investor relations services for the Company. In consideration for its services, the Company will pay IRG $10,000 per month. In addition, the Company delivered 325,000 restricted shares of its common stock to IRG with a fair value of $61,750 on the date of the grant. These shares will be restricted for a period of two years from the date of execution of the Agreement.

On February 13, 2006, the Company issued 12,000 shares of its restricted stock to Dr. Michael Anbar as part of the February 2005 two-year consulting agreement with the fair value of $2,280 on the date of grant. The stock is compensation for Dr. Anbar's work with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts.

On March 14, 2006 the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10 year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company's 2005 Incentive Plan for their service to the Company in 2006. The 10 year stock options vest immediately and have an exercise price of $0.24 per share. The Company's audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company's 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options will be recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123(R).

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)

                            CONDENSED BALANCE SHEETS

                                                      June 30,    December 31,
                                                        2006          2005
                                                    -----------   ------------
                                                    (Unaudited)

 CURRENT ASSETS

   Cash and cash equivalents                         $  296,879    $  868,363
   Prepaid expenses and other current assets             87,833       207,589
                                                     ----------    ----------
     Total Current Assets                               384,712     1,075,952

   Property and equipment, net                          220,528       176,827
   Other assets:

     Equipment deposits                                 232,977       257,983
     Deferred financing costs, net                      478,320       220,962
       Security deposits                                 15,062         9,662
                                                     ----------    ----------
         TOTAL ASSETS                                $1,331,599    $1,741,386
                                                     ==========    ==========


              The accompanying notes are an integral part of these
                         condensed financial statements.

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)

                            CONDENSED BALANCE SHEETS
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY


                                                                 June      December 31,
                                                               30, 2006        2005
                                                            ------------   ------------
                                                             (Unaudited)
 CURRENT LIABILITIES
   Notes payable                                            $     38,128   $    152,512
   Accounts payable and accrued expenses                         601,684        445,991
   Accrued professional fees                                     340,348        242,171
   Accrued license fees                                               --        323,000
   Accrued registration rights penalties                         109,333             --
   Deferred former officers salaries                             340,000        504,632
   Dividends payable                                                  --        77,729
                                                            ------------   ------------
     Total Current Liabilities                                 1,429,493      1,746,035
                                                            ------------   ------------
   Convertible debentures(net of debt discount $2,189,449
     and $758,171, respectively)                                 410,551        241,829
   Detachable warrants                                         1,912,804        878,708
   Non employee stock options                                    144,395        104,483
   Conversion option on convertible debentures                 7,150,000        891,892
   Conversion option on series A convertible preferred
     stock                                                       852,839        602,387
   Conversion option on series B convertible preferred
     stock                                                       362,765        251,293
   Deferred former officers salaries, non current                375,000        435,000
                                                            ------------   ------------
     Total Long Term Liabilities                              11,208,354      3,405,592
                                                            ------------   ------------
     Total Liabilities                                        12,637,847      5,151,627
                                                            ------------   ------------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' DEFICIENCY
   Series A Convertible preferred stock, $.01 par
     value, 3,000,000 shares authorized;
     1,851,423 and 1,550,000 shares issued and
     outstanding, respectively, liquidation preference
     $1,851,423 and $1,550,000, respectively                      18,514         15,500
   Series B Convertible preferred stock, $.01 par value,
     7,000,000 shares authorized; 1,333,432 and
     1,293,202 shares issued and outstanding,
     respectively, liquidation preference $666,716 and
     $640,776, respectively                                       13,335         12,932
   Common stock, $.001 par value; 200,000,000 shares
     authorized; 33,460,141 issued and 30,783,141
     outstanding in 2006 and 33,072,772 shares issued
     and 30,395,772 outstanding in 2005 respectively              33,460         33,073
   Additional paid-in capital                                 19,363,038     18,897,622
   Deferred compensation                                        (129,597)       (48,722)
   Deficit accumulated during the development stage          (30,602,321)   (22,317,969)
   Treasury stock, at cost, 2,677,000 and shares issued           (2,677)        (2,677)
                                                            ------------   ------------
     Total Stockholders' Deficiency                          (11,306,248)    (3,410,241)
                                                            ------------   ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY       $  1,331,599   $  1,741,386
                                                            ============   ============

              The accompanying notes are an integral part of these
                         condensed financial statements.

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                                                                      Cumulative
                                                                                                                          For
                                                                                                                      the Period
                                                                                                                         From
                                                                                                                      February 7,
                                                                                                                          1997
                                                       For the Six Months Ended         For the Quarter Ended         (inception)
                                                               June 30,                        June 30,                through
                                                     ----------------------------    ----------------------------      June 30,
                                                         2006            2005             2006            2005           2006
                                                     ------------    ------------    ------------    ------------    ------------
                                                      (Unaudited)     (Unaudited)     (Unaudited)    (Unaudited)      (Unaudited)
Development revenues                                 $         --    $         --    $         --    $         --    $     69,800
Development costs                                              --              --              --              --          20,000
                                                     ------------    ------------    ------------    ------------    ------------
  GROSS PROFIT                                                 --              --              --              --          49,800
                                                     ------------    ------------    ------------    ------------    ------------
OPERATING EXPENSES
Research and development                                  641,916       1,012,085         302,483         352,627       9,361,139
Selling, general and administrative                     1,462,073       1,722,075         479,198         807,942      11,139,213
Related party legal expense                                    --              --              --              --         544,881
Write-off of public offering costs                             --              --              --              --         501,992
                                                     ------------    ------------    ------------    ------------    ------------
  TOTAL OPERATING EXPENSES                              2,103,989       2,734,160         781,681       1,160,569      21,547,225
                                                     ------------    ------------    ------------    ------------    ------------
  OPERATING LOSS                                       (2,103,989)     (2,734,160)       (781,681)     (1,160,569)   (21, 497,425)
  Change in fair value of non employee stock
  options, warrants and conversion options              5,928,114              --       2,422,877              --       6,251,303
Registration rights penalties                             109,333              --         109,333              --         109,333
Interest and other (income) expenses, net                 142,916          (3,053)         50,156          (1,044)      1,162,753
                                                     ------------    ------------    ------------    ------------    ------------
  NET LOSS                                             (8,284,352)     (2,731,107)     (3,364,047)     (1,159,525)    (29,020,814)
  Series A Convertible Preferred Stock beneficial
    conversion feature                                         --              --              --              --       1,161,249
  Series B Convertible Preferred Stock beneficial
    conversion feature                                         --              --              --              --         420,258
  Deemed dividend on issuance of additional
    Series A Convertible Preferred Stock
    Warrants                                                   --              --              --              --         449,500
  Accumulated Dividends on Series A Convertible
    Preferred Stock                                        31,000          33,583          15,500          15,500          95,583
  Accumulated Dividends on Series B Convertible
    Preferred Stock                                        21,363              --          10,047              --          38,977
                                                     ------------    ------------    ------------    ------------    ------------
      NET LOSS ATTRIBUTABLE TO COMMON STOCK
        HOLDERS- BASIC AND DILUTED                   $ (8,336,715)   $ (2,764,690)   $ (3,389,594)   $ (1,175,025)   $(31,186,381)
                                                     ============    ============    ============    ============    ============
  Basic and diluted net loss per share               $      (0.27)   $      (0.09)   $      (0.11)   $      (0.04)
                                                     ============    ============    ============    ============
  Weighted average number of shares outstanding        30,654,103      29,872,627      30,735,540      30,038,140
                                                     ============    ============    ============    ============


            See acompanying notes to condensed financial statements.

                            Advanced BioPhotonics Inc
                        (A Development Stage Enterprise)

                 CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY

              For the Period January 1, 2006 Through June 30, 2006


                                                                                                                  Series A
                                                               Common Stock              Treasury Stock       Preferred Stock
                                                         -----------------------    ---------------------   -------------------
                                                            Shares        Amount      Shares      Amount      Shares     Amount
                                                         ------------   --------    ----------   --------   ---------   -------
Balance at January 1, 2006                                33,072,772    $  33,073   (2,677,000)  ($ 2,677)  1,550,000   $15,500
  Issuance of  series A Convertible
    Preferred Stock to settle accrued dividends                   --           --           --         --     301,423     3,014
  Issuance of  series B Convertible
    Preferred Stock to settle accrued dividends                   --           --           --         --          --        --
  Issuance of stock options for services rendered
Amortization of deferred stock compensation                       --           --           --         --          --        --
  Issuance of common stock for
    services rendered                                        337,000          337           --         --          --        --
  Conversion of Seriers B Convertible Preferred Stock            --           --
    to common stock                                           50,369           50           --         --          --        --
Reclass conversion option- Series B convertible
preferred stock to equity                                         --           --           --         --          --        --
    Net Loss                                                      --           --           --         --          --        --
Balance at June 30, 2006 (Unaudited)                      33,460,141    $  33,460   (2,677,000)  $ (2,677)  1,851,423   $18,514



                                                                                                            Deficit
                                                          Series B                                       Accumulated
                                                        Preferred Stock      Additional     Deferred      During the
                                                     -------------------     Paid-in-     Stock Based    Development
                                                       Shares     Amount     Capital     Compensation       Stage          Total
                                                     ---------   -------   -----------   ------------   ------------   ------------
Balance at January 1, 2006                           1,293,202   $12,932   $18,897,622    ($  48,722)   ($22,317,969)  ($ 3,410,241)
  Issuance of  series A Convertible
    Preferred Stock to settle accrued dividends             --        --        (3,014)           --              --             --
  Issuance of  series B Convertible
    Preferred Stock to settle accrued dividends         76,467       765          (765)           --              --             --
  Issuance of stock options for services rendered                              396,032      (396,032)             --             --
  Amortization of deferred stock compensation               --        --            --       315,157              --        315,157
  Issuance of common stock for
    services rendered                                       --        --        63,693            --              --         64,030
  Conversion of Seriers B Convertible Preferred Stock
    to common stock                                    (36,237)     (362)          312            --              --             --
Reclass conversion option- Series B convertible
  preferred stock to equity                                 --        --         9,158            --              --          9,158
    Net Loss                                                --        --            --            --      (8,284,352)    (8,284,352)
Balance at June 30, 2006 (Unaudited)                 1,333,432   $13,335    19,363,038      (129,597)    (30,602,321)   (11,306,248)

The accompanying notes are an integral part of these financial statements

                           Advanced BioPhotonics Inc.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                      Cumulative
                                                                                                         For
                                                                                                      the Period
                                                                                                         From
                                                                                                       February
                                                                                                       7, 1997
                                                                         For the Six Months Ended     (inception)
                                                                                  June 30,           through June
                                                                         ------------------------         30,
                                                                             2006         2005           2006
                                                                         -----------   ----------    ------------
                                                                         (Unaudited)   (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                 $(8,284,352)  $(2,731,107)  $(29,020,814)
                                                                         -----------   -----------   ------------
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                             42,004        55,970        938,540
    Loss on disposal of net assets                                                --            --         20,584
    Unrealized loss from foreign currency transactions                            --            --         19,271
    Warrants issued to related party for legal services                           --            --         95,000
    Issuances of warrants and stock options for services
      rendered                                                               409,657        32,411      2,590,353
    Issuance of common stock  as compensation                                 64,030       410,500        774,530
    Amortization of original issue discount                                       --            --        329,625
    Amortization of deferred financing costs                                  76,077            --        273,809
    Amortization of debt discount on convertible
      debentures                                                              77,922            --         92,701
    Write off of deferred offering costs                                          --            --         37,000
    Change in fair value of non-employee stock options,
    warrants and conversion options                                        5,928,114            --      6,251,303
    Changes in operating assets and liabilities:
    Prepaid expenses and other current assets                                119,756       122,837        274,848
    Other assets                                                              (5,400)        8,039       (149,307)
    Accounts payable and accrued expenses                                    (69,130)      215,539      1,135,896
    Accrued registration rights penalties                                    109,333            --        109,333
    Deferred officers salaries                                              (224,632)       (6,923)       715,000
                                                                         -----------   -----------   ------------
      NET CASH USED IN OPERATING ACTIVITIES                               (1,756,621)   (1,892,734)   (15,512,328)
                                                                         -----------   -----------   ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
    Purchase of property and equipment                                       (60,700)     (161,436)    (1,294,805)
                                                                         -----------   -----------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                                        --            --     12,522,477
    Net proceeds from issuance of Series A preferred stock                        --            --      1,518,928
    Net proceeds from issuance of Series B preferred stock                        --      (191,365)       491,688
    Proceeds from issuance of warrants                                            --            --         40,000
    Proceeds from options exercised                                               --         2,880         44,880
    Issuance of bridge note payable                                               --            --      1,025,000
    Payment of deferred financing costs                                     (209,779)           --       (422,279)
    Proceeds from convertible debenture, net                               1,570,000            --      2,465,000
    Repayment of notes payable                                              (114,384)     (127,403)      (581,682)
                                                                         -----------   -----------   ------------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  1,245,837      (315,888)    17,104,012
                                                                         -----------   -----------   ------------
      NET (DECREASE) INCREASE IN CASH                                        (571,484)   (2,370,058)       296,879
 CASH AND CASH EQUIVALENTS -Beginning                                         868,363     3,403,712             --
                                                                          -----------   -----------   ------------
       CASH AND CASH EQUIVALENTS - Ending                                 $   296,879   $ 1,033,654   $    296,879
                                                                          -----------   -----------   ------------
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid during the periods for:
         Interest                                                         $     6,796   $     3,867   $    976,291
         Income Taxes                                                              --            --          4,059
      Non cash investing and financing activities:
         Conversion of bridge notes                                                --            --      1,065,625
         Conversion of accounts payable to notes payable                           --            --        237,861
         Insurance premiums financed using a note                                  --            --        545,411
      Cashless exercise of stock options resulting the issuance
         of 27,399 shares of common stock                                          --            --             27
        Issuance of collateral shares in Company's name                            --            --          2,677
      Beneficial conversion charge attributable to Series A
         preferred stock                                                           --            --      1,161,249
      Beneficial conversion charge attributable to
        Series B preferred stock                                                   --            --        420,258
      Deemed dividend on issuance of warrants to series A
        preferred stockholders                                                     --            --        449,500
      Payment of accrued dividends on preferred stock                              --            --         77,729
      Recovery of Trilogy warrants                                                 --            --         44,000
      Conversion option liability on the convertible debenture              1,251,852            --      1,864,755
      Reclassification of conversion option liability on
      convertible preferred stock                                              (9,158)           --        821,557
      Reclassification of non-employee stock option                                --            --        104,927
      Detachable warrants liability - convertible debenture                   266,200            --        426,247
      Reclassification of detachable warrants                                      --            --        636,412
      Detachable warrants issued as deferred financing costs                   93,656            --        154,226

              The accompanying notes are an integral part of these
                         condensed financial statements.

NOTE 1 - Organization and Business

Advanced BioPhotonics Inc. formerly known as OmniCorder Technologies Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR(R) System ("System").

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

NOTE 2 - Summary of Significant Accounting Policies

Accounting Policies

The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Annual Report on Form 10-KSB for the year ended December 31, 2005. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR(R) System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Management's Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through June 30, 2006 of $30,602,321 and cash flows used in operating activities during the development stage of $15,512,328. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 6, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

On December 14, 2004, the Company received gross proceeds of $1,550,000 in a completed a private placement of 1,550,000 shares of its Series A convertible preferred stock. (See Note 6 Series A Convertible Preferred Stock) The Company issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share which expire December 14, 2009. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering, the warrant exercise price was reduced to $0.50 per share. Holders of the Series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company could receive an additional $1,395,000 if all of the warrants issued to the investors in the December 2004 private placement are exercised. There can be no assurance as to how many warrants will be exercised.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. (See Note 6, Proprietary Rights Offering) The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. The warrants have an exercise price of $0.75 per share and will expire August 10, 2010. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised.

On September 23, 2005 the Company signed a non-exclusive finder's fee agreement with Axiom Capital Management, Inc. ("Axiom"). Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agreed to introduce to the Company, only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agreed that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until (i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or
(iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduced the percentage that the Company shall pay to Axiom, to an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. See Note 5, Securities Purchase Agreement.

The purchasers are obligated to provide us with the funds as follows:

o $1,000,000 was disbursed on November 15, 2005;

o $1,000,000 was disbursed on January 4, 2006;

o $600,000 was disbursed on May 10, 2006;

o $500,000 was disbursed on July 25, 2006; and

o $900,000 will be disbursed within two days of the effectiveness of the registration statement.

The proceeds of the offering are being used to support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property. The Company was required to file a registration statement covering two times the number of shares issuable upon conversion of the debentures and exercise of the warrants with the Securities and Exchange Commission. A Registration Statement was filed on December 22, 2005 and amendments on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006 but has not yet been declared effective. If the registration statement is not declared effective within 120 days from November 14, 2005 or if the Company fails to maintain effectiveness of the registration statement, then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the then outstanding principal amount of the convertible debentures in shares or cash. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, it will be required to pay liquidated damages in shares or cash, at its election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest. As of June 30, 2006, the Company has accrued approximately $109,000 in liquidated damages.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. On November 15, 2005 the purchasers received 1,000,000 warrants, January 4, 2006 the purchasers received 1,000,000 warrants, May 10, 2006 the purchasers received 600,000 warrants and on July 25, 2006 the purchasers received 500,000 warrants. Another 900,000 warrants will be issued to the Purchasers when the registration statement is declared effective. There can be no assurance to how many, if any, of these warrants will be exercised. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom will earn a finders fee of $260,000 in cash of which $65,000 was paid on November 16, 2005, $65,000 was paid on January 6, 2006, $39,000 was paid on May 12, 2006, $32,500 was paid on August 1, 2006 and $58,500 will be paid when the registration statement is declared effective. In addition, Axiom has and will receive five year warrants to purchase shares of the Company's common stock at an exercise price of $0.65 per share, of which 378,445 were granted on November 14, 2005, 395,310 were granted on January 6, 2006, 173,580 were granted on May 10, 2006 and 133,776 were granted on July 25, 2006. (see Note 6). The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the 1st tranche, 2nd tranche, 1st advance and final advance of the 3rd tranche, respectively.

As of June 30, 2006, the Company had cash balances and working capital deficit of $296,879 and $1,044,781, respectively and total stockholders' deficiency of $11,306,248. At August 7, 2006, the Company has approximately $337,000 in cash balances.

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $540,000 (430,500 euros) as of June 30, 2006. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

Management estimates that it will require additional cash resources during 2006, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR(R) system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, valuation of derivative liabilities and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

Convertible Debentures and Derivative Liabilities

In November 2005 the Company entered into a Securities Purchase Agreement for convertible notes and warrants. (See Note 5). The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The convertible notes are recorded at their residual value. The resultant discount is accreted up to the maturity date of the convertible notes using the effective interest rate method.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. Because the convertible notes are convertible into an indeterminate number of shares the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments, such as convertible preferred stock, warrants and non employee stock options. As a result of this and anti-dilution features triggered in certain of these instruments the Company reclassified these instruments from equity to a liability based on their fair values on November 14, 2005 (See Notes 5 & 6).

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option embedded in the convertible notes is valued at its intrinsic value as the conversion price is fixed at a 40% discount to current market prices on conversion dates. The conversion options embedded in the preferred stock, detachable warrants and non-employee stock options are valued using the Black Scholes valuation model. Actual period close common stock prices, applicable volatility rates, remaining contractual life and the period close risk free interest rate for the instruments expected remaining life are the key assumptions used in the Black Scholes valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. There is no cash effect to these additions or charges over the life of these instruments. For the three and six months ended June 30, 2006, the Company recorded a $2,422,844 and $5,928,114 charge as a result of the change in fair value of these derivative instruments.

Revenue Recognition

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. For full disclosure of the Company's revenue recognition policies, refer to the Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

Loss Per Common Share

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the convertible debenture and conversion of the series A and series B convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive. Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

Total potential common shares as of June 30, 2006:

         Warrants to purchase common stock        8,216,666

         Options to purchase common stock         7,946,057

         Series A convertible preferred stock     5,146,956

         Series B convertible preferred stock     1,853,470

         Convertible debenture:                  28,260,870
                                                 ----------
                                                 51,424,019
                                                 ==========


Total potential common shares as of July 25, 2006:

         Warrants to purchase common stock        8,850,442

         Options to purchase common stock         7,946,057

         Series A convertible preferred stock     5,443,184

         Series B convertible preferred stock     1,960,145

         Convertible debenture:                  22,463,768
                                                 ----------
                                                 46,663,596
                                                 ==========

         Stock-Based Compensation


Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (Revised 2004), "Share-Based Payment", ("SFAS 123 (R) "), using the modified-prospective-transition method. As a result, the Company's net loss before taxes for the six months and three months ended June 30, 2006 was $301,567 ($0.01 per share) and $8,586 ($0.00 per share) lower respectively, than if it had continued to account for share-based compensation under the Accounting Principles Board ("APB") opinion No. 25. "Accounting for Stock Issued to Employees" ("APB 25"). As of June 30, 2006 there was $129,597 of total unrecognized compensation related to stock options granted which is expected to be recognized over an approximate 2.75 year period

Prior to January 1, 2006, the Company's stock-based employee compensation plans were accounted for under the recognition and measurement provisions of APB No. 25, and related Interpretations, as permitted by Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation, ("SFAS No. 123"). Except for one employee who's stock option grant had intrinsic value, the Company did not recognize stock-based compensation cost in its statement of operations for periods prior to January 1, 2006 as all other options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. However, compensation expense was recognized under APB 25 for certain options granted to non-employees of the Company based upon the intrinsic value (the difference between the exercise price on the date of grant and the deemed fair value of the common stock.

For the period ending June 30, 2005, as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition an Disclosure", which was amended SFAS No. 123, the Company elected to continue to follow intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB No. 25, and related interpretations including FASB Interpretation No.44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No.25. No stock-based employee compensation cost is reflected in operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                              Six Months      Three Months
                                                                Ended            Ended
                                                             June 30, 2005   June 30, 2005
                                                             -------------   -------------
 Net operating  loss as reported                              $(2,731,107)    $(1,159,525)
 Net loss attributable to common shareholders - basic and
   diluted                                                    $(2,764,690)    $(1,175,025)
 Add:
 Stock bases employee compensation expense included in net
   loss                                                             1,500           1,500
 Deduct:
 Total stock-based employee
   compensation expense
   determined under fair value
   based method for all awards                                   (555,584)       (318,228)
                                                              -----------     -----------
 Pro forma net loss                                           $(3,318,774)    $(1,491,753)
                                                              ===========     ===========
 Basic and diluted net loss per
   share as reported                                          $     (0.09)    $     (0.04)
                                                              ===========     ===========
 Basic and diluted pro forma net
   loss per share                                             $     (0.11)    $     (0.05)
                                                              ===========     ===========

For the six months ended June 30, 2005 the fair value of the Company's common stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volitlity of 132.79%-135.80%, (2) risk-free interest rates of 3.66%-4.18% and (3) expected lives of 5 - 10 years.

On January 9, 2006, Company hired Robert P. Ellis as the Company's Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of the Company's common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123R.

On March 14, 2006 the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10 year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company's 2005 Incentive Plan for their service to the Company in 2006. The 10 year stock options vest immediately and have an exercise price of $0.24 per share. The Company's audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company's 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options was recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123R.

For the six months ended June 30, 2006 the fair value of the Company common stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volitlity of 131.13%, (2) risk-free interest rates of 4.68%-4.71% and (3) expected lives of 5
- 10 years.

A summary of option activity under the plans for the six months ended June 30, 2006 is as follows:

                                            30-Jun-06
                                                Weighted
                                                 Average    Aggregate
                                                Exercise   Intrinsic
                                   Shares        Price       Value
                                 ---------    ----------   ----------
 Outstanding, January 1, 2006    6,724,490    $   0.94
 Options granted                 1,777,000        0.26
 Options forfeited                (555,433)       1.05
 Outstanding, June 30, 2006      7,946,057    $   0.80$      66,600
 Exercisable, June 30, 2006      7,411,370    $   0.83$      66,600

A summary of the status of the Company's nonvested shares as of June 30, 2006, and changes during the six months ended June 30, 2006:

                                                                   Weighted
                                                                    Average
                                                                   Exercise
 Nonvested Shares                                     Shares        Price
 -------------------------------------------------   ---------    ----------
 Nonvested, January 1, 2006                             53,250  $       1.36
 Granted                                             1,777,000  $       0.26
 Vested                                              1,295,563  $       0.27
 Forfeited                                                  --         --
 Nonvested, June 30, 2006                              534,687  $       0.36


The total fair value of shares vested during the six months ended June 30, 2006 was $344,800.

The following table summarizes stock option information as of June 30, 2006:

                  Number Outstanding   Weighted Average         Options
     Exercise        at June 30            Remaining        No. Exercisable
      Prices            2006           Contractual life         6/30/06
  -------------   ------------------   ----------------    ----------------

   $  0.24            1,110,000              9.71              1,110,000

   $  0.30              667,000              4.71                166,750

   $  0.30            1,000,000              9.33              1,000,000

   $  0.55              162,659              1.77                162,659

   $  0.66              200,000              3.99                200,000

   $  0.92               13,500              3.99                 13,500

   $  0.97            1,403,235              1.82              1,403,235

   $  1.00            2,694,500              8.50              2,663,250

   $ 1.135              264,925              4.18                264,925

   $  1.20               13,500              3.99                 13,500

   $ 1.375              250,000              7.26                250,000

   $ 1.378                1,818              0.46                  1,818

   $  1.38                  727              0.46                    727

   $  2.43               93,443              0.61                 93,443

   $  3.75                6,000              3.99                  6,000

   $  4.00               64,750              3.82                 61,563
                      ---------              ----              ---------
                      7,946,057              4.60              7,411,370
                      =========              ====              =========


Impact of Recently Issued Accounting Standards

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company does not expect that adoption of FIN 47 will have a significant effect on its financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material effect on its condensed financial position or results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. The adoption of the Issue may have an impact on the Company's financial position and its results of operations in future periods upon issuance of new and currently outstanding convertible securities.

In September 2005, the FASB ratified EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our financial position or results of operations in future periods.

In February 2006, the FASB issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140" ("SFAS 155"). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. The Company is currently assessing the impact that the adoption of SFAS 155 will have on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("SFAS 156"), which amends SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 permits the choice of the amortization method or the fair value measurement method, with changes in fair value recorded in income, for the subsequent measurement for each class of separately recognized servicing assets and servicing liabilities. The statement is effective for years beginning after September 15, 2006, with earlier adoption permitted. The Company is currently evaluating the effect that adopting this statement will have on the Company's financial position and results of operations.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company is assessing the impact of this Interpretation on its financial statements, but does not expect it to have a material effect.

Fair Value of Financial Instruments

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

NOTE 3 - Deferred Former Officers Salaries

Deferred former officers salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive Officer and former Chief Financial Officer, which aggregated $715,000 and $939,632 at June 30, 2006 and December 31, 2005, respectively. (See Note 9, Litigation).

NOTE 4 - Notes Payable

The Company financed its annual insurance premiums over a nine-month period with one financing Company. The notes payable balances at June 30, 2006 and December 31, 2005 were $38,128 and $152,512, respectively. The balance as of June 30, 2006 is due in monthly installments approximating $19,000 including interest at the rate of 7.95 % per annum through August 2006.

NOTE 5 - Securities Purchase Agreement

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock.

Funding from the Purchasers is as follows:

o $1,000,000 was disbursed on November 15, 2005;

o $1,000,000 was disbursed on January 4, 2006;

o $600,000 was disbursed on May 10, 2006;

o $500,000 was disbursed on July 25, 2006; and

o $900,000 will be disbursed within two days of the effectiveness of the registration statement.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. Interest is to be paid quarterly. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. Accrued interest as of June 30, 2006 totaled $99,304. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. As such these notes are convertible into an indeterminate number of shares of the Company's common stock. At the Company's option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month

In addition the Company entered into a Registration Rights Agreement whereby it was required to file a registration statement with the SEC within the 45 days of the November 14, 2005. The Company is required to use its best efforts to have the registration statement declared effective within 120 days of November 14, 2005. The Registration Rights Agreement required that the number of shares of common stock included in the registration statement was equal to 200% of the common stock underlying the sum of the number of shares that were then issuable upon conversion of the notes and the number of shares that were then issuable upon exercise of the warrants. The Company filed a original registration statement on December 22, 2005 and an amended registration statements on February 13, 2006, April 7, 2006, June 5, 2006 and June 30, 2006. The
registration statement has not yet been declared effective.

Pursuant to the Registration Rights Agreement, the Company will be subject to liquidation damages of two percent per month of the then outstanding principal amount of the secured convertible notes in the following instances:

1. If the registration statement is not declared effective within 120 days from November 14, 2005.

2. If the Company fails to timely file all reports with the SEC pursuant to the Securities Exchange Act of 1934.

3. If the Company fails to maintain effectiveness of the registration statement after it has been declared effective.

4. If the Company's common stock is not listed for quotation on the Nasdaq National Market, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange once listed there or ceases to be traded on the Over-the-Counter Bulletin Board or equivalent replacement exchange.

Since the registration statement has not been declared effective and has exceeded the 120 day time requirement, the Company has accrued approximately $109,000 in liquidated damages as of June 30, 2006.

The full principal amount of the secured convertible notes is due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of its assets and intellectual property.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The warrants shares carry the same registration rights as the shares underlying the convertible notes. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below the average of the last price on the five days preceding the issuance with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the Purchasers' position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company`s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company `s common stock issued in its own name, and (ii) to grant to the Purchasers, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

In connection with the closing on November 14, 2005 of the first tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the control of the Company and collateral was posted in connection with the sale of these instruments. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The fair value of the conversion option on the date of issuance of the notes was $612,903. The fair value of the warrants on the date of issuance was $160,048. As such the convertible notes were recorded on the date of issuance at the residual value of $227,049. On January 4, 2006 in the 2nd tranche of $1,000,000 of convertible notes and warrants for 1,000,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $851,852 and the fair value of the warrants on the date of issuance was $157,000. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company recorded a $8,852 charge which is included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options. The convertible note was recorded at the residual value of $0. On May 10, 2006, in the advance of the 3rd tranche of $600,000 of convertible notes and warrants for 600,000 shares of common stock, the fair value of the conversion option on the date of issuance of the note was $400,000 and the fair value of the warrants on the date of issuance was $109,200. As such the convertible notes were recorded on the date of issuance at the residual value of $90,800. On July 25, 2006 in the 2nd advance of the 3rd tranche of $500,000 of convertible notes and warrants for 500,000 shares of common stock, the fair value of the conversion option on the date of issuance of the notes was $586,957 and the fair value of the warrants on the date of issuance was $122,897. Since the fair value of the conversion option and warrant exceeded the face value of the convertible notes, the Company will record a $209,854 charge which will be included in the statement of operations in change of fair value of non-employee stock options, warrants and conversion options during the quarter ended September 30, 2006. The convertible note will be recorded at the residual value of $0. The resultant debt discount recorded on the secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method with a charge to interest expense.

In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. Actual period close common stock price ($0.30), applicable volatility rates (132.19%), remaining contractual life (4.4 yrs.- 4.9 years) and the period close risk free interest rate for the instruments expected remaining life (5.18%) are the key assumptions used in the valuation calculation. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument. The change in the fair value of the conversion option for the three and six months ended June 30, 2006 was $3,250,000 and $5,006,256, respectively.

NOTE 6 - Stockholders' Equity

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization .

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, including reimbursement expenses which were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

Series A Convertible Preferred Stock

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $1,161,249 to deficit accumulated during the development stage in fiscal 2004. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering consummated on August 10, 2005, the conversion price of its series A convertible preferred stock was reduced to $0.50 per share and the exercise of the warrants was reduced to $0.50 per share. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors. The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company recorded a deemed dividend charge of $449,500 for the fair value of those warrants during the fourth quarter of 2005. As a result of the November 14, 2005 Securities Purchase Agreement the series A preferred stock conversion price was reduced to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series A preferred stock converted into 2 shares of common stock. Anti-dilution provision was triggered again on January 3, 2006, after the sale of an additional $1,000,000 of securities and on May 10, 2006 after the sale of $600,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.36 per share. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.36 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 2.78 shares of common stock for a total of 5,146,956 shares of common stock. On July 25, 2006, after the sale of $500,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.34 per share. The original investment price of $1.00 per share for the series A preferred stock is then divided by the $0.34 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 2.94 shares of common stock for a total of 5,443,184 shares of common stock. The conversion price of the Series A preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and
(B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at the Company's option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock convertible The Company inadvertently issued an additional 183,869 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 117,554 series A preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series A preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (see Note 5) Because of this the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition the series A convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series A convertible preferred stock. As such the November 14, 2005 sale of convertible debentures caused the series A convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series A convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series A convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $586,182. In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $135,037. Excess of fair value over the dividend payable of $60,600 was recorded as a charge of $74,437 in the statement of operation in change of fair value of non-emploee stock options, warrants and conversion options. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $497,959 and a charge of $115,415 for the change in fair value for the three and six months ended June 30, 2006, respectively, in its statement of operations. The fair value of the Series A conversion option was $852,839 and $602,387 at June 30, 2006 and December 31, 2005 respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.30), applicable volatility rates (132.19%), remaining contractual life (1.46 years) and the period close risk free interest rate for the instruments remaining contractual life (5.27%).

Proprietary Rights Offering

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible originally on a one-to-one basis of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27 the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. As a result of the November 14, 2005 Securities Purchase Agreement the series B preferred stock conversion price was reduced from $0.50 per share to $0.44 per share pursuant to the anti-dilution clause of the certificate of designation. Prior to the November 14, 2005 Securities Purchase agreement, 1 share of series B preferred stock converted into 1 share of common stock. Anti-dilution provision was triggered again on January 3, 2006, after the sale of an additional $1,000,000 of securities and on May 10, 2006 after the sale of $600,000 of securities under the Securities Purchase Agreement, the conversion price of the series A preferred stock was reduced further to $0.36 per share. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.36 per share and result in the conversion of 1 share of series B preferred stock into 1.39 shares of common stock for a total of 1,853,470 shares of common stock as of june 30, 2006. On July 25, 2006, after the sale of $500,000 of securities under the Securities Purchase Agreement, the conversion price of the series B preferred stock was reduced further to $0.34 per share. The original investment price of $0.50 per share for the series B preferred stock is then divided by the $0.34 per share and result in the conversion of every 1 share of series A preferred stock held can be converted into 1.47 shares of common stock for a total of 1,960,145 shares of common stock. The conversion price of the Series B preferred stock was adjusted based on a calculation as set forth in the certificate of designation. The price was determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities).

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at the Company's option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of its common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. The Company inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. The Company intends to send a notice letter to the holders requesting the shareholders return the certificates and thereafter the Company will issue an aggregate of 59,766 series B preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

The Company reviewed the provisions of SFAS 133 to determine if derivative accounting was required for the embedded conversion option in the series B preferred stock and whether that conversion option should be bifurcated from the preferred stock instrument. The Company analyzed the embedded conversion option following the guidance of EITF 00-19 to determine if the conversion option should be recorded as equity or a liability at the date of issuance of the preferred stock pursuant to the scope exception of paragraph 11(a) of SFAS 133. The Company concluded that the embedded conversion option met all the requirements under EITF 00-19 on the date of issuance to be recorded as an equity instrument.

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. (See Note 5) Because of this the Company might not have sufficient authorized shares in the future to settle conversions or exercises of other non-employee instruments. In addition the series B convertible preferred stock anti dilution provisions will be triggered upon conversions of the November 14, 2005 convertible debentures should their conversion price be less than the existing conversion price of the series B convertible preferred stock. As such the November 14, 2005 sale of convertible debentures caused the series B convertible preferred stock to be convertible into an indeterminate number of shares. Additionally, since the preferred stock does not embody a claim to a residual interest in the Company, it was determined to be more akin to a debt instrument as defined in SFAS133. As such, the Company determined that the conversion option should be bifurcated from the preferred stock instrument. Under the guidance of EITF 00-19, share settlement of the series B convertible preferred stock could no longer be considered to be within the control of the Company. The Company reclassified the embedded conversion option in the series B convertible preferred stock from equity to a liability based on the fair value of the conversion option on November 14, 2005 of $244,533. The Company re-measured the fair value of the embedded conversion option and recorded a gain of $127, 527and a charge of $103,707 for the change in fair value for the three and six months ended June 30, 2006, respectively, in its statement of operations. The fair value of the Series B conversion option is $362,795 and $251,293 at June 30, 2006 and December 31, 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the conversion option. The significant assumptions used include the actual period closing price of the Company's common stock ($0.30), applicable volatility rates (132.19%), remaining contractual life (2.12 years) and the period close risk free interest rate for the instruments remaining contractual life (5.23%).

In January 2006, the Company recorded the embedded conversion option in the dividend shares as a derivative liability at fair value of $17,129. In June 2006, 36,237 series B preferred shares were converted into 50,369 shares of common stock. Under the guidance of EITF 00-19 the Company re-measured the conversion option of these shares and reclassified the conversion liability of $9,158 to equity.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 10, 2010. On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock which expire on August 10, 2010.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Trilogy agreed to act as finder to seek financing and other strategic relationships for the Company. Under this agreement, if the Company received any financing from a qualified introduction during the fee agreement period, the Company would be required to pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and was to terminate one year following the termination of Trilogy as finder. Either Trilogy or the Company could terminate the agreement at any time. There are no assurances that Trilogy will be able to locate suitable investors or that the Company will close a transaction with investors introduced by Trilogy.

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requested to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement had an initial term of 12 months and was terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy was to be paid $12,500 per month and was issued 2,400,000 warrants to purchase shares of the Company's common stock (see Note 6). Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $600,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget of not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement.

On November 17, 2005 the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy. The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Securities Purchase Agreement the Company entered into on November 14, 2005 with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, II, LLC ("the Purchasers") for the sale of (i) $4,000,000 in secured convertible notes and
(ii) 4,000,000 warrants. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all rights, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company. The Company paid $78,000 related to this settlement as of June 30, 2006 with $42,000 allocated to the recovery of warrants.

On November 14, 2005, the Company entered into a Securities Purchase Agreement with the Purchasers for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to purchase 4,000,000 shares of our common stock. The warrants are issued pro rata upon each investment tranche. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. On November 15, 2005 the Purchasers received 1,000,000 warrants, January 4, 2006 the purchasers received 1,000,000 warrants, May 10, 2006 the purchasers received 600,000 warrants and on July 25, 2005 the purchasers received 500,000 warrants. Another 900,000 warrants will be issued to the Purchasers when the registration statement is declared effective.

Pursuant to an amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 378,445, 395,310, 173,580 and 133,776 shares of our common stock at an exercise price of $0.65 per share on November 14, 2005, January 4, 2006, May 10, 2006 and July 25,2006 respectively. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.211, $0.202, $0.277 and $0.299 for the first tranche, second tranche, and the first and second advance of the third tranche, respectively. Axiom will receive additional warrants when the registration statement is declared effective.

The convertible debentures issued in connection with the November 14, 2005 Securities Purchase Agreement are convertible into an indeterminate number of shares. Because of this the Company would not have sufficient authorized shares to settle exercises of the warrants issued to the Purchasers or Axiom on the date of issuance. In addition underlying shares of the Purchasers warrants were subject to the liquidating damages provisions of the Registration Rights Agreement. If the registration statement that was filed by the Company is not declared effective within 120 days from November 14, 2005 or fails to maintain effectiveness of the registration statement then the Company will be required to pay liquidated damages to the Purchasers in the amount of 2% per month on the outstanding principal amount of the convertible debentures in shares or cash. In accordance with the provisions of EITF 00-19 both the Purchasers and Axiom warrants were recorded as liabilities at their fair values on the date of issuance of $160,048 and $60,569, respectively. In January 2006, the warrants issued to both the Purchasers and Axiom in connection with the 2nd tranche was recorded as liabilities at their fair values on the date of issuance of $157,000 and $62,064, respectively. On May 10, 2006, the warrants issued to both the Purchasers and Axiom in connection with the advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $109,200 and $31,592, respectively. On July 25, 2006, the warrants issued to both the Purchasers and Axiom in connection with the second advance of the 3rd tranche was recorded as liabilities at their fair values on the date of issuance of $122,877 and $32,909, respectively. (See Note 5)

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. Because of this the Company might not have sufficient authorized shares in the future to settle exercises of its other issued warrants. Under the guidance of EITF 00-19, share settlement of the Company's other issued warrants could no longer be considered within their control. The Company reclassified these other warrants to a liability based on the fair value on November 14, 2005 of $636,412. The Company will re-measure the fair value of the warrants at the end of each reporting period and record the change in fair value in its statement of operations.

On January 30, 2006, Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed Martin ("Lockheed"). (See Note 9 -Litigation) Under the terms of the Settlement Agreement the Company agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company's common stock for $0.65 per share. Because of the convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement (See note 5) the Company might not have sufficient authorized shares in the future to settle exercises of these issued warrants. Under the guidance of EITF 00-19 the Company classified these warrants as liability based on their fair value of $94,500 on the date of grant.

The Company re-measured the fair value of all its issued warrants at June 30, 2006. The change in fair value for the six months ended June 30, 2006 was a charge of $579,741 and a gain of 175,648 for the three months ended June 30, 2006. The change of fair value is reported in the Company's statement of operations. The fair value of the warrants was $1,912,804 and $878,708 at June 30, 2006 and December 31, 2005, respectively. The Company used the Black Scholes Valuation model to determine the fair value of the warrants. The significant assumptions used include the actual period closing price of the Company's common stock ($0.30), remaining contractual life (from .50 - 9.50 years), applicable volatility rates (132.19%) and the period close risk free interest rate for the instruments remaining contractual life (5.18% - 5.38%).

A summary of warrant activity for the six months ended June 30, 2006 is as follows:

                                                   Weighted
                                                    Average
                                                    Exercise
                                         Shares      Price
                                        ---------   --------
        Outstanding, January 1, 2006    5,547,776    $  0.78

        Warrants granted                2,668,890       0.65

        Outstanding, June 30,2006       8,216,666       0.74

        Exercisable, June 30, 2006      8,216,666     $ 0.74


The following table summarizes warrants information as of June 30, 2006:

                                        Weighted                   Warrants
                         Number         Average     Weighted        Number
                     Outstanding at    Remaining     Average   Exercisable at
                        June 30,      Contractual   Exercise      June 30,
   Exercise Prices       2006             Life       Price          2006
   ---------------   --------------   -----------   --------   --------------
   0.97                1,232,208          6.18        0.97        1,232,208

   1.50                  218,189          0.47        1.50          218,189

   0.75                  465,000          3.46        0.75          465,000

   0.75                  703,934          4.11        0.75          703,934

   0.50                1,550,000          4.11        0.50        1,550,000

   0.65                1,378,445          4.38        0.65        1,378,445

   0.65                2,668,890          5.55        0.65        2,668,890
                       ---------          ----        ----        ---------
                       8,216,666          4.93        0.74        8,216,666
                       =========          ====        ====        =========

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 7 - Stock Option Plans

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

At June 30, 2006, and December 31, 2005 options to purchase 3,586,057 and 3,841,493 shares of common stock were outstanding, respectively. These options have exercise prices ranging from $0.55 to $4.00 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property. On June 26, 2006 our stockholders approved to amend the 2005 Plan to increase the number of grants available under the Plan from 5,000,000 to 10,000,000.

As of June 30, 2006, 4,690,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 4,360,000 were stock option grants. As of December 31, 2005, 3,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 2,883,000 were stock options. On March 14, 2006 the Company granted 30,000 stock options to purchase 30,000 shares of its common stock from its 2005 Incentive Plan to each of its outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to the Company for the first nine months of 2006. These 10 year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from the Company's 2005 Incentive Plan for their service to the Company in 2006. The 10 year stock options vest immediately and have an exercise price of $0.24 per share. The Company's audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of its common stock at an exercise price of $0.24 per share from the Company's 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. On the same date, the Board of Directors granted the Company's Senior Vice President 667,000 stock options to purchase 667,000 shares of the Company's common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant. The fair value of the option grants have been recorded as a compensation charge in accordance with SFAS 123(R).

EITF 00-19 requires that the classification of contracts that could result in derivative instruments be reassessed at each balance sheet date. The convertible debentures issued in connection with the November 14, 2005 Securities Purchase agreement are convertible into an indeterminate number of shares. (see Note 5). Because of this the Company might not have sufficient authorized shares in the future to settle exercises of its non employee issued stock options. Under the guidance of EITF 00-19, share settlement of the Company's non employee issued stock options could no longer considered to be within the their control. The Company reclassified these non employee stock options to a liability based on the fair value of the stock options on November 14, 2005 of $104,927. The Company re-measured the fair value of the non employee stock options. For the six months and the three months period ended June 30, 2006 a charge of $39,942 and a gain of $25,753, respectively, was recorded as a change in fair value in its statement of operations. The fair value of the Company's non employee stock options was $144,425and $104,483 at June 30, 2006 and December 31, 2005,
respectively. The Company used the Black Scholes Valuation model to determine the fair value. The significant assumptions used include the actual period closing price of the Company's common stock ($0.30), applicable volatility rates (132.19%), remaining contractual life (0.42 -4.18 years) and the period close risk free interest rate for the instruments remaining contractual life (5.020%-5.270%).

NOTE 8 - License Agreements

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company was contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company also was obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. On February 13, 2006 in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

In September 1998, the Company entered into a license agreement with Lockheed pursuant to which the Company initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time the Company entered into the license agreement with Lockheed, it believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues the Company derived from utilization of the EQWIP technology.

In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. (Note 9, Commitments and Contingencies, Litigation).

On January 30, 2006, the Company paid Lockheed $225,000 and issued 500,000 ten year warrants at an exercise price of $0.65 and a fair value of $94,500, as part of a settlement agreement and mutual release which terminates the exclusive license and definitive contract and releases the Company from any and all claims, demands and obligations. (Note 9, Litigation). The Company does not believe that the termination of the license granted under the agreement with Lockheed will have a significant impact on its business. In accordance with the provisions of EITF 00-19, the warrants were recorded as a liability at fair value on the date of grant. The Company will re-measure the fair value at the end of each recording period and record the change in fair value in its statement of operation.

NOTE 9 - Commitments and Contingencies

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 430,500 Euros or $540,000 (at the current exchange rate) as of June 30, 2006. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space, which lease expires November 30, 2009.

Future annual minimum lease payments under non-cancelable operating leases and arrangements as of June 30, 2006 are as follows:

                                                    Amount
                                                   --------
             Six Months Ending December 31, 2006    $41,200
             Year Ending December 31, 2007           62,800
             Year Ending December 31, 2008           65,100
             Year Ending December 31, 2009           61,800
                                                   --------
                          Total                    $230,900
                                                   ========


Rent expenses charged to operations were $41,725 and $32,747 for the six months ended June 30, 2006 and June 30, 2005, respectively. Rent expense charged to operations for the three months ended June 30, 2006 and June 30, 2005 and for period February 7, 1997 (inception) to June 30, 2006 amounted to $25,471, $14,218, and $290,338, respectively

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believed that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed from the Company, the license agreement by its terms had become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believed that it had no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed believed that royalties were due and had demanded payment.. The Company had conducted exploratory discussions with Lockheed regarding terms for a potential settlement of this matter in order to avoid these potential substantial litigation costs and other professional fees.

On January 30, 2006, Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning EQWIP technology the Company and Lockheed entered into on September 29, 1998 ("License Agreement") and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that the Company and Lockheed entered into on June 24, 1998 (the "Definitive Contract"). Under the terms of the Settlement Agreement the Company agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and the Company also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from the Company, at any time prior to December 28, 2015, one share of the Company's common stock for $0.65 per share. In consideration for this settlement payment, Lockheed has agreed to release the Company and terminate all prior agreements and understandings between Lockheed and the Company, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement;
(ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, the Company agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. The Company does not believe that the loss the license granted under the agreement with Lockheed will have a significant impact on it. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties have recently completed discovery and a final pretrial conference was held on August 17, 2005. On June 5, 2006 we entered into a Settlement and Release Agreement ("Agreement") with our former Chief Financial Officer. The Agreement disposes of and resolves all disputes, claims, issues and differences between us.

The former CFO will receive the sum of $220,000 as a full and final settlement of the Action. ("Settlement Amount"). The Settlement Amount shall be paid as follows: (a) $30,000 was paid to counsel for the former CFO within five business days of the execution of this Agreement to be held in escrow until the filing of the dismissal. (b) the sum of $70,000 shall be paid to counsel for the former CFO either, in our sole and exclusive discretion, as one payment to be made within five business days upon completion of any single financing received by us of $1,400,000 of gross proceeds or more or, in the event of our receipt of financing of less than $1,400,000 of gross proceeds, in multiple payments based upon a percentage, calculated by dividing the amount of the interim funding by the total financing amount of $2,000,000 and multiplying that percentage by $100,000 and (c) the additional sum of $120,000 shall be paid to the former CFO in twelve (12) monthly installments of $10,000, to be paid on the fifteenth
(15th) of each month, beginning no sooner than thirty (30) days after completion of the second settlement payment or the date of the final payment of the $70,000 referenced above.

The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting Agreements

On February 13, 2006, the Company entered into a letter of agreement with The Investor Relations Group, Inc. ("IRG"). Under the Agreement, on a month to month basis, IRG will provide investor relations services for the Company. In consideration for its services, the Company will pay IRG $10,000 per month. In addition, the Company delivered 325,000 restricted shares of the Company's common stock to IRG. These shares will be restricted for a period of two years from the date of execution of the Agreement. The restricted shares had a fair value of $61,750 on the date of grant. The Company recorded the expense of the restricted stock at its fair value in its statement of operation.

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of the Company's common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. The Company paid the $55,000 bonus to Mr. O'Connor in two equal installments, April 2005 and January 2006. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor
(1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On March 14, 2006 the Board of Directors approved a performance bonus of $28,000 in accordance with Mr. O'Connor's employment agreement. The payment will be deferred until such time the CEO in his sole discretion, determines the Company's financial situation supports such payment.On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the Board of Directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a Board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. On February 13, 2006 in accordance with the 2005 amended settlement agreement, the Company issued 12,000 restricted shares of its common stock to Dr. Anbar. The fair value of the stock was $2,280 on the date of grant. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

The following table summarizes the aggregate commitments under employment and related agreement obligations as of June 30, 2006:

                                              Aggregate
                                              Commitment
                                              ----------
          Six months ending December 31,2006   $302,500
            Year ending December 31, 2007       291,500
            Year ending December 31, 2008       195,000
                                               --------

                        Totals                 $789,000
                                               ========


NOTE 10 - Related Party Transactions

Among the purchasers of the Company's series A convertible preferred stock were Jed Schutz and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. A former director, George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock at an exercise price of $0.50. Mr. Benedict resigned from our board effective December 31, 2005. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants.

Among the purchasers of the Company's series B convertible preferred stock were Jed Schutz, Joseph T. Casey,Dr. Michael Davis, each of whom is a director of the Company and former director George Benedict. Mr. Schutz and Mr. Benedict each purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000, and issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

On January 3, 2006, we issued shares of our series A and series B convertible preferred stock as dividends in-kind to the holders of our series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of our company at the close of business on the applicable record date, which was December 15, 2005. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each received 48,616 shares of series A convertible preferred stock as dividends. Our former director, George Benedict received 19,447 shares of series A convertible preferred stock as dividends. Joseph Casey, as co-trustee for the Casey Living Trust was issued 8,869 shares of series B preferred stock as dividends. Jed Schutz and George Benedict each received 5,913 shares and Michael Davis received 591 shares of series B preferred stock as dividends.

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, the Company entered into a consulting agreement with Mark A. Fauci, a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of the obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments commenced on October 1, 2005. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, the Company's President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to the Purchasers , their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of the Company's common stock issued in the Company's name, and (ii) to grant to ,their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

During 2005, Dr. Michael Davis, the Chairperson of the Executive Committee of the Board of Directors was compensated $95,000 for his service in this role to the Company. By unanimous consent of the Board of Directors on December 13, 2005, the Executive Committee was disbanded effective December 31, 2005 in keeping with the long term strategic plan to reorganize and restructure our Board. The Company offered Dr. Davis a new consulting contract in January 2006, whereby he will provide medical and scientific expertise for the Company. Dr, Davis will be compensated $5,000 per month for his consulting services. This agreement was amended in May 2006. Dr. Davis' compensation will be reduced to $2,500 per month during June, July and August 2006.

NOTE 11 - Subsequent Events

On July 25, 2006 the Company received a 2nd advance in the amount of $500,000 on the remaining $1,400,000 of the final tranche from the purchasers in the November 2005 Securities Purchase Agreement. The remaining $900,000 will be paid within two days of the effectiveness of the registration statement under the terms of the agreement. In accordance with the terms of the Securities Purchase Agreement, the Company issued to the purchasers 500,000 five year warrants to purchase 500,000 shares of its common stock at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. Upon the effectiveness of the registration statement, after the Company receives the remaining $900,000, it will issue to the purchasers 900,000 warrants under the same terms.

Pursuant to the amended Finder's Fee Agreement, between Axiom and the Company, Axiom received five year warrants to purchase 133,776 shares of our common stock at an exercise price of $0.65 per share on July 25, 2006. The warrants are exercisable for a period of five years from date of issuance. The number of warrants issued was computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants are issued pro rata upon each investment tranche. The initial market price was $0.299 for the advance of the third tranche. Axiom will receive additional warrants when the registration statement is declared effective. Also, pursuant to the amended Finder's Fee Agreement, Axiom earned a 6.5% finders fee on the proceeds received in the Securities Purchase Agreement. Axiom received $32,500 on August 1, 2006 and will receive $58,500 when the registration statement is declared effective.

On September 5, 2006, the Company signed an amended agreement to the November 14, 2005 Securities Purchase Agreement. The Company and the Purchasers agreed to amend the Security Purchase Agreement to reduce the sale to an aggregate of $3,100,000 from $4,000,000 principal amount of secured convertible notes. The amended securities purchase agreement also reduces the total number of warrants to be issued by the Company to the purchasers from an aggregate of 4,000,000 to 3,100,000. On September 5, 2006, the Company signed an amendment to the registration rights agreement to register no greater than 30% of the total issued and outstanding shares of common stock of the Company for the underlying shares of the convertible notes issued in the Securities Purchase Agreement. Pursuant to the amended Securities Purchase Agreement, Axiom will not receive the final finder's fee payment of $58,500 when the registration statement is declared effective.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $775,000 in secured convertible notes and
(ii) warrants to purchase 20,000,000 shares of the Company's common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide the Company with the funds as follows:

o     $275,000 was disbursed on September 12, 2006;

o     $250,000 will be disbursed on October 3, 2006 and

o     $250,000 will be disbursed on November 3, 2006.

The proceeds of the offering will be used support the Company's commercialization activities for its BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless the Company's common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At the Company's option, in any month where the current stock price is below the Initial Market Price which is $0.30, the Company can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the Purchasers a security interest in substantially all of the Company's assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 30 days of receipt of written demand of the Purchasers, which will include the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, the Company is required to pay liquidated damages to the Purchasers. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the Company's election, in an amount equal to 2% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or takes such other action as would otherwise result in dilution of the selling stockholder's position.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

The Company reviewed the provisions of EITF 00-19 to determine if the conversion option and the detachable warrants should be accounted for as derivative financial instruments. The convertible notes are convertible into an indeterminate number of shares. The conversion option and warrants shares are subject to registration rights penalties with provisions that are outside the Company's control. As such the conversion option and detachable warrants are required to be recorded as liabilities at their fair value on the date of issuance under the guidance on EITF 00-19. The secured convertible debentures will be recorded at the residual value of the instruments. The debt discount recorded on our secured convertible notes will be amortized over the three-year life of the instrument using the effective interest rate method. In accordance with SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", at each reporting period these liabilities will be adjusted for changes in their fair value. The conversion option is valued at its intrinsic value because of the 40% discount to current market prices of the Company's common stock and the detachable warrants are valued using the Black Scholes valuation model. The period-to-period changes in fair value will be recorded as either an addition or charge to earnings. These additions or charges have no cash effect over the life of the instrument.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about the company and their investment, the Purchasers took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The Securities Purchase Agreement as described above, upon conversion of notes, will trigger the anti-dilution provisions in the Company's Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. At September 12, 2006 every 1 share of series A preferred stock held can be converted into 3.03 shares of common stock for a total of 5,609,812 shares of common stock and every 1 share of series B preferred stock held can be converted into 1.52 shares of common stock for a total of 2,026,817 shares of common stock.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                             UP TO 9,234,942 SHARES

                                     OF OUR

                                 OF COMMON STOCK

                                TABLE OF CONTENTS

                                       Page

 Cautionary Note Regarding
   Forward-Looking Statements            ii
 Prospectus Summary                       1
 Risk Factors                             3
 Use of Proceeds                          9          ADVANCED BIOPHOTONICS INC.
 Market For Common Equity And
   Related Stockholder Matters            9
 Management's Discussion And
   Analysis and Results of Operations    10
 Business                                25
 Description of Property                 33
 Legal Proceedings                       33
 Management                              35
 Executive Compensation                  40
 Certain Relationships And
   Related Transactions                  49               ________________
 Security Ownership Of Certain
   Beneficial Owners And Management      51                 PROSPECTUS
 Description of Securities               53               ________________
 Indemnification for Securities
   Act Liabilities                       56
 Plan of Distribution                    56
 Selling Stockholders                    58
 Legal Matters                           62
 Experts                                 62
 Changes In And Disagreements With
   Accountants On Accounting And
   Financial Disclosure                  62
 Available Information                   62
 Index To Financial Statements           63             September 13, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


    SEC Registration fee                          $   247.04
    Accounting fees and expenses                   70,000.00*
    Legal fees and expenses                        50,000.00*
    Miscellaneous                                     752.96*
                                                 ------------
                                          TOTAL  $121,000.00*
                                                 ============

----------
* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period January 2006 through September 2006.

On September 12, 2006, we entered into a Securities Purchase Agreement with four accredited investors for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of our common stock.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.3125 per share for each trading day of a month, in which event no interest is payable during such month. Any interest not paid when due bear interest of 15% per annum from the date due until the same is paid. The secured convertible notes mature three years from the date of issuance, and are convertible into common stock, at the investors' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the Initial Market Price which is $0.30, we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.30 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In addition, the exercise price of the warrants (and the conversion price of the secured convertible notes) will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

In June 2006, a holder of our series B preferred stock converted an aggregate of 36,237 preferred shares into an aggregate of 50,369 shares of our common stock.

On March 14, 2006 we granted 30,000 stock options to purchase 30,000 shares of our common stock from our 2005 Incentive Plan to each of our outside Board of Directors in lieu of cash payment for their participation, attendance at meetings and service to us for the first nine months of 2006. These 10 year stock options vest immediately and have an exercise price of $0.24 per share. Each outside director was also granted 150,000 stock options to purchase shares of common stock from our 2005 Incentive Plan for their service to us in 2006. The 10-year stock options vest immediately and have an exercise price of $0.24 per share. Our audit committee chairperson will receive 30,000 stock options to purchase 30,000 shares of our common stock at an exercise price of $0.24 per share from our 2005 Incentive Plan. In aggregate the 1,110,000 options granted to the outside members of the Board of Directors had a fair value of $258,630 on the date of the grant. The fair value of the options will be recorded as a compensation charge in the first quarter of 2006 in accordance with SFAS 123(R).

On February 13, 2006, we entered into a letter of agreement with The Investor Relations Group, Inc. Under the Agreement IRG will provide investor relations services for us. In consideration for its services, we will pay IRG $10,000 per month. In addition, we delivered 325,000 restricted shares of our common stock to IRG with a fair value of $61,750 on the date of the grant. These shares will be restricted for a period of two years from the date of execution of the Agreement.

On February 13, 2006, we issued 12,000 shares of our restricted stock to Dr. Michael Anbar as part of the February 2005 two-year consulting agreement with the fair value of $2,280 on the date of grant. The stock is compensation for Dr. Anbar's work with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts.

On January 30, 2006, we entered into a settlement agreement and mutual release with Lockheed. The Settlement Agreement terminates the Exclusive License Agreement concerning Enhanced Quantum Well Infrared Photodetector technology us and Lockheed entered into on September 29, 1998 and Definitive Contract No. 6249801 concerning the fabrication of Focal Plan Arrays that we and Lockheed entered into on June 24, 1998. Under the terms of the Settlement Agreement we agreed to pay a one-time, fully paid up license fee of $225,000 to Lockheed and we also agreed to issue 500,000 warrants to Lockheed, with each such warrant entitling Lockheed to purchase from us, at any time prior to the expiration date, one share of our common stock for $0.65 per share; such warrants shall expire on December 28, 2015. In consideration for this settlement payment, Lockheed has agreed to release us and terminate all prior agreements and understandings between Lockheed and us, including but not limited to any and all claims which relate to, arise from, or are in any manner connected to: (i) the License Agreement; (ii) the Definitive Contract; or (iii) any claimed license fees or other monetary consideration, whether accrued or not. In addition, we agreed to cease using any of the EQWIP technology that was the subject of the patents referenced in the License Agreement. We do not believe that the loss the license granted under the agreement with Lockheed will have a significant impact on us. The fair value of the warrants issued in the settlement was $94,500 on the date of the grant.

On January 9, 2006, we hired Robert P. Ellis as our Senior Vice President, Business Development. On March 14, 2006, the Board of Directors granted Mr. Ellis 667,000 stock options to purchase 667,000 shares of our common stock at an exercise price of $0.30 per share. The 667,000 stock options vest over a three year period with 25% vesting immediately and the balance vesting equally over each remaining year. In aggregate, the fair value of the stock options issued to Mr. Ellis was $137,402 on the date of the grant and will be recorded as a compensation charge ratably as the options vest in accordance with SFAS 123(R).

On January 3, 2006, we issued shares of its series A and series B convertible preferred stock as dividends in-kind to the holders of its series A and B convertible preferred stock. Dividends were payable to holders of record as they appear in the stockholder records of our company at the close of business on the applicable record date, which was December 15, 2005.

Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). Holders of series A preferred stock were issued 301,423 shares of series A preferred stock convertible We inadvertently issued an additional 183,628 series A preferred dividend shares in lieu of cash dividends than the holders were required to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates and thereafter we will issue an aggregate of 117,795 series A preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

Holders of our series B preferred stock are entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board). The holders of series B preferred stock were issued of 76,467 shares of series B preferred stock. We inadvertently issued an additional 16,701 series B preferred dividend shares in lieu of cash dividends than the holders were required to receive. We intend to send a notice letter to the holders requesting the shareholders return the certificates for cancellation and thereafter we will issue an aggregate of 59,766 series B preferred dividend shares. The 10 day volume-weighted average price of our common stock was $0.206.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. On September 5, 2006, we entered into an amendment to the securities purchase agreement to reduce the sale to an aggregate of $3,100,000 principal amount of secured convertible notes and an aggregate of 3,100,000 warrants to purchase shares of common stock. The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. and us, Axiom will earn a finders fee on the November 14, 2005 Securities Purchase Agreement of $260,000. The finders fee was reduced to $201,500 in accordance to the September 5, 2006 amendment to the securities purchase agreement. The amounts of $65,000 was paid on each of November 16, 2005 and January 6, 2006 $39,000 was paid on May 12, 2006, and $32,500 was paid on August 1, 2006. In addition, Axiom has received five year warrants to purchase shares of our common stock at an exercise price of $0.65 per share, 378,445 of which were granted on November 14, 2005, 395,310 of which were granted on January 4, 2006, 173,580 were granted May 10, 2006 and 133,775 were granted on July 25, 2006. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price of (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche. The initial market price was $0.211 , $0.202, $0.277, $0.299 for the 1st tranche, 2 tranche and 1st and final advance of 3rd tranche, respectively.

The Securities Purchase Agreement as described above, triggered the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock if the conversion price, 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion, is less than the 30 day volume-weighted average price of the common stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. The conversion price of the Series A and Series B preferred stock shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying: (i) the conversion price in effect immediately prior thereto; by (ii) a fraction, (A) the numerator of which shall be the sum of the number of shares of common stock outstanding immediately prior to the issuance of such dilutive securities and the number of shares of common stock which the aggregate consideration received for the issuance of such dilutive securities would purchase at the Reference Price which is the 30-day volume-weighted average price of the Company's common stock and (B) the denominator of which shall be the number of shares of common stock outstanding immediately after the issuance of such dilutive securities (assuming the conversion to common stock of all such dilutive securities that are derivative securities). As described above, on September 12, 2006, we entered into a Securities Purchase Agreement with four accredited investors for the sale of (i) $775,000 in secured convertible notes and (ii) warrants to purchase 20,000,000 shares of our common stock. This triggered the aforementioned anti-dilution provisions of our Series A and Series B preferred stock which will result in issuing an aggregate of 5,609,812 and 2,026,817 shares of our common stock, respectively, upon conversion.

On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, we issued additional five year warrants to purchase 1,550,000 shares of our common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. We recorded a charge in the form of a deemed dividend of approximately $449,500 for the fair value of those warrants during the fourth quarter of 2005.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Advanced BioPhotonics Inc. or executive officers of Advanced BioPhotonics Inc., and transfer was restricted by Advanced BioPhotonics Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.    Description
-----------    ------------------------------------------------------------

2.1 Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc. and OmniCorder Technologies, Inc.(1)

3.1            Amended and Restated Articles of Incorporation.(1)

3.2            Articles of Amendment to Amended and Restated Articles of
               Incorporation(2)

3.3            By-laws.(3)

3.4 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(4)

3.5 Amended Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(7)

3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.(7)

4.1 Form of Warrant Certificate to Purchase Common Stock issued with the Series B Convertible Preferred Stock.(7)

4.2            Form of Warrant to Purchase Common Stock. (4)

4.3            Form of Subscription Rights Certificate.(6)

5.1            Opinion of Sichenzia Ross Friedman Ference LLP.*

10.1           Employment Agreement, dated as of December 19, 2003, between Mark
               A. Fauci and OmniCorder Technologies, Inc., as assigned to Promos, Inc.(1)

10.2 Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc., Judith F. Harayda and Stephan R. Levy.(1)

10.3           Form of Private Placement Subscription Agreement.(1)

10.4           Registration Rights Letter.(1)

10.5           1998 Stock Option Plan, as amended.(5)

10.6 License Agreement, dated as of May 11, 1998, between California Institute of Technology and OmniCorder Technologies, Inc., with amendments.(3)

10.7 Exclusive License Agreement, dated as of September 29, 1998, between Lockheed Martin Corporation and OmniCorder Technologies, Inc.(3)

10.8 Option Agreement, dated March 19, 1997, between Michael A. Anbar and OmniCorder Technologies, Inc., with amendments.(3)

10.9 Exclusive Sale Agreement, dated February 2000, between AEG Infrarot-Module GmbH and OmniCorder Technologies, Inc.(3)

10.10 Agreement, dated August 12, 2003, between the Department of Defense and OmniCorder Technologies, Inc.(3)

10.11 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers. (3)

10.12 Employment Agreement, dated as of February 9, 2004, between Loring D. Anderson and OmniCorder Technologies, Inc. (7)

10.13          2005 Incentive Compensation Plan.(8)

10.14 Securities Purchase Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (11)

10.15 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated November 14, 2005. (9)

10.16 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated November 14, 2005. (9)

10.17 Callable Secured Convertible Note issued to AJW Partners, LLC, dated November 14, 2005. (9)

10.18 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated November 14, 2005. (9)

10.19 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 14, 2005.

10.20 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated November 14, 2005. (9)

10.21 Stock Purchase Warrant issued to AJW Partners, LLC, dated November 14, 2005. (9)

10.22 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated November 14, 2005. (9)

10.23 Registration Rights Agreement, dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

10.24 Security Agreement, dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

10.25 Intellectual Property Security Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

10.26 Guaranty and Pledge Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc., Denis A. O'Connor, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

10.27 Employment Agreement dated February 28, 2005 between OmniCorder Technologies, Inc. and Denis A. O'Connor. (10)

10.28 Engagement Letter dated September 23, 2005 between Advanced BioPhotonics Inc. and Axiom Capital Management, Inc. (11)

10.29 Settlement and Mutual Release dated November 17, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc. (11)

10.30 Consulting Agreement dated as of March 1, 2005 by and between Advanced BioPhotonics Inc. and Mark Fauci. (11)

10.31 Option Agreement to Purchase Exclusive License dated March 19, 1997 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar. (11)

10.32 Amendments to Option Agreement to Purchase Exclusive License dated July 25, 1997 and September 13, 1997 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar. (11)

10.33 Amendment to Option Agreement to Purchase Exclusive License dated March 19, 1998 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar. (11)

10.34 Settlement Agreement dated as of October 3, 2001 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar. (11)

10.35 Consulting Agreement and Amendment to Settlement Agreement dated as of February 17, 2005 by and between OmniCorder Technologies, Inc. and Dr. Michael Anbar. (11)

10.36 Finder's Fee Agreement dated as of July 25, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.
               (12)

10.37 Letter of Engagement dated as of September 14, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc. (12)

10.38 Consulting Agreement dated as of July 14, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.
               (12)

10.39 Letter Agreement dated as of July 14, 2005 by and between Advanced BioPhotonics Inc. and Trilogy Capital Partners, Inc.
               (13)

10.40 Settlement Agreement and Mutual Release dated as of January 18, 2006 between the Company and Lockheed Martin Corporation.(13)

10.41 Settlement Agreement and Mutual Release by and between the Company and Kevin McQuade.(13)

10.42 Consulting Agreement dated as of January 1, 2006 by and between Advanced BioPhotonics Inc. and Dr. Michael A. Davis. (14)

10.43 Amendment to the Consulting Agreement dated as of May 10, 2006 by and between Advanced BioPhotonics Inc. and Dr. Michael A. Davis.
               (14)

10.44 Amendment No. 1 to the Securities Purchase Agreement dated as September 5, 2006 by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.*

10.45 Amend No.1 to Registration Rights Agreement dated as of September 5, 2006 by and among advanced BioPhotonics Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

23.1           Consent of Sichenzia Ross Friedman Ference LLP (included in
               Exhibit 5.1).*

23.2           Consent of Marcum & Kliegman LLP.*

99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc. (6)

99.2 Form of Warrant Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.(6)

99.3           Form of Letter to Stockholders.(6)

99.4           Form W-9, Request for Taxpayer Identification Number and
               Certification.(6)

99.5 Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.(7)

99.6           Form of Letter to Brokers.(6)

99.7           Form of Letter to Clients.(6)

99.8           Form of Beneficial Owner Election Form.(6)

99.9           Form of Nominee Holder Certification.(6)

99.10          Form of DTC Participant Over-Subscription Form.

----------


* Filed herewith.

(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 19, 2003 (filed on January 5, 2004).

(2) Incorporated by reference from the exhibits filed with the definitive Proxy Statement, dated May 16, 2005 (filed on May 16, 2005).

(3) Incorporated by reference from the exhibits filed with the Annual Report on Form 10-KSB, dated December 31, 2003 (filed on April 15, 2004).

(4) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 14, 2004 (filed on December 20, 2004).

(5) Incorporated by reference from the exhibits filed with the definitive Information Statement on Schedule 14C, dated February 3, 2004 (filed on February 3, 2004).

(6) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2 filed on June 27, 2005.

(7) Previously filed.

(8) Incorporated by reference from the exhibits filed with OmniCorder Technologies' preliminary proxy statement (filed on May 5, 2005).

(9) Incorporated by reference from the exhibits filed with Advanced BioPhotonics Inc.'s Current Report on Form 8-K filed on November 16, 2005).

(10) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated March 4, 2005 (filed on March 14, 2005).

(11) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on February 13, 2006.

(12) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on April 7, 2006.

(13) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on June 5, 2006.

(14) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2/A filed on June 30, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on September 13, 2006

                           ADVANCED BIOPHOTONICS INC.

                           BY: /S/ DENIS A. O'CONNOR
                              -------------------------------------
                              DENIS A. O'CONNOR
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              (PRINCIPAL EXECUTIVE OFFICER)

                            BY: /S/ CELIA I. SCHIFFNER
                               -------------------------------------
                               CELIA I. SCHIFFNER
                               CONTROLLER
                               (PRINCIPAL FINANCIAL OFFICER)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/S/ DENIS A. O'CONNOR             DIRECTOR AND PRESIDENT AND   SEPTEMBER 13, 2006
-------------------------------   CHIEF EXECUTIVE OFFICER
DENIS A. O'CONNOR                (PRINCIPAL EXECUTIVE OFFICER)

/S/ CELIA I. SCHIFFNER            CONTROLLER                   SEPTEMBER 13, 2006
(PRINCIPAL FINANCIAL OFFICER)
-------------------------------
CELIA I. SCHIFFNER

/S/ MICHAEL A. DAVIS              DIRECTOR                     SEPTEMBER 13, 2006
-------------------------------
MICHAEL A. DAVIS, M.D., D.SC.

/S/ JED SCHUTZ                    DIRECTOR                     SEPTEMBER 13, 2006
-------------------------------
JED SCHUTZ

/S/ JOSEPH T. CASEY               DIRECTOR                     SEPTEMBER 13, 2006
-------------------------------
JOSEPH T. CASEY

/S/ WILLIAM J. WAGNER             DIRECTOR                     SEPTEMBER 13, 2006
-------------------------------
WILLIAM J. WAGNER

/S/ JAMES WAVLE                   DIRECTOR                     SEPTEMBER 13, 2006
-------------------------------
JAMES WAVLE

/S/MARK A. FAUCI                  DIRECTOR                     SEPTEMBER 13, 2006
-------------------------------
MARK A. FAUCI